SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[  ]     Confidential, for use of the Commission only (as permitted by
          Rule 14a-6(e)(2))

[  ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            First Banks America, Inc.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ]     No fee required

[X]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1)  Title of each class of securities to which transaction applies:
              Common stock of First Bank & Trust
              ----------------------------------

         (2)  Aggregate number of securities to which transaction applies:
              4,725,396
              ---------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
              $21.76 (book value as of 7/31/00)
              ------------------------------------

         (4)  Proposed maximum aggregate value of transaction: $102,824,617
                                                               ------------

         (5)  Total fee paid: $20,564.92
                              ----------

[  ]     Fee paid previously with preliminary materials.

[  ]     Check box  if  any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing  Party:


         (4)      Date Filed:

                                 John S. Daniels
                                 Attorney at Law
                          6440 North Central Expressway
                                    Suite 503
                               Dallas, Texas 75206


                                 August 24, 2000


Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549


 Re: Preliminary Proxy Statement of First Banks America, Inc. for Annual Meeting of Stockholders

Ladies and Gentlemen:

         Pursuant to Rule 14a-6 under the Securities Exchange Act of 1934, enclosed on behalf of my client, First Banks America, Inc., are a Notice of Annual Meeting, a preliminary Proxy Statement and form of Proxy in the form that such materials are intended to be mailed to stockholders on or about September 7, 2000. Also enclosed is a Schedule 14A Information cover sheet setting forth required information. The filing fee reflected on the cover sheet has been paid in accordance with Commission procedures.

         If you require any additional information regarding this filing, please contact the undersigned at (214) 368-9405.


                                               Sincerely,

                                               /s/ John S. Daniels
                                               -------------------
                                               John S. Daniels

                            First Banks America, Inc.
                                135 North Meramec
                             Clayton, Missouri 63105

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held Wednesday, October 4, 2000

To the Stockholders of First Banks America, Inc.:

         Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of First Banks America, Inc., a Delaware corporation ("FBA"), will be held at 135 North Meramec, Clayton, Missouri, on Wednesday, October 4, 2000 at 4:00 p.m., local time, for the following purposes:

                  (1) To approve the acquisition of First Bank & Trust, a California banking corporation owned by FBA's parent, First Banks, Inc., and the related issuance of 6,530,769 shares of FBA common stock to First Banks, Inc.;

                  (2) To elect  seven  directors  to serve until the next Annual
         Meeting  and  until  their   successors  have  been  duly  elected  and
         qualified; and

                  (3) To transact any and all other business as may properly be presented at the meeting and any adjournment(s) thereof.

         The Board of Directors has fixed the close of business on August 15, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. The stock transfer books will not be closed. A list of stockholders entitled to vote at the meeting will be available for examination at FBA's main office for ten (10) days prior to the meeting.

         You are cordially invited to attend the Annual Meeting. However, whether or not you plan to be present, we urge you to promptly mark, sign, date and return the accompanying proxy in the enclosed, self-addressed, stamped envelope, so that your shares may be voted in accordance with your wishes.

         We will return your proxy to you if you request us to do so in the manner described on page 2 of the enclosed Proxy Statement. Prompt response by our stockholders will reduce the time and expense of solicitation.

                                             By Order of the Board of Directors,



Clayton, Missouri                                    /s/ ALLEN H. BLAKE,
                                                     -------------------
September 7, 2000                                    Secretary

                            First Banks America, Inc.
                                135 North Meramec
                             Clayton, Missouri 63105

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                    To Be Held on Wednesday, October 4, 2000



                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is being furnished to stockholders of First Banks America, Inc., a Delaware corporation ("FBA"), in connection with the solicitation by the Board of Directors of FBA of proxies to be voted at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, October 4, 2000, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) thereof. This Proxy Statement and the enclosed form of proxy are first being mailed to the stockholders on or about September 7, 2000.

         The accompanying form of proxy is designed to permit each holder of FBA's common stock, par value $.15 per share ("common stock"), (1) to vote for or against the acquisition of First Bank & Trust, a California bank currently owned by FBA's parent, First Banks, Inc., pursuant to an Agreement and Plan of Reorganization, as amended, and the related issuance of 6,530,769 shares of common stock to First Banks, Inc., as described herein (see the discussion under the caption "PROPOSAL NUMBER 1"); (2) to vote for or withhold voting for any or all of the seven nominees for director of FBA listed on the proxy (see "PROPOSAL NUMBER 2"; and (3) to authorize the named proxies to vote in their discretion with respect to any other proposal properly presented at the Annual Meeting.

         As of August 15, 2000, the record date for determining the stockholders entitled to vote at the Annual Meeting ("Record Date"), there were 5,587,934 shares of voting stock outstanding, consisting of 3,087,934 shares of common stock and 2,500,000 shares of Class B common stock. 2,210,581 of the outstanding shares of common stock and all of the outstanding shares of Class B common stock are owned by First Banks, Inc., a Missouri corporation ("First Banks"). Each share of common stock and of Class B common stock is entitled to one vote in the election of each director. By virtue of its ownership of the common stock and Class B common stock referred to above, First Banks controlled 84.33% of all shares entitled to vote at the Annual Meeting as of the record date.

         First Banks is owned by trusts created and administered by and for the benefit of James F. Dierberg and members of his immediate family. Mr. Dierberg is the Chairman of the Board, Chief Executive Officer and President of FBA. Mr. Dierberg is also Chairman of the Board and Chief Executive Officer of First Banks. The other executive officers and directors of FBA were the record holders of 34,738 shares of common stock as of the Record Date.

         When a stockholder's proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specification is made, the accompanying form of proxy will be voted at the Annual Meeting and any adjournment(s) thereof FOR the acquisition of First Bank & Trust, FOR the election of the nominees listed herein under the caption "ELECTION OF DIRECTORS" and at the discretion of the proxies on any other business which may be properly presented at the Annual Meeting and any adjournment(s) thereof.

         FBA encourages the personal attendance of stockholders at the Annual Meeting, and execution of the accompanying proxy will not affect a stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder giving a proxy has the right to revoke it by giving written notice of revocation to the Secretary of FBA at its principal executive offices at any time before the proxy is voted, or by executing and delivering a later-dated proxy, or by attending the Annual Meeting and voting his or her shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by FBA at or prior to the Annual Meeting. Revocation will not affect a vote on any matters taken prior to receipt of the revocation. Mere attendance at the Annual Meeting will not revoke the proxy.

         The total cost of the solicitation of proxies pursuant to this Proxy Statement will be borne by FBA. Proxies may be solicited by directors, officers and employees of FBA without special remuneration. Banks, brokerage houses and other custodians, nominees and fiduciaries who forward soliciting material to the beneficial owners of shares of common stock entitled to vote at the meeting will be reimbursed by FBA for their out-of-pocket expenses incurred in this connection. In addition to the mails and other delivery services, proxies may be solicited by personal interviews, telephone or telegraph.

         The Annual Report to Stockholders covering FBA's fiscal year ended December 31, 1999, including audited financial statements, has been previously mailed to stockholders. The Annual Report does not form any part of the proxy solicitation material. Additional copies of the 1999 Annual Report to Stockholders may be obtained without charge upon oral or written request to Allen H. Blake, Secretary, First Banks America, Inc., 135 North Meramec, Clayton, Missouri 63105, telephone number (314) 854-4600.



                                TABLE OF CONTENTS


SUMMARY OF THE ACQUISITION.....................................................................................     5
     The Companies.............................................................................................     5
     Structure of the Acquisition and Issuance of Common Stock.................................................     6
     Reasons for the Acquisition...............................................................................     6
     Vote Required for Approval................................................................................     6
     Recommendation of FBA's Board of Directors................................................................     6
     Opinion of the Financial Advisor to FBA's Special Committee...............................................     7
     Conditions to Consummation of the Acquisition.............................................................     7
     Termination of the Acquisition Agreement..................................................................     7
     Reimbursement of Certain Expenses.........................................................................     8
     Accounting Treatment of the Transaction...................................................................     8
     Regulatory Approvals Required to Consummate the Acquisition...............................................     8
     Forward-looking Statements in this Proxy Statement........................................................     8
VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS...................................................................     9
     General...................................................................................................     9
     Security Ownership of Management and of Controlling Stockholder...........................................    10
SELECTED CONSOLIDATED AND OTHER FINANCIAL DATA OF FBA..........................................................    12
SELECTED AND OTHER FINANCIAL DATA OF FIRST BANK & TRUST........................................................    14
PROPOSAL NUMBER 1..............................................................................................    15
APPROVAL OF ACQUISITION OF FIRST BANK & TRUST..................................................................    15
     Background of and Reasons for the Transaction.............................................................    15
     Consideration of the Transaction..........................................................................    17
     Opinion of the Financial Advisor to the Special Committee.................................................    19
ACQUISITION OF FIRST BANK & TRUST..............................................................................    23
     Terms of the Acquisition..................................................................................    23
     Regulatory Approvals......................................................................................    23
     Accounting Treatment......................................................................................    24
THE ACQUISITION AGREEMENT......................................................................................    25
     The Acquisition...........................................................................................    25
     Representations and Warranties............................................................................    25
     Conditions to Consummation of the Acquisition.............................................................    26
     Conduct of Business Pending the Acquisition...............................................................    27
     Additional Agreements.....................................................................................    28
     Termination; Damages......................................................................................    29
     Amendment and Waiver......................................................................................    29
         Expenses..............................................................................................    29
BUSINESS OF FBA AND FIRST BANK & TRUST.........................................................................    30
PRO FORMA FINANCIAL INFORMATION.................................................................................   31
FINANCIAL STATEMENTS OF FIRST BANK & TRUST......................................................................   39
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS-FIRST BANK & TRUST................................................    57
FBA FORM 10-Q - JUNE 30, 2000..................................................................................    78




PROPOSAL NUMBER 2.........................................................................................   104
ELECTION OF DIRECTORS.....................................................................................   104
         Nominees.........................................................................................   104
         Executive Officers...............................................................................   106
         Committees and Meetings of the Board of Directors................................................   106
         Director Compensation............................................................................   107
         Family Relationships.............................................................................   107
         Certain Relationships and Related Transactions...................................................   107
EXECUTIVE COMPENSATION....................................................................................   108
         Summary Compensation Table.......................................................................   108
STOCK PERFORMANCE GRAPH...................................................................................   109
EMPLOYEE BENEFIT PLANS....................................................................................   110
COMPENSATION COMMITTEE REPORT.............................................................................   111
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION...............................................   113
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...................................................   114
INDEPENDENT AUDITORS......................................................................................   114
OTHER BUSINESS............................................................................................   114
INCORPORATION OF INFORMATION BY REFERENCE.................................................................   115
STOCKHOLDER PROPOSALS.....................................................................................   115

APPENDIX A-1 - AGREEMENT AND PLAN OF REORGANIZATION
APPENDIX A-2 - AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION
APPENDIX B - OPINION OF BAXTER, FENTRISS AND COMPANY

                           SUMMARY OF THE ACQUISITION

         This summary highlights selected information from this Proxy Statement and may not contain all of the information that is important to you. We encourage you to carefully read this entire Proxy Statement, including the appendices, and the other documents we refer to for a more complete understanding of the acquisition of First Bank & Trust, described in more detail under the heading "PROPOSAL NUMBER 1." In addition, we incorporate by reference important business and financial information about FBA into this Proxy Statement.

The Companies

         FBA is a bank holding company based in St. Louis, Missouri. More than 84% of the voting stock of FBA is owned by First Banks, Inc., also a bank holding company (described below); accordingly, First Banks, Inc. controls FBA. To avoid confusion, we refer throughout this Proxy Statement to First Banks, Inc. as "First Banks" and First Banks America, Inc. as "FBA."

         FBA conducts business through three bank subsidiaries located in Northern California and Texas. As of June 30, 2000, FBA had total stockholders' equity of $77.5 million, total assets of $1.07 billion, total net loans of $812.7 million and total deposits of $918.3 million. A description of FBA's business appears in the Annual Report on Form 10-K for the year ended December 31, 1999, one of the documents incorporated by reference in this Proxy Statement.

         Redwood Bank, one of FBA's subsidiaries, is based in San Francisco, California and will merge with First Bank & Trust (described below) when the acquisition is completed and change its name to "First Bank & Trust." In related transactions, we also plan to merge FBA's other bank subsidiaries (First Bank of California and First Bank Texas N.A.) into Redwood, so that all of FBA's banking business will then be conducted through a single bank, which will be known as "First Bank & Trust" and will initially have 45 offices in California and 6 offices in Texas.

         First Banks is the controlling stockholder of FBA and the sole stockholder of First Bank & Trust. As of June 30, 2000, First Banks had total stockholders' equity of $322.0 million, total assets of $5.18 billion, total net loans of $4.33 billion and total deposits of $4.46 billion. As a result of the acquisition, First Banks will receive 6,530,769 shares of common stock, increasing its percentage ownership of FBA's voting stock to approximately 92.76%.

         First Bank & Trust is based in Newport Beach, California and will merge into Redwood, but the resulting bank will retain the corporate name "First Bank & Trust." As of June 30, 2000, First Bank & Trust had total stockholders' equity of $101.6 million, total assets of $1.0 billion, total net loans of $799.2 million and total deposits of $875.0 million. Financial statements and other information about First Bank & Trust appears in this Proxy Statement under the captions "BUSINESS OF FIRST BANK & TRUST," "PRO FORMA FINANCIAL INFORMATION," "SELECTED AND OTHER FINANCIAL DATA," "FINANCIAL STATEMENTS OF FIRST BANK & TRUST" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS-FIRST BANK & TRUST."

Structure of the Acquisition and Issuance of Common Stock (see page 23)


         FBA and Redwood Bank have entered into an agreement with First Banks and First Bank & Trust, providing for the acquisition of First Bank & Trust through a merger of First Bank & Trust into Redwood. The agreement, as amended, provides that First Banks will receive 6,530,769 shares of common stock in exchange for all of the stock in First Bank & Trust. We urge you to read the acquisition agreement and the amendment, which are attached as Appendix A-1 and A-2, respectively, to this Proxy Statement, carefully and in their entirety.

Reasons for the Acquisition (see page 15)

         FBA's Board of Directors believes that the acquisition of First Bank & Trust will improve our banking operations and efficiencies by having all of our affiliated banking offices in California operate as a single bank. This should eliminate customer confusion from the overlap of affiliated banking offices in the same markets and promote better identification of our branches and services by existing and potential customers. We also expect to gain efficiencies by the elimination of duplicate systems and combining our lending authority in a single bank as the operations of First Bank & Trust and our other separate banks are combined.

Vote Required for Approval

         The holders of a majority of the outstanding shares of common stock represented at the meeting must approve the acquisition and the related issuance of common stock to First Banks. Because First Banks already owns approximately 84.33% of FBA's outstanding voting stock and intends to vote in favor of the acquisition, its approval is assured.

         You are entitled to cast one vote per share of common stock you owned as of August 15, 2000, the record date.

Recommendation of FBA's Board of Directors (see page 17)


         Because of First Banks' control of FBA, the Board of Directors of FBA appointed a Special Committee, consisting of the three directors who are not affiliated with First Banks, to consider the terms of the acquisition agreement and make a recommendation to the Board of Directors regarding the acquisition. After consulting with an independent financial advisor, the members of the Special Committee unanimously approved the acquisition agreement, as amended, and recommended that the Board of Directors also do so. The Board of Directors unanimously approved the acquisition agreement, as amended, and recommends that the stockholders vote in favor of the acquisition and the related issuance of common stock to First Banks.

Opinion of the Financial Advisor to FBA's Special Committee (See page 19)


         The Special Committee retained Baxter, Fentriss and Company as its financial advisor to assist the Special Committee in evaluating the acquisition, including the appropriate ratio of shares of FBA common stock to be issued to First Banks in exchange for the stock of First Bank & Trust. Baxter Fentriss delivered an opinion to the Special Committee that, as of the date of the opinion and based on the procedures followed, factors considered and assumptions made by Baxter Fentriss, and subject to the limitations set forth in the opinion, the acquisition was fair to the stockholders of FBA from a financial point of view. The complete opinion of Baxter Fentriss is attached as Appendix B to this Proxy Statement. We urge you to read it in its entirety.

Conditions to Consummation of the Acquisition (see page 26)


         The obligations of the parties to the agreement to consummate the acquisition are subject to the prior satisfaction or waiver of a number of conditions. The following conditions, among others, must be satisfied or waived before consummation of the acquisition:

     o the acquisition and the related issuance of common stock to First Banks must be approved by FBA's stockholders;

     o the acquisition must be permissible under applicable laws, rules and regulations;

     o all necessary governmental approvals must be obtained, including those of federal and state banking regulatory agencies;

     o no injunction or order preventing consummation of the acquisition may be in effect;

     o the representations and warranties made by the parties in the acquisition agreement must be true and correct except where the failure to be so true and correct would not have a material adverse effect;

     o the parties must comply with their respective agreements in the acquisition agreement;

     o the Special Committee must have received the fairness opinion from Baxter Fentriss, and it must not have been withdrawn.

Termination of the Acquisition Agreement (see page 29)


         The acquisition agreement may be terminated before the completion of the acquisition by all of the parties or by either FBA and Redwood, on one hand, or First Banks and First Bank & Trust, on the other hand, if:

     o the conditions to completion of the acquisition would not be satisfied because of either a breach of the agreement by the other, which is not cured within ten business days of receipt of written notice of such breach;

     o   the merger is not completed by March 31, 2001;

     o a final court order prohibiting the merger is issued and is not appealable; or

     o   the FBA stockholders do not approve the acquisition.

Reimbursement of Certain Expenses (see page 29)

         If one of the parties breaches the acquisition agreement and, as a result, the other party terminates the agreement, the non-breaching party would have the right to obtain reimbursement for expenses incurred in pursuing the transaction, up to a ceiling of $100,000.

Accounting Treatment of the Transaction (see page 24)

         Because FBA and First Bank & Trust are under the common control of First Banks, we intend to account for the acquisition as a combination of entities under common control, resulting in a restatement of our consolidated financial statements as if the acquisition occurred at the beginning of the earliest period presented in the financial statements.

Regulatory Approvals Required to Consummate the Acquisition (see page 23)

         In order for First Bank & Trust to merge with Redwood, it is first necessary to apply for and obtain the approval of the Federal Deposit Insurance Corporation and the Commissioner of Financial Institutions of the State of California, both of which have regulatory responsibility for the operations of First Bank & Trust and Redwood. We have filed applications with both agencies and expect to receive approval of the applications, but there is no assurance that they will be approved or when decisions will be made.

Forward-looking Statements in this Proxy Statement

         This Proxy Statement and the documents incorporated by reference contain some forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to FBA's financial condition, results of operations and business and on the expected impact of the merger on our financial performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. In evaluating the acquisition, you should carefully consider the discussions of such risks and uncertainties that appear on page 3 of FBA's Annual Report to Stockholders for the year ended December 31, 1999, which was previously mailed to stockholders, and on page 12 of the Quarterly Report on Form 10-Q for the six months ended June 30, 2000 (included on pages 78 through 103). Portions of both documents are incorporated by reference in this Proxy Statement.

                  VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

General

         Only holders of record of outstanding shares of common stock and Class B common stock as of the Record Date are entitled to notice of, and to vote, in person or by proxy, at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, there were issued and outstanding 3,087,934 shares of common stock and 2,500,000 shares of Class B common stock.

         Holders of shares of common stock and Class B common stock are entitled to one vote for each share held of record on the Record Date. Holders of common stock and Class B common stock are permitted to exercise cumulative voting in a contested election of directors. This means that, if there are more nominees for director than positions to be elected, each holder would be permitted to cast as many votes as equals the product of the number of directors to be elected (i.e., seven at the Annual Meeting) times the number of shares held by such holder, and to cast all these votes for one candidate or to divide the votes among two or more candidates in any amounts chosen by the stockholder. First Banks would also have the right to utilize cumulative voting with respect to its shares of common stock and Class B common stock. The proxy holders authorized to vote in favor of nominees listed herein under the caption "ELECTION OF DIRECTORS" will be permitted to vote cumulatively in the absence of instructions to the contrary.

         The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of voting stock, including the common stock and the Class B common stock, is necessary to constitute a quorum to transact business at the Annual Meeting and any adjournment(s) thereof.

         On  each  proposed   action,   proxies  marked  as  withheld  votes  or
abstentions and broker non-votes will not be voted but will be treated as present and entitled to vote. Such proxies will therefore have the same effect as votes against the proposed action.

Security Ownership of Management and of Controlling Stockholder

         The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of common stock and Class B common stock by each person known to FBA to be the beneficial owner of more than five percent of the outstanding shares of either class of stock, by each director, by executive officers and by all executive officers and directors as a group:


        Title of            Name of Beneficial Owner       Number of Shares and Nature of       Percent of
          Class                                                 Beneficial Ownership              Class

Class B Stock              First Banks, Inc.                     2,500,000 (1)(2)(3)               100.0%
                           135 N. Meramec
                           Clayton, Missouri 63105


Class B Stock              James F. Dierberg                     2,500,000 (1)(2)(3)               100.0

Common Stock               First Banks, Inc.                     2,210,581 (1)(2)(3)                71.6

Common Stock               James F. Dierberg                     2,210,581 (1)(2)(3)                71.6

Common Stock               Allen H. Blake                                 0                          0

Common Stock               Charles A. Crocco, Jr.                     7,772 (4)                      *

Common Stock               Albert M. Lavezzo                         10,210 (4)                      *

Common Stock               Terrance M. McCarthy                       2,000 (4)                      *

Common Stock               Frank H. Sanfilippo                            0                          0

Common Stock               Ellen D. Schepman                       1,000 (2)(3)(4)                   *

Common Stock               Edward T. Story, Jr.                      10,682 (4)                      *

Common Stock               David F. Weaver                            2,974 (4)                      *

Common Stock               Donald W. Williams                          100 (4)                       *


All executive officers                                            2,245,319 shares               72.7% of
and directors as a group                                            common stock               common stock
(10 persons)
                                                                                                 100% of
                                                                  2,500,000 shares               Class B
                                                                    Class B stock                 stock


* Less than one percent.

(1) The shares shown as beneficially owned by First Banks and James F. Dierberg comprise 100% of the outstanding shares of Class B Stock and 71.6% of the outstanding shares of common stock. Each share of common stock and Class B stock is entitled to one vote on matters subject to stockholder vote. All of the shares of Class B stock and common stock owned by First Banks are pledged to secure a loan to First Banks from a group of unaffiliated lenders. The related credit agreement contains customary provisions which could ultimately result in transfer of such shares if First Banks were to default in the repayment of the loan and such default were not cured, or other arrangements satisfactory to the lenders were not made, by First Banks.


(2) The controlling stockholders of First Banks are (i) the James F. Dierberg, II Family Trust, dated December 30, 1992; (ii) Mary W. Dierberg and Michael James Dierberg, trustees under the living trust of Michael James Dierberg, dated July 24, 1989; (iii) the Ellen C. Dierberg Family Trust, dated December 30, 1992; (iv) James F. Dierberg, trustee of the James F. Dierberg living trust, dated October 8, 1985; (v) the Michael J. Dierberg Family Trust, dated December 30, 1992; and (vi) First Trust (Mary W. Dierberg and First Bank, Trustees) established U/I James F. Dierberg, dated December 12, 1992. Mr. James F. Dierberg and Mrs. Mary W. Dierberg are husband and wife, and Messrs. James F. Dierberg, II, Michael James Dierberg and Mrs. Ellen D. Schepman are their adult children.
(3) Due to the relationships among James F. Dierberg, Mary W. Dierberg, First Bank and the three adult children of James F. and Mary W. Dierberg, Mr. Dierberg is deemed to share voting and investment power over all of the outstanding voting stock of First Banks, which in turn exercises voting and investment power over the shares of common stock and Class B stock attributed to it in the table.
(4) All of the shares attributed in the table to Messrs. Crocco, Lavezzo, McCarthy, Story, Weaver and Williams and Mrs. Schepman are owned by them directly.

                            FIRST BANKS AMERICA, INC.

               Selected Consolidated and Other Financial Data (1)

     The selected consolidated financial data set forth below, insofar as it relates to the five years ended December 31, 1999, is derived from the audited consolidated financial statements of First Banks America, Inc. and subsidiaries (FBA or the Company). The data for the six month periods ended June 30, 2000 and 1999 has been derived from unaudited interim financial statements. However, in the opinion of management, such unaudited interim financial statements include all adjustments (consisting of normal recurring accruals) necessary to fairly present the data for such periods. The results of operations for the six month period ended June 30, 2000 are not necessarily indicative of the results that will be achieved for the full year. Such data is qualified by reference to the consolidated financial statements of FBA incorporated by reference herein and should be read in conjunction with such consolidated financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is also incorporated by reference.

                                                          Six months ended
                                                              June 30,                      Year ended December 31, (1)
                                                          ----------------       ----------------------------------------------
                                                           2000       1999       1999       1998       1997      1996     1995
                                                           ----       ----       ----       ----       ----      ----     ----
                                                                 (dollars expressed in thousands, except per share data)
Income Statement Data:
Interest income....................................  $   42,335      32,236    68,955     54,408     42,517     33,382    26,556
Interest expense...................................      16,367      12,008    25,531     23,209     19,155     15,533    13,134
                                                     ----------    --------   -------    -------    -------    -------   -------
    Net interest income............................      25,968      20,228    43,424     31,199     23,362     17,849    13,422
    Provision for loan losses......................         712         213       393        900      2,000      2,405     6,416
                                                     ----------    --------   -------    -------    -------    -------   -------
    Net interest income after provision
      for loan losses..............................      25,256      20,015    43,031     30,299     21,362     15,444     7,006
    Noninterest income.............................       2,628       2,659     5,595      4,375      3,287      3,585       129
    Noninterest expense............................      18,575      16,189    32,830     26,472     17,677     17,737    14,148
                                                     ----------    --------   -------    -------    -------    -------   -------
    Income (loss) before provision (benefit)
      for income tax expense
      and minority interest in (income)
      loss of subsidiary...........................       9,309       6,485    15,796      8,202      6,972      1,292    (7,013)
    Provision (benefit) for income tax expense.....       3,412       2,795     6,326      3,592      3,145        470    (2,188)
                                                     ----------    --------   -------    -------    -------    -------   -------
    Income (loss) before minority interest in
      (income) loss of subsidiary..................       5,897       3,690     9,470      4,610      3,827        822    (4,825)
    Minority interest in (income)
      loss of subsidiary..........................           --          --        --         --       (294)      (131)       11
                                                     ----------    --------   -------    -------    -------    -------   -------
    Net income (loss)..............................  $    5,897       3,690     9,470      4,610      3,533        691    (4,814)
                                                     ==========    ========   =======    =======    =======    =======   =======
Dividends:
    Common stock...................................  $       --          --        --         --         --         --        --
    Ratio of total dividends declared to net income          --%         --%       --%        --%        --%        --%       --%
Per Share Data:
    Book value per common share....................  $    13.87       11.90     12.83      11.51      11.88      10.52     10.72
    Earnings (loss) per common share:
      Basic........................................        1.05        0.65      1.66       0.90       0.87       0.16     (1.19)
      Diluted......................................        1.05        0.64      1.66       0.90       0.86       0.16     (1.19)
    Weighted average shares of common
      stock outstanding............................       5,612       5,717     5,704      5,140      4,069      4,225     4,032
    Period-end shares of common stock outstanding..       5,586       5,706     5,650      5,721      3,796      3,632     3,822
Balance Sheet Data (at year-end):
    Investment securities..........................  $  111,049      87,002    92,538    116,963    148,181    125,139   113,586
    Loans, net of unearned discount................     812,723     692,026   732,263    516,403    431,455    336,371   266,588
    Total assets...................................   1,074,157     871,905   920,707    719,997    643,664    529,087   468,486
    Total deposits.................................     918,304     745,647   780,023    599,147    556,527    455,942   405,427
    Promissory note payable .......................       4,200          --        --         --     14,900     14,000     1,054
    Guaranteed preferred beneficial interest
      in First Banks America, Inc.
      subordinated debentures......................      44,249      44,186    44,218     44,155         --         --        --
    Stockholders' equity...........................      77,484      67,909    72,499     65,845     45,091     38,195    40,965
Earnings Ratios:
    Return on average total assets (4).............        1.16%       0.90%     1.09%      0.67%      0.65%      0.15%    (1.28)%
    Return on average stockholders' equity (4).....       15.58       11.05     13.66       8.10       8.90       1.71    (12.06)
Asset Quality Ratios:
    Allowance for loan losses to loans.............        2.04        2.08      2.00       2.35       2.64       3.19      3.98
    Nonperforming loans to loans (2)...............        0.67        0.76      0.46       1.67       0.66       0.88      1.90
    Allowance for loan losses to
      nonperforming loans (2)......................      305.83      271.94    437.85     140.49     400.81     363.10    209.18
    Nonperforming assets to loans
      and other real estate (3)....................        0.67        0.78      0.46       1.70       0.80       1.17      2.78
    Net loan recoveries (charge-offs)
      to average loans (4).........................        0.12        0.19      0.09      (0.23)     (0.40)     (1.69)    (1.45)
Capital Ratios:
    Average stockholders' equity to
      average total assets.........................        7.48        8.13      7.98       8.25       7.34       8.86     10.64
    Total risk-based capital ratio.................       11.97       12.91     13.08      16.66       6.88       6.62      9.64
    Leverage ratio.................................        7.93        8.06      8.94      10.25      14.96       4.46      5.98

------------------------------
(1) The comparability of the selected data presented is affected by FBA's acquisitions of Lippo Bank, Redwood Bancorp, Pacific Bay Bank, Surety Bank and Sunrise Bank of California on February 29, 2000, March 4, 1999, February 2, 1998, December 1, 1997 and November 1, 1996, respectively. These acquisitions were accounted for as purchases and, accordingly, the selected data includes the financial position and results of operations of each acquired entity only for the periods subsequent to its respective date of acquisition. In addition, on February 2, 1998, FBA completed its acquisition of First Commercial Bancorp, Inc. and its wholly owned subsidiary, First Commercial Bank. As discussed in Note 2 to the consolidated financial statements, the selected data has been restated to reflect First Banks, Inc.'s interest in First Commercial Bancorp, Inc. for the periods subsequent to August 23, 1995, the date on which First Banks, Inc. acquired its initial interest in First Commercial Bancorp, Inc.
(2) Nonperforming loans consist of nonaccrual loans and certain loans with restructured terms.
(3)  Nonperforming assets consist of nonperforming loans and other real estate.
(4)  Ratios for the six-month periods are annualized.

                               FIRST BANK & TRUST

                        Selected and Other Financial Data

     The selected financial data set forth below, insofar as it relates to the year ended December 31, 1999, is derived from the audited financial statements of First Bank & Trust (FB&T or the Company). The data for the six-month periods ended June 30, 2000 and 1999 and for the four years ended December 31, 1998 has been derived from unaudited financial statements. However, in the opinion of management, such unaudited financial statements include all adjustments (consisting of normal recurring accruals) necessary to fairly present the data for such periods. The results of operations for the six-month period ended June 30, 2000 are not necessarily indicative of results that will be achieved for the full year.

                                                          Six months ended
                                                               June 30,                      Year ended December 31,
                                                          ----------------      ----------------------------------------------
                                                           2000       1999       1999       1998       1997      1996     1995
                                                           ----       ----       ----       ----       ----      ----     ----
                                                              unaudited)                                          (unaudited)
                                                          -----------------     ----------------------------------------------
                                                                  (dollars expressed in thousands, except per share data)

Income Statement Data:
Interest income......................................  $ 39,305     28,355     63,765     54,425     42,646     34,579    23,785
Interest expense.....................................    15,863     11,989     25,708     26,086     20,405     13,662     9,274
                                                       --------    ------- ---------- ---------- ----------     ------   -------
    Net interest income..............................    23,442     16,366     38,057     28,339     22,241     20,917    14,511
    Provision for loan losses........................       740        950      3,790        850      2,000      4,474       711
                                                       --------    -------    -------    -------    -------    -------   -------
    Net interest income after provision
      for loan losses................................    22,702     15,416     34,267     27,489     20,241     16,443    13,800
    Noninterest income...............................     3,037      2,268      4,285      3,481      2,182      2,599     1,190
    Noninterest expense..............................    14,454     12,129     25,633     22,489     14,632     16,639    10,052
                                                       --------    -------    -------    -------    -------    -------   -------
    Income before provision for income tax...........    11,285      5,555     12,919      8,481      7,791      2,403     4,938
    Provision (benefit) for income tax expense.......     4,492      2,410      5,221      3,539      1,111     (1,521)      803
                                                       --------    -------    -------    -------    -------    -------   -------
    Net income.......................................  $  6,793      3,145      7,698      4,942      6,680      3,924     4,135
                                                       ========    =======    =======    =======    =======    =======   =======

Dividends:
    Common stock.....................................  $   1.48       0.53       0.85       0.85       0.32       1.70        --
    Ratio of total dividends declared to net income..    103.05%    100.20%     51.96%     80.94%     22.46%    203.87%       --%

Per Share Data:
    Book value per common share......................  $  21.50      15.85      21.59      15.99      11.58      10.38     11.55
    Earnings (loss) per common share:
      Basic..........................................      1.44       0.67       1.63       1.05       1.42       0.83      0.88
      Diluted........................................      1.44       0.67       1.63       1.05       1.42       0.83      0.88
    Weighted average shares of
      common stock outstanding.......................     4,725      4,701      4,713      4,701      4,701      4,701     4,701
    Period-end shares of common stock outstanding....     4,725      4,701      4,725      4,701      4,701      4,701     4,701

Balance Sheet Data (at period-end):
    Investment securities............................  $ 97,214     91,870    103,636    134,203    224,618     80,676    45,339
    Loans, net of unearned discount..................   799,226    587,181    736,828    573,562    385,251    310,930   385,900
    Total assets..................................... 1,000,541    750,678    944,229    792,981    672,410    472,801   457,248
    Total deposits...................................   875,048    646,463    804,976    701,406    598,560    400,388   369,448
    Stockholder's equity.............................   101,581     74,510    102,014     75,165     54,438     48,776    54,310

Earnings Ratios:
    Return on average total assets (1)...............      1.41%      0.83%      0.93%      0.70%      1.25%      0.95%     1.49%
    Return on average stockholder's equity (1).......     13.21       8.45       8.94       8.12      13.01       7.41     11.31

Asset Quality Ratios:
    Allowance for loan losses to loans...............      2.13       2.03       2.11       2.24       2.38       2.71      3.57
    Nonperforming loans to loans (2).................      1.05       3.00       1.75       2.86       2.07       6.66      3.96
    Allowance for loan losses to
      nonperforming loans (2)........................    202.09      67.87     120.72      78.11     115.13      40.59     90.11
    Nonperforming assets to loans
      and other real estate (3)......................      1.08       3.01       1.80       2.99       2.49       7.67      4.34

Capital Ratios:
    Average stockholder's equity
      to average total assets........................     10.67       9.85       9.73       8.58       9.60      12.78     13.16
    Total risk-based capital ratio...................     10.96      10.36      10.96      10.39      12.71      16.45     19.56
    Leverage ratio...................................      8.97       8.05       8.57       7.60       7.70      11.43     20.56

------------------------------
(1)   Ratios for the six-month periods are annualized.
(2) Nonperforming loans consist of nonaccrual loans and certain loans with restructured terms.
(3)   Nonperforming assets consist of nonperforming loans and other real estate.

                               PROPOSAL NUMBER 1:

                             APPROVAL OF ACQUISITION
                              OF FIRST BANK & TRUST

Background of and Reasons for the Transaction

         FBA emphasizes the acquisition of other financial institutions as a means of accelerating its growth to significantly expand its presence in a given market, to increase the extent of its market area or to enter new market areas. Following its recapitalization in 1994, FBA sought to increase its Texas franchise by acquiring other financial institutions in the major metropolitan areas of Texas, principally the Houston and Dallas markets. However, prices in Texas rapidly escalated beyond the levels that FBA considered economically desirable, causing FBA to explore acquisitions in other markets.

         In 1995, FBA's controlling stockholder, First Banks, began acquiring financial institutions primarily in southern California, where acquisition pricing was substantially more favorable. Upon determining that in the short-run it would not be able to identify acquisition candidates in Texas at attractive prices, FBA turned to northern California in 1996 with the acquisition of Sunrise Bancorp, Inc., Roseville, California. Between 1997 and February 2000, FBA completed four more acquisitions in northern California, increasing its franchise there to seventeen banking locations and $742 million in total assets.

         In order to distinguish the California operations of First Banks from those of FBA and permit economies of scale within the market areas they had entered, First Banks and FBA generally separated the acquisitions along geographic lines. First Banks acquired financial institutions in southern and central California generally along the Pacific Coastline from Orange County through Santa Barbara County. On the other hand, FBA acquired financial institutions in northern California, principally along the corridor from San Francisco through Sacramento. Although there were two areas in which branches of First Bank of California, FBA's northern California bank, overlapped market areas with those of First Bank & Trust, First Banks' southern California bank, these did not pose significant problems. However, with FBA's acquisition of Lippo Bank in February 2000, it became apparent that this demarcation could not easily be preserved. In addition to its principal office in San Francisco, approximately four blocks from Redwood Bank, Lippo Bank had a branch in San Jose, approximately six blocks from an office of First Bank & Trust, as well as approximately three miles from a branch of First Bank of California in Campbell, California. In addition, Lippo Bank had a branch in Los Angeles, where all the affiliated branches were First Bank & Trust offices.

         Consequently, the acquisition of First Bank & Trust by FBA (the "Acquisition"), and the related mergers of First Bank & Trust, First Bank of California and First Bank Texas N.A. with and into a single bank, is primarily intended to eliminate the confusion that may arise where branches of different affiliated banks operate within a single market, and to facilitate more efficient and effective operations than is possible through the separate entities as they exist currently. Although economies will result from the combination, cost reductions are not the primary objective. The principal benefits of the proposed transactions are:

     o Eliminate market confusion and improve customer identification of banking offices that operate within the same or contiguous markets such as:

          -   San Francisco,  where   there   are  two branches of First Bank of
              California and one branch of Redwood Bank within approximately six miles;

          - San Jose and Campbell, where there are two branches of First Bank of California and one branch of First Bank & Trust within approximately three miles;

          -   Walnut  Creek and  Campbell,  where  there is a First Bank & Trust
              branch   and  a  branch  of   First  Bank  of  California,  within
              approximately five miles; and

          - Los Angeles, which has one branch of First Bank of California among numerous First Bank & Trust branches.

     o Enhance customer convenience by facilitating transactions through more branches;

     o        Eliminate the necessity of  participating larger loans between the
              four banks involved in the proposed  acquisition and the   related
              transactions;

     o Reduce administrative effort caused by maintaining separate banks, such as:

          -   Separate accounting records and financial reporting;

          - Inter-company record keeping and billing required for personnel, services and supplies used by different banks;

          -   Consolidation   of   investment   portfolio   and  asset/liability
              management for more effective management and control; and

          - More efficient use of marketing and advertising resulting from the use of a common corporate name.

         It has not been feasible to incorporate Redwood Bank's offices and systems into those of First Banks since it was acquired by FBA in 1999, but this will be possible when the Acquisition is completed. While not solely the result of the proposed transactions, certain economies will result from the combination of Redwood Bank into the First Banks corporate systems and procedures. These include reduction of expenses associated with:

     o      Accounting, finance and human resources administration;

     o      Data processing, item processing and technological services;

     o      Internal audit and loan review;

     o      Credit administration and loan servicing; and

     o      Purchasing of office supplies, insurance and banking services.

     For the foregoing reasons, First Banks suggested to the Board of Directors of FBA that an acquisition of First Bank & Trust would be beneficial, particularly in conjunction with the mergers of FBA's separate banks into a single bank.

Consideration of the Transaction

     At its regular meeting on January 28, 2000, the Board of Directors of FBA discussed the suggestion by First Banks that FBA consider the possibility of the acquisition by FBA of First Bank & Trust. The members of the FBA Board recognized that market confusion had arisen as the result of redundancy of branches of FBA and First Bank & Trust in the northern California market and that the possible combination of FBA and First Bank & Trust would help eliminate these redundancies, as well as result in certain benefits and efficiencies. The Board reacted favorably to the possibility of this combination. Taking into account First Banks' position as a controlling stockholder of both FBA and First Bank & Trust, the Board determined that it would not be appropriate for directors who are affiliated with First Banks to participate in the consideration or negotiation of the potential transaction on FBA's behalf. Therefore, at the January 28, 2000 Board meeting, the FBA Board appointed a special committee comprised of three members of the FBA Board who are not officers or employees of FBA or otherwise affiliated with First Banks, namely Messrs. Charles A. Crocco, Jr., Albert M. Lavezzo and Edward T. Story, Jr. (the "Special Committee"). The Board empowered the Special Committee to retain advisors which the Special Committee decided it needed to assist it in the process of analyzing a possible acquisition of First Bank & Trust and to determine whether, and if so on what terms, such a transaction should be undertaken.

     In March 2000, the Special Committee retained James S. Ryan, III of Jackson Walker, L.L.P. as counsel to the Special Committee and in early May 2000, the Special Committee retained Baxter Fentriss and Company ("Baxter Fentriss") as its independent financial advisor to work with the Special Committee and Mr. Ryan in evaluating a possible transaction. Prior to the Special Committee's formal retention of Baxter Fentriss, the Special Committee and Mr. Ryan met by telephone on March 24 and 27, 2000 with Mr. James Baxter of Baxter Fentriss to discuss the procedures to be followed by the Special Committee and its financial advisor in reviewing financial and other information about First Bank & Trust and in undertaking the necessary financial analyses in order for the Special Committee to consider whether the proposed transaction should be pursued, consistent with the interests of the holders of FBA common stock. Shortly thereafter, the Special Committee began to accumulate financial and other information regarding First Bank & Trust and FBA and requested that management of FBA prepare pro forma financial information reflecting the effect of combining FBA and First Bank & Trust. The Special Committee shared the information it accumulated, including the financial information that was prepared for it, with Baxter Fentriss, and Baxter Fentriss also requested and received additional financial information from First Banks.

     On April 28, 2000, the members of the Special Committee met by telephone with Mr. Blake and Mr. Ryan. At this meeting, the Special Committee discussed with Mr. Blake the status of the financial information that the Special Committee had requested be prepared for its review and consideration, possible timing of the transaction, potential benefits of the transaction, including elimination of redundancy of branches and potential use of tax-loss carry-forwards as part of the business combination and the status of other transactions then under consideration by FBA.

     On May 22, 2000, a meeting of the Special Committee was held with Mr. Crocco and Mr. Lavezzo meeting in person with Mr. Baxter, and Mr. Blake was also present for portions of the meeting to provide information requested by the Special Committee. Mr. Story participated by telephone and Mr. Ryan also was joined into the meeting by telephone after the meeting commenced. At this meeting, the members of the Special Committee reviewed in detail with Mr. Baxter a report prepared by Baxter Fentriss. Based on its analysis of the information provided to the Special Committee by FBA, as well as the contents of Baxter Fentriss' report, the members of the Special Committee determined that an acquisition by FBA of First Bank & Trust would be in the best interest of FBA and its stockholders and FBA should propose to acquire First Bank & Trust by issuing 1.4703 shares of common stock for each outstanding share of First Bank & Trust common stock. This proposal was then presented to Mr. Blake for consideration by First Banks.

     First Banks agreed to the financial terms proposed. The members of the Special Committee and First Bank & Trust requested their respective legal counsel to prepare a form of acquisition agreement and other appropriate legal documents to evidence the transaction. First Bank & Trust's counsel prepared and distributed a proposed agreement with the same financial terms as had been approved by the Special Committee. The proposed agreement was reviewed and ultimately approved by the Special Committee after recommended revisions were made.

     On June 15, 2000, the members of the Special Committee attended a special meeting of the FBA Board of Directors. At that meeting, the members of the Special Committee recommended that the entire FBA Board approve the proposed acquisition by FBA of First Bank & Trust. Following discussion, the full FBA Board of Directors approved unanimously an Agreement and Plan of Reorganization (the "Acquisition Agreement") and authorized its submission to FBA's stockholders for their consideration and approval.

     The First Bank & Trust Board of Directors held a special meeting to discuss the Aquisition Agreement. Following discussion, the full Board of Directors unanimously approved the Aquistion Agreement. The First Banks Board of Directors unaninously approved the Acquisition Agareement at a regular Board of Directors meeting.

     FBA and First Banks jointly issued a press release announcing the signing of the Acquisition Agreement and the general terms of the Acquisition on June 29, 2000.

     During the week of August 14, 2000, in connection with its final due diligence review related to delivery of its fairness opinion, Mr. Baxter of Baxter Fentriss, in discussions with FBA's management, ascertained that certain matters that it had anticipated in its valuation report to the Special Committee had either occurred differently than planned or, as of August 2000, were planned to occur in a different manner. The changes that Baxter Fentriss considered were as follows:

     o First Banks' provision of approximately $14 million to First Bank & Trust to fund the acquisition by First Bank & Trust of Bank of Ventura was to be structured as an advance to First Bank & Trust rather than as a contribution to capital, as originally had been anticipated;

     o Dividend payments from First Bank & Trust to its parent, First Banks, were approximately $4 million lower than expected; and

     o FBA had purchased fewer shares of FBA common stock under its stock repurchase program than originally had been anticipated.

     Mr. Baxter contacted the members of the Special Committee to make them aware of these changes. The members of the Special Committee and Baxter Fentriss agreed that Baxter Fentriss should revise its report to the Special Committee. Baxter Fentriss revised its report to take into account the changes previously noted and delivered the revised report to the members of the Special Committee. On August 18, 2000, a telephonic meeting of the Special Committee was held, with each of the members of the Special Committee participating. Other persons attending the meeting were Mr. Baxter and Mr. Ryan, as well as Mr. Blake, Frank Sanfilippo and Lisa Vansickle of FBA's management, who were available to answer the Special Committee's questions. Mr. Baxter reviewed with the Special Committee the contents of the revised Baxter Fentriss report. Based on its analysis of the information provided by Baxter Fentriss and FBA management, the members of the Special Committee altered their recommendation to approve the Acquisition to reflect that the number of shares of FBA common stock to be issued for each outstanding share of First Bank & Trust common stock would be reduced to 1.3821.

     The members of the Special Committee and First Bank & Trust instructed their respective counsel to prepare an appropriate amendment to the Acquisition Agreement (the "Amendment"). The Special Committee's altered recommendation was delivered to the other members of the FBA Board of Directors, and each member of the FBA Board of Directors signed a written consent of directors approving the reduction in the number of shares of FBA common stock to be issued in the Acquisition. The Amendment was executed by the parties effective August 18, 2000.

Opinion of the Financial Advisor to the Special Committee

     Baxter Fentriss has acted as financial advisor to the Special Committee of the Board of Directors of FBA in connection with the Acquisition. On August 18, 2000, Baxter Fentriss delivered to the Special Committee of the Board of Directors of FBA its opinion that as of such date, and on the basis of matters referred to herein, the Acquisition is fair, from a financial point of view, to the holders of common stock. In rendering its opinion, Baxter Fentriss consulted with the management of FBA and First Bank & Trust; reviewed drafts of the Proxy Statement and the Acquisition Agreement as amended, and certain publicly-available information on the parties; and reviewed certain additional materials made available by the management of the respective banks.

     In addition, Baxter Fentriss discussed with the management of FBA and First Bank & Trust their respective businesses and outlook. No limitations were imposed by FBA's or First Bank & Trust's Boards of Directors upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' written opinion is attached as Appendix B to this Proxy Statement and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Baxter Fentriss in connection therewith.

     Baxter Fentriss' opinion is directed to the Special Committee and is directed only to the fairness, from a financial point of view, of the Acquisition to stockholders of FBA. It does not address FBA's or First Bank & Trust's underlying business decision to effect the Acquisition, nor does it constitute a recommendation to any FBA stockholder as to how such stockholder should vote with respect to the Acquisition at the Meeting or as to any other matter.

     Baxter Fentriss' opinion was one of many factors taken into consideration by the Special Committee in making its determination to approve the Acquisition Agreement, and the receipt of Baxter Fentriss' opinion is a condition precedent to FBA consummating the Acquisition. The opinion of Baxter Fentriss does not address the relative merits of the Acquisition as compared to any alternative business strategies that might exist for FBA or the effect of any other business combination in which FBA might engage.

     Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Baxter Fentriss is a nationally recognized advisor to firms in the financial services industry on mergers and acquisitions. The Special Committee selected Baxter Fentriss as its financial advisor after taking numerous factors into consideration including Baxter Fentriss' stature as an investment banking firm focusing on bank and thrift transactions, the firm's extensive experience and expertise in transactions similar to the Acquisition and the Special Committee's assessment of the value of the services to be provided in relation to the fees that would be payable by FBA. Baxter Fentriss is not affiliated with FBA or First Bank & Trust. Baxter Fentriss has represented from time to time certain financial institutions that have ultimately been merged with or acquired by one of the parties to this transaction. Baxter Fentriss has been engaged, independently, to represent Commercial Bank of San Francisco and Bank of Ventura which presently have pending transactions with one of the parties to the Acquisition Agreement.

     In connection with rendering its opinion to the Special Committee, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss considered such financial and other factors as it deemed appropriate under the circumstances including the following: (i) the historical and current financial condition and results of operations of FBA and First Bank & Trust including interest income, interest expense, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, capitalization, the reserve for loan losses and possible tax consequences resulting from the Acquisition; (ii) the business prospects of FBA and First Bank & Trust; (iii) the economies of FBA's and First Bank & Trust's respective market areas; (iv) the historical and current market for FBA common stock; and, (v) the nature and terms of certain other merger transactions that it believed to be relevant. Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of the financial institutions industry, its experience in connection with similar transactions, its knowledge of securities valuation generally, and its knowledge of merger transactions in California.

     In connection with rendering its opinion, Baxter Fentriss reviewed (i) the Acquisition Agreement as amended; (ii) drafts of this Proxy Statement; (iii) the Annual Reports to stockholders, including the audited financial statements of FBA for the years ended December 31, 1999 and 1998; (iv) consolidated reports of condition ("call reports") on First Bank & Trust filed with the FDIC for the years ended December 31, 1999 and 1998; (v) budgeted financial information for the year ending December 31, 2000 for FBA and First Bank & Trust; and (vi) certain additional financial and operating information with respect to the business, operations and prospects of FBA and First Bank & Trust as it deemed appropriate. Baxter Fentriss also (a) held discussions with members of senior management of FBA and First Bank & Trust regarding the historical and current business operation, financial condition and future prospects of their respective companies; (b) compared the results of operations of FBA and First Bank & Trust with those of certain banking companies that it deemed to be relevant; (c) analyzed the pro forma financial impact of the Acquisition on FBA, (d) analyzed the pro forma financial impact of the Acquisition on First Bank & Trust; and (e) conducted such other studies, analyses, inquiries and examinations as Baxter Fentriss deemed appropriate.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Moreover, the evaluation of fairness, from a financial point of view, of the Acquisition to holders of common stock was to some extent a subjective one based on the experience and judgment of Baxter Fentriss and not merely the result of mathematical analysis of financial data. Accordingly, notwithstanding the separate factors summarized below, Baxter Fentriss believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. The ranges of valuations resulting from any particular analysis described below should not be taken to be Baxter Fentriss' view of the actual value of FBA or First Bank & Trust.

     In performing its analyses, Baxter Fentriss made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of FBA or First Bank & Trust. The analyses performed by Baxter Fentriss are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the values of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold. In rendering its opinion, Baxter Fentriss assumed that, in the course of obtaining the necessary regulatory approvals for the Acquisition, no conditions will be imposed that will have a material adverse effect on the contemplated benefits of the Acquisition, on a pro forma basis, to FBA or First Bank & Trust.

     The following is a summary of selected analyses performed by Baxter Fentriss in connection with its opinion.

     o Actual Relative Contribution Analysis. Baxter Fentriss compared ownership projected to be received in the Acquisition, versus the projected relative equity, tangible equity, earnings, cash earnings and customer base to be made by each institution to the combined entity. FBA is projected to contribute 43.44% of the equity, 42.23% of the tangible equity, 47.45% of the earnings, 48.38% of the cash earnings, and 50.00% of the customer base.

     o Pro Forma Impact Analysis. Baxter Fentriss used long term forecasts for each institution to evaluate the pro forma impact on book value and earnings within a range of relative ownership levels.

     o Discounted Cash Flow - Net Present Value Analysis. Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical relative present values for each institution as a long term investment. A long term forecast for each institution was developed. From this forecast, appropriate cash flows, dividends and terminal values were extracted. These cash flows were then discounted using a range of appropriate discount rates and the present value of these cash flows were added together to determine the net present value of each institution.

     o Liquidation Analysis. Baxter Fentriss estimated values based upon the liquidation of the assets and liabilities of each institution. In this analysis, it was assumed that fixed assets and loans could be liquidated at stated book value and that there were no extraordinary off-balance-sheet items that would cause a significant change in the overall valuation, that securities were liquidated at market value while core deposits were sold at a premium (both of which were impacted for taxes). No adjustments were made for illiquidity.

     o Comparables Analysis. Baxter Fentriss analyzed other merger of equal transactions to determine average pricing statistics base upon the relative contribution of each institution. Such statistical analysis was then applied to this transaction.

     Using publicly available information on FBA and First Bank & Trust and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the Acquisition would not materially dilute the capital and earnings capacity of FBA and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective.

     Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that all estimates, including those as to possible economies of scale, were reasonably prepared by management, and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either FBA or First Bank & Trust, and has not been furnished such an appraisal.

     No company or transaction used as a comparison in the above analysis is identical to FBA, First Bank & Trust, or the Acquisition. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies used for comparison in the above analysis.

     Baxter  Fentriss has been, or will be, paid (i) an advisory fee of $10,000,
(ii) a Fairness Opinion Fee of $45,000, (iii) a fee in the amount of $14,000 in connection with preparing the revised report to the Special Committee, and (iv) reasonable out-of-pocket expenses for its services. FBA has agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under federal securities laws.

                        ACQUISITION OF FIRST BANK & TRUST

Terms of the Acquisition

     The following information summarizing the material terms of the Acquisition, insofar as it relates to matters contained in the Acquisition Agreement and the Amendment, is qualified in its entirety by reference to such agreements, copies of which are attached hereto as Appendix A-1 and Appendix A-2, respectively, and incorporated herein by reference. The Amendment made only two changes in the Acquisition Agreement, reducing the number of shares of FBA common stock to be issued to First Banks and updating a provision regarding the timing of the fairness opinion received from Baxter Fentriss. In the remainder of this Proxy Statement, the term "Revised Agreement" means the Acquisition Agreement as amended by the Amendment.

     The Revised Agreement provides for the merger of First Bank & Trust with and into Redwood. Upon consummation of the Acquisition, the assets and liabilities of First Bank & Trust will be transferred by operation of law to Redwood and each outstanding share of First Bank & Trust Common will be converted into the right to receive 1.3821 shares of common stock. The surviving bank will adopt the name "First Bank & Trust."

     FBA contemplates that, at approximately the same time as the Acquisition is consummated, its two other bank subsidiaries, First Bank of California ("First Bank-California") and First Bank Texas N.A. ("First Bank-Texas"), will also be merged into Redwood, and all of FBA's banking operations will be combined in a single bank owned by FBA, which will be known as First Bank & Trust. When these transactions are completed, First Bank & Trust will have its headquarters in San Francisco and operate 45 branch offices in California and 6 branch offices in Texas.

Regulatory Approvals

     The Acquisition, as well as the subsequent mergers of First Bank-California and First Bank-Texas into Redwood, are subject to the prior approval of the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Financial Institutions of the State of California (the "Commissioner") in accordance with applicable federal and California banking statutes and regulations. An application was submitted to the FDIC for approval of the Acquisition and the mergers of First Bank-California and First Bank-Texas on July 14, 2000. Three separate applications, including one covering the Acquisition, were submitted to the Commissioner on July 14, 2000.

     An application to the FDIC is required under the Bank Merger Act (the "Merger Act"). The application is subject to a review which takes into consideration, among other factors, the financial and managerial resources and future prospects of the merging banks and the convenience and needs of the communities to be served. The Merger Act prohibits the approval of a merger (i) if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) if its effect would be to lessen competition substantially in any part of the country or tend to create a monopoly, or if it would in any other manner be a restraint of trade, unless the FDIC finds that anticompetitive effects of a proposed merger are clearly outweighed by the public interest and probable effects of the transaction in meeting the convenience and needs of the communities to be served. The FDIC has the authority to disapprove an application if it concludes that the combined entity would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act, as amended. Under the Merger Act, the Acquisition may not be consummated until the expiration of a waiting period following FDIC approval, during which time the U.S. Department of Justice has the right to challenge a merger on antitrust grounds.

     The California Financial Code provides that the Commissioner shall approve a merger application unless he finds that (1) the effect of an acquisition would be to substantially lessen competition, (2) the financial condition of the acquirer is such as might jeopardize the financial stability of the acquired bank or prejudice the interests of the depositors, creditors or stockholders of the acquired bank or the acquirer, or (3) the proposed acquisition is unfair, unjust or inequitable to the acquired bank or the acquirer. The Commissioner may impose such conditions as he deems reasonable, necessary or advisable in the public interest.

     Because all of the banks involved in the Acquisition and the mergers of First Bank-California and First Bank-Texas are currently owned and controlled by First Banks, FBA does not believe that the applications present competitive or other regulatory issues and anticipates the necessary approvals will be granted during the third or fourth quarters of 2000, but there is no assurance that such approvals will be forthcoming or the timing thereof. Delay in the receipt of regulatory approvals would cause a delay in the realization of the benefits contemplated from the Acquisition and the mergers of First Bank-California and First Bank-Texas.

Accounting Treatment

     It is anticipated that the Acquisition, when consummated, will be accounted for under the prescribed accounting method for combinations of entities under common control, which is similar to the "Pooling of Interests" method. Because FBA & First Bank & Trust are entities under common control, generally accepted accounting principles require us to restate the consolidated financial statements of FBA as if the Acquisition occurred at the beginning of the earliest period presented.

                            THE ACQUISITION AGREEMENT

     The following is a summary of all material provisions of the Acquisition Agreement, which is attached as Appendix A-1 to this Proxy Statement, and the Amendment dated August 18, 2000, which is attached as Appendix A-2. Such documents are incorporated herein by reference, and this summary is qualified in its entirety by reference to the Acquisition Agreement.

The Acquisition

     The Acquisition Agreement provides that, following the approval and adoption of the Acquisition by the stockholders of FBA, the grant of all required regulatory approvals and the satisfaction or waiver of the other conditions to the Acquisition, First Bank & Trust will be merged with and into Redwood. The Acquisition will become effective at the Effective Time, and the capital stock of First Bank & Trust will be converted into common stock, as discussed elsewhere herein. See "ACQUISITION OF FIRST BANK & TRUST--Terms of the Acquisition."

Representations and Warranties

     Representations and Warranties of FBA and Redwood. The Acquisition Agreement contains representations and warranties of FBA and Redwood made to First Banks and First Bank & Trust including, but not limited to: (i) the organization and related corporate status of FBA and Redwood; (ii) the authorization, execution, delivery and enforceability of the Acquisition Agreement; (iii) the delivery to First Banks of FBA's financial statements; (iv) the material accuracy, as of the dates of the Acquisition Agreement and of this Proxy Statement, of information provided by FBA and Redwood, and the material compliance with law of the form of documents which FBA and Redwood are responsible for filing with any governmental entity in connection with the Acquisition; (v) the filing of all tax returns, fairly reflecting the information required to be presented therein, and the adequacy of all provisions for accrued, unpaid taxes in accordance with generally accepted accounting principles; (vi) the incurrence by FBA and its subsidiaries of any fees for brokers or finders in connection with the Acquisition; (vii) the adequacy of FBA's allowance for loan losses; (viii) except as otherwise disclosed, the absence since March 31, 2000 of changes or other events requiring disclosure to make FBA's financial statements not misleading or involving a material adverse change in the financial condition, the results of operations or the business of Redwood; (ix) the absence of material litigation against FBA and its subsidiaries except as otherwise disclosed; (x) identification of FBA's subsidiaries; (xi) the absence of any regulatory actions against FBA or any of its subsidiaries; (xii) identification of all of its properties, contracts, employee arrangements and other agreements meeting certain criteria specified in the Acquisition Agreement; (xiii) proper accounting for the securities in FBA's investment portfolio; (xiv) the status of the loans in FBA's loan portfolio and the documentation relating thereto; (xv) legal title to FBA's properties and the existence and nature of insurance relating thereto; (xvi) the nature and status of any loans, contracts and other arrangements with any of FBA's officers, directors or employees or any of their related interests; and (xvii) the conduct of FBA as it relates to various environmental laws and regulations.

     Representations and Warranties of First Banks and First Bank & Trust. The Acquisition Agreement contains representations and warranties of First Banks and First Bank & Trust made to FBA generally including, but not limited to: (i) the organization and related corporate status of First Banks and First Bank & Trust;
(ii) the authorization, execution, delivery and enforceability of the Acquisition Agreement; (iii) the delivery to FBA of certain of First Bank & Trust's financial statements; (iv) the material accuracy, as of the dates of the Acquisition Agreement and of this Proxy Statement, of information provided by First Banks and First Bank & Trust, and the material compliance with law of the form of documents which First Banks and First Bank & Trust are responsible for filing with any governmental entity in connection with the Acquisition; (v) the filing of all tax returns, fairly reflecting the information required to be presented therein, and the adequacy of all provisions for accrued, unpaid taxes in accordance with generally accepted accounting principles; (vi) the incurrence by First Banks and First Bank & Trust of any fees for brokers or finders in connection with the Acquisition; (vii) the adequacy of First Bank & Trust's allowance for loan losses; (viii) except as disclosed, the absence since March 31, 2000 of changes or other events involving a material adverse change in the financial condition, the results of operations or the business of First Bank & Trust; (ix) the absence of material litigation against First Bank & Trust except as disclosed to FBA; (x) the absence of any regulatory actions against First Bank & Trust; (xi) identification of all of its properties, contracts, employee arrangements and other agreements meeting certain criteria specified in the Acquisition Agreement; (xii) proper accounting for the securities in First Bank & Trust's investment portfolio; (xiii) the status of the loans in First Bank & Trust's loan portfolio and the documentation relating thereto; (xiv) legal title to properties of First Bank & Trust and the existence and nature of insurance relating thereto; (xv) the nature and status of any loans, contracts and other arrangements with officers, directors or employees of First Bank & Trust or any of their related interests; and (xvi) the conduct of First Bank & Trust as it relates to various environmental laws and regulations.

Conditions to the Consummation of the Acquisition

     Conditions to the Obligations of All of the Parties to Effect the Acquisition. The obligations of the parties to the Acquisition Agreement to effect the Acquisition are subject to various conditions (which may be waived), including, in addition to other customary closing conditions, the following:

     (i)  The stockholders of FBA shall have approved the Acquisition;

     (ii) All necessary governmental approvals for the Acquisition shall have been obtained, and any waiting periods imposed by any applicable law or regulation for the consummation of the Acquisition shall have expired; and

     (iii) There shall not be any injunction or restraining order preventing the consummation of the Acquisition in effect, nor shall any proceeding by any governmental entity seeking the same be pending, nor shall the Acquisition be illegal under any applicable law.

     Conditions to the Obligations of FBA and Redwood to Effect the Acquisition. The obligations of FBA and Redwood to effect the Acquisition are subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

     (i) As of the closing date of the Acquisition, the representations and warranties of First Banks and First Bank & Trust set forth in the Acquisition Agreement shall be true in all material respects;

     (ii) First Banks and First Bank & Trust shall have performed in all material respects their obligations under the Acquisition Agreement;

     (iii) FBA shall have received certain documents required to be delivered by First Bank & Trust, including certificates relating to the legal status of First Bank & Trust and a legal opinion from counsel to First Banks; and

     (iv) The Special Committee shall have received an opinion from Baxter Fentriss and Company to the effect that the transactions contemplated by the Acquisition Agreement are fair to the stockholders of FBA from a financial point of view, and such opinion shall not have been withdrawn.

     Conditions to the Obligations of First Banks and First Bank & Trust to Effect the Acquisition. The obligations of First Banks and First Bank & Trust to effect the Acquisition are subject to the fulfillment or waiver prior to the Effective Time of the following additional conditions:

     (i) As of the closing date, the representations and warranties of FBA and Redwood set forth in the Acquisition Agreement shall be true in all material respects;

     (ii) FBA shal have performed in all material respects its obligations under the Acquisition Agreement; and

     (iii) First Banks and First Bank & Trust shall have received certain documents required to be delivered by FBA and Redwood, including certificates relating to the legal status of FBA and a legal opinion from counsel to FBA.

Conduct of Business Pending the Acquisition

     Pursuant to the terms of the Acquisition Agreement, the parties are generally required to conduct their respective businesses only in the ordinary and usual course consistent with past practices. Furthermore, the Acquisition Agreement contains certain specific restrictions upon the conduct of each company's  business  pending the  Acquisition.  In particular,  the  Acquisition
Agreement  provides  that  neither  FBA nor First Bank & Trust  will,  except as otherwise disclosed: (i) declare or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property; or (ii) effect a reclassification, recapitalization, split-up, exchange of shares, readjustment or other similar change in or to any capital stock, or otherwise reorganize or recapitalize. First Bank & Trust is also prohibited from (i) borrowing funds or guaranteeing the obligations of others, except in the ordinary course of business, (ii) issuing capital stock or securities convertible into capital stock, and (iii) redeeming or purchasing its capital stock.

     The Acquisition Agreement further provides that without the prior written consent of the other party, FBA and First Bank & Trust will not: (i) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or employees, grant any stock options or, except as required by law, adopt or make any change in any employee benefit plan, agreement, payment or arrangement made to, for or with any such officers or employees; (ii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, except in the ordinary course of business;
(iii) enter into any agreement, contract or commitment having a term in excess of three months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; (iv) except in the ordinary course of business, place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance; (v) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to such entity or any claims which such entity may possess, or waive any material rights of substantial value; (vi) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness; (vii) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on such entity's business, financial condition, or earnings; (viii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner consistent with past practices.

     The parties to the Acquisition Agreement are also required to use their respective best efforts to perform and fulfill all conditions and obligations to be performed or fulfilled under the Acquisition Agreement and to effect the Acquisition in accordance with the terms and provisions thereof. The Acquisition Agreement requires each party to furnish to the other in a timely manner all information, data and documents requested to obtain any necessary regulatory or other approvals of the Acquisition and to deliver monthly unaudited consolidated balance sheets and profit and loss statements prepared for internal use, Reports of Condition and Income for each quarterly period completed prior to the Closing Date, and all other financial reports or statements submitted to regulatory authorities.

Additional Agreements

     Additional Covenants of FBA, Redwood and First Bank & Trust. The Acquisition Agreement contains additional covenants of each of FBA, Redwood and First Bank & Trust to, among other things: (i) allow the other party reasonable access to its books, records and properties; (ii) consult with one another as to the form of any press release or other public disclosures related to the Acquisition; (iii) promptly notify the other party in the event of any breach of the Acquisition Agreement and use its best efforts to prevent or remedy such a breach; (iv) use its best efforts to perform and fulfill its obligations under the Acquisition Agreement; and (v) maintain the confidentiality of information received from the other party.

     Additional Covenants of FBA. The Acquisition Agreement requires FBA to prepare, file and distribute this Proxy Statement and to hold a meeting of the stockholders of FBA to vote on the Acquisition and to use its best efforts to obtain the approval of the Acquisition by the stockholders of FBA.

     Additional Covenants of First Banks and First Bank & Trust. The Acquisition Agreement contains additional covenants of First Banks and First Bank & Trust, among other things: (i) to cooperate in the preparation and filing of the Proxy Statement and in calling and holding the Annual Meeting; and (ii) to obtain any necessary consents for the Acquisition under applicable leases, licenses, contracts and other instruments.

Termination; Damages

     Termination. The Acquisition Agreement may be terminated at any time prior to the closing date, either before or after approval by the stockholders of FBA, by the mutual consent of the parties; or by either FBA or First Banks at any time (i) if the other party materially breaches any of its representations, warranties and agreements made under the Acquisition Agreement and the breach is not cured within 30 days after written notice has been provided to the breaching party; (ii) the conditions to the obligations of a party are not satisfied or waived prior to the closing date and if the applicable 30-day cure period has lapsed, after written notice has been provided by such party to the other party; or (iii) the Effective Time has not occurred prior to March 31, 2001.

     In addition, the Acquisition Agreement will be deemed to have terminated if regulatory approval of the Acquisition has been finally denied. Either party may terminate the Acquisition Agreement if the other party becomes a party to or subject to any new or amended written agreement, memorandum, cease and desist order seeking or imposing civil money penalties or other written regulatory enforcement action or formal legal proceeding of any federal or state regulatory authority.

     Damages. The Acquisition Agreement provides that a party breaching any of its obligations or failing to consummate the Acquisition for any reason other than the failure of the other party to perform its obligations or the fact that one or more of the conditions to such party's obligation to consummate the Acquisition shall not have been satisfied, may be liable to the other party for damages, which would be measured by the out-of-pocket expenses of the non-breaching party incurred in connection with the Acquisition Agreement, including any fees paid to third parties. The amount of such damages are limited by the Acquisition Agreement to a maximum of $100,000.

Amendment and Waiver

     The Acquisition Agreement may be amended at any time by all of the parties thereto, and each party may extend the time for performance of the obligations of the other parties, waive inaccuracies in representations and warranties and waive compliance with any agreements or conditions contained in the Acquisition Agreement.

Expenses

     Whether or not the Acquisition is consummated, all costs and expenses incurred in connection with the Acquisition Agreement and the transactions contemplated thereby will be paid by the party incurring such expense, except as otherwise provided with respect to damages recoverable by a party due to a breach of the Acquisition Agreement by the other party. See "--Additional Agreements--Termination; Damages."

                     BUSINESS OF FBA AND FIRST BANK & TRUST

     FBA is a registered bank holding company incorporated in Delaware and headquartered in St. Louis County, Missouri. At June 30, 2000, FBA had $1.07 billion in total assets, $812.7 million in total loans, net of unearned discount, $918.3 million in total deposits and $77.5 million in total stockholders' equity. FBA operates through three wholly owned bank subsidiaries, First Bank-Texas, First Bank- California and Redwood.

     First Bank & Trust is a California bank headquartered in Newport Beach, California. At June 30, 2000, First Bank & Trust had $1.0 billion in total assets, $799.2 million in total loans, net of unearned discount, $875.0 million in total deposits and $101.6 million in total stockholder's equity. For the six months ended June 30, 2000, First Bank & Trust's net income was $6.8 million, compared to $3.1 million for the comparable period in 1999. For the year ended December 31, 1999, net income was $7.7 million, compared to $4.9 million in 1998 and $6.7 million in 1997.

     Through their respective banking locations (FBA has 6 banking offices in Texas and 17 in California, First Bank & Trust has 26 banking offices in California), FBA and First Bank & Trust offer a broad range of commercial and personal banking services including certificate of deposit accounts, individual retirement and other time deposit accounts, checking and other demand deposit accounts, interest checking accounts, savings accounts and money market accounts. Loans include commercial, financial and agricultural, real estate construction and development, commercial and residential real estate, commercial leasing, trade finance, consumer and installment, student and Small Business Administration loans. Other financial services include mortgage banking, credit and debit cards, brokerage services, credit-related insurance, automatic teller machines, telephone banking, safe deposit boxes, trust and private banking services and cash management services.

                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited pro forma combined condensed balance sheet as of June 30, 2000 and the unaudited pro forma combined condensed statements of income for the six months ended June 30, 2000 and 1999, and for the years ended December 31, 1999, 1998 and 1997, have been prepared to reflect the effects on the historical results of FBA of the proposed acquisition of FB&T as described above. The proposed acquisition will be accounted for as a combination of entities under common control. Therefore, the unaudited pro forma combined condensed balance sheet and statements of income give retroactive effect to the transaction and are presented as if the combining entities had been consolidated for all periods presented. The pro forma financial information set forth below is unaudited and not necessarily indicative of the results that will occur in the future.

              Unaudited Pro Forma Combined Condensed Balance Sheet

                                                                         June 30, 2000 (a)
                                                    ------------------------------------------------------------
                                                                                     Pro Forma         Pro Forma
                                                         FBA            FB&T        Adjustments        Combined
                                                         ---            ----        -----------        ---------
                                                        (dollars expressed in thousands, except per share data)

                           Assets
                           ------

Cash and cash equivalents:
   Cash and due from banks.......................  $    35,436         38,349              --             73,785
   Interest-bearing deposits.....................        1,761            921              --              2,682
   Federal funds sold............................       54,100         12,700              --             66,800
                                                   -----------     ----------       ---------        -----------
         Total cash and cash equivalents.........       91,297         51,970              --            143,267
                                                   -----------     ----------       ---------        -----------

Investment securities:
   Available for sale, at fair value.............      109,185         97,214              --            206,399
   Held to maturity, at amortized cost...........        1,864             --              --              1,864
                                                   -----------     ----------       ---------        -----------
         Total investment securities.............      111,049         97,214              --            208,263
                                                   -----------     ----------       ---------        -----------

Loans:
   Commercial and financial......................      239,564        226,126              --            465,690
   Real estate construction and development......      214,072        185,462              --            399,534
   Real estate mortgage..........................      330,320        373,941              --            704,261
   Consumer and installment......................       31,422         15,919              --             47,341
                                                   -----------     ----------       ---------        -----------
         Total loans.............................      815,378        801,448              --          1,616,826
   Unearned discount.............................       (2,655)        (2,222)             --             (4,877)
   Allowance for loan losses.....................      (16,567)       (16,988)             --            (33,555)
                                                   -----------     ----------       ---------        -----------
         Net loans...............................      796,156        782,238              --          1,578,394
                                                   -----------     ----------       ---------        -----------

Bank premises and equipment, net.................       13,315         13,813              --             27,128
Intangibles associated with the
   purchase of subsidiaries......................       21,483         15,067              --             36,550
Accrued interest receivable......................        8,096          7,055              --             15,151
Other real estate................................           --            220              --                220
Deferred tax assets..............................       15,214         15,719                             30,933
Other assets.....................................       17,547         17,245              --             34,792
                                                   -----------     ----------       ---------        -----------
         Total assets............................  $ 1,074,157      1,000,541              --          2,074,698
                                                   ===========     ==========       =========        ===========


See notes to pro forma combined condensed financial statements.



        Unaudited Pro Forma Combined Condensed Balance Sheet (continued)

                                                                           June 30, 2000
                                                    ------------------------------------------------------------
                                                                                     Pro Forma         Pro Forma
                                                         FBA            FB&T        Adjustments        Combined
                                                         ---            ----        -----------        ---------
                                                        (dollars expressed in thousands, except per share data)

                         Liabilities
                         -----------

Deposits:
   Demand:
     Noninterest-bearing deposits................  $   153,132        193,815              --            346,947
     Interest-bearing deposits...................       84,291         61,951              --            146,242
   Savings.......................................      272,202        299,435              --            571,637
   Time deposits:
     Time deposits of $100 or more...............      116,099         91,767              --            207,866
     Other time deposits.........................      292,580        228,080              --            520,660
                                                   -----------     ----------       ---------        -----------
         Total deposits..........................      918,304        875,048                          1,793,352
Note payable.....................................        4,200             --              --              4,200
Short-term borrowings............................       19,069         16,913              --             35,982
Accrued interest payable.........................        2,913          1,809              --              4,722
Deferred tax liabilities.........................        2,189          1,700              --              3,889
Accrued expenses and other liabilities...........        5,749          3,490              --              9,239
                                                   -----------     ----------       ---------        -----------
         Total liabilities.......................      952,424        898,960              --          1,851,384
                                                   -----------     ----------       ---------        -----------

Guaranteed preferred beneficial interest
   in First Banks America, Inc.
   subordinated debentures.......................       44,249             --              --             44,249
                                                   -----------     ----------       ---------        -----------

                    Stockholders' Equity
                    --------------------

Common stock - FBA...............................          582             --             980   (a)        1,562
Common stock - FB&T..............................           --         23,627         (23,627)  (a)           --
Class B common stock - FBA.......................          375             --              --                375
Capital surplus - FBA............................       69,784             --          91,733   (a)      161,517
Capital surplus - FB&T...........................           --         69,086         (69,086)  (a)           --
Retained earnings................................       21,060          9,727              --             30,787
Common treasury stock, at cost...................      (12,633)            --              --            (12,633)
Accumulated other comprehensive loss.............       (1,684)          (859)             --             (2,543)
                                                   -----------     ----------       ---------       ------------
         Total stockholders' equity..............       77,484        101,581              --            179,065
                                                   -----------     ----------       ---------        -----------
         Total liabilities and
             stockholders' equity................  $ 1,074,157      1,000,541              --          2,074,698
                                                   ===========     ==========       =========        ===========

Book value per common share:
   June 30, 2000.................................  $     13.87          21.50              --             14.78
                                                   ===========     ==========       =========        ==========
   December 31, 1999.............................        12.83          21.59              --             14.33
                                                   ===========     ==========       =========        ==========

Pro forma equivalent book value per common share:
     June 30, 2000...............................  $        --             --              --             20.43
                                                   ===========     ==========       =========        ==========
     December 31, 1999...........................           --             --              --             19.81
                                                   ===========     ==========       =========        ==========



           Unaudited Pro Forma Combined Condensed Statement of Income

                                                                Six months ended June 30, 2000
                                                     -----------------------------------------------------------
                                                                                     Pro Forma         Pro Forma
                                                         FBA            FB&T        Adjustments        Combined
                                                         ---            ----        -----------        --------
                                                        (dollars expressed in thousands, except per share data)

Interest income:
   Interest and fees on loans....................  $   37,559          35,236              --             72,795
   Investment securities.........................       3,421           3,175              --              6,596
   Federal funds sold and other..................       1,355             894              --              2,249
                                                   ----------        --------       ---------        -----------
         Total interest income...................      42,335          39,305              --             81,640
                                                   ----------        --------       ---------        -----------
Interest expense:
   Deposits:
      Interest-bearing demand....................         660             500              --              1,160
      Savings....................................       4,904           6,208              --             11,112
      Time deposits of $100 or more..............       2,070             824              --              2,894
      Other time deposits........................       8,312           7,811              --             16,123
   Promissory note payable and
     short-term borrowings.......................         421             520              --                941
                                                   ----------        --------       ---------        -----------
         Total interest expense..................      16,367          15,863              --             32,230
                                                   ----------        --------       ---------        -----------
         Net interest income.....................      25,968          23,442              --             49,410
Provision for loan losses........................         712             740              --              1,452
                                                   ----------        --------       ---------        -----------
         Net interest income after
           provision for loan losses.............      25,256          22,702              --             47,958
                                                   ----------        --------       ---------        -----------
Noninterest income:
   Service charges on deposit accounts
     and customer service fees...................       1,838           1,695              --              3,533
   Gain (loss) on sales of securities, net.......        (177)            556              --                379
   Other income..................................         967             786              --              1,753
                                                   ----------        --------       ---------        -----------
         Total noninterest income................       2,628           3,037              --              5,665
                                                   ----------        --------       ---------        -----------
Noninterest expense:
   Salaries and employee benefits................       6,661           5,675             401   (b)       12,737
   Occupancy, net of rental income...............       1,619           2,287              --              3,906
   Furniture and equipment.......................         985             877              --              1,862
   Advertising and business development..........         236             220              --                456
   Postage, printing and supplies................         393             366              --                759
   Data processing fees..........................       1,951           1,406              --              3,357
   Legal, examination and professional fees......       2,476           1,297            (401)  (b)        3,372
   Communications................................         260             224              --                484
   Gain on sales of other real estate,
     net of expenses.............................         (33)           (122)             --               (155)
   Amortization of intangibles associated
     with the purchase of subsidiaries...........         645             696              --              1,341
   Guaranteed preferred debentures...............       1,971              --              --              1,971
   Other.........................................       1,411           1,528              --              2,939
                                                   ----------        --------       ---------        -----------
         Total noninterest expense...............      18,575          14,454              --             33,029
                                                   ----------        --------       ---------        -----------
         Income before provision for
           income tax expense....................       9,309          11,285              --             20,594
Provision for income tax expense.................       3,412           4,492              --              7,904
                                                   ----------        --------       ---------        -----------
         Net income..............................  $    5,897           6,793              --             12,690
                                                   ==========        ========       =========        ===========

Earnings per common share:
   Basic.........................................  $     1.05            1.44              --               1.05
   Diluted.......................................        1.05            1.44              --               1.05
                                                   ==========        ========       =========        ===========

Weighted average common stock
   outstanding (in thousands)....................  $    5,612           4,725              --             12,143
                                                   ==========        ========       =========        ===========

Pro forma equivalent earnings per common share:
   Basic.........................................  $       --              --              --               1.45
   Diluted.......................................          --              --              --               1.45
                                                   ==========        ========       =========        ===========

See notes to pro forma combined condensed financial statements.



           Unaudited Pro Forma Combined Condensed Statement of Income

                                                                  Six months ended June 30, 1999
                                                   -------------------------------------------------------------
                                                                                     Pro Forma         Pro Forma
                                                         FBA            FB&T        Adjustments        Combined
                                                         ---            ----        -----------        --------
                                                        (dollars expressed in thousands, except per share data)

Interest income:
   Interest and fees on loans....................  $   28,584          24,934              --             53,518
   Investment securities.........................       3,428           3,289              --              6,717
   Federal funds sold and other..................         224             132              --                356
                                                   ----------        --------       ---------        -----------
         Total interest income...................      32,236          28,355              --             60,591
                                                   ----------        --------       ---------        -----------
Interest expense:
   Deposits:
      Interest-bearing demand....................         553             271              --                824
      Savings....................................       3,949           4,431              --              8,380
      Time deposits of $100 or more..............       1,640           1,540              --              3,180
      Other time deposits........................       5,400           5,352              --             10,752
   Promissory note payable and
     short-term borrowings.......................         466             395              --                861
                                                   ----------        --------       ---------        -----------
         Total interest expense..................      12,008          11,989              --             23,997
                                                   ----------        --------       ---------        -----------
         Net interest income.....................      20,228          16,366              --             36,594
Provision for loan losses........................         213             950              --              1,163
                                                   ----------        --------       ---------        -----------
         Net interest income after
           provision for loan losses.............      20,015          15,416              --             35,431
                                                   ----------        --------       ---------        -----------
Noninterest income:
   Service charges on deposit accounts
     and customer service fees...................       1,630           1,411              --              3,041
   Gain on sales of securities, net..............         174             311              --                485
   Other income..................................         855             546              --              1,401
                                                   ----------        --------       ---------        -----------
         Total noninterest income................       2,659           2,268              --              4,927
                                                   ----------        --------       ---------        -----------
Noninterest expense:
   Salaries and employee benefits................       5,202           4,599             406   (b)       10,207
   Occupancy, net of rental income...............       1,361           1,812              --              3,173
   Furniture and equipment.......................         848             724              --              1,572
   Advertising and business development..........         163             130              --                293
   Postage, printing and supplies................         387             257              --                644
   Data processing fees..........................       1,556           1,172              --              2,728
   Legal, examination and professional fees......       2,247           1,007            (406)  (b)        2,848
   Communications................................         300             227              --                527
   (Gain) loss on sales of other real estate,
     net of expenses.............................           7             (86)             --                (79)
   Amortization of intangibles associated
     with the purchase of subsidiaries...........         508             525              --              1,033
   Guaranteed preferred debentures...............       1,986              --              --              1,986
   Other.........................................       1,624           1,762              --              3,386
                                                   ----------        --------       ---------        -----------
         Total noninterest expense...............      16,189          12,129              --             28,318
                                                   ----------        --------       ---------        -----------
         Income before provision for
           income tax expense....................       6,485           5,555              --             12,040
Provision for income tax expense.................       2,795           2,410              --              5,205
                                                   ----------        --------       ---------        -----------
         Net income..............................  $    3,690           3,145              --              6,835
                                                   ==========        ========       =========        ===========

Earnings per common share:
   Basic.........................................  $     0.65            0.67              --               0.56
   Diluted.......................................        0.64            0.67              --               0.56
                                                   ==========        ========       =========        ===========

Weighted average common stock
   outstanding (in thousands)....................  $    5,717           4,701              --             12,248
                                                   ==========        ========       =========        ===========

Pro forma equivalent earnings per common share:
   Basic.........................................  $       --              --              --               0.77
   Diluted.......................................          --              --              --               0.77
                                                   ==========        ========       =========        ===========

See notes to pro forma combined condensed financial statements.


           Unaudited Pro Forma Combined Condensed Statement of Income

                                                                   Year ended December 31, 1999
                                                     -----------------------------------------------------------
                                                                                     Pro Forma         Pro Forma
                                                         FBA            FB&T        Adjustments        Combined
                                                         ---            ----        -----------        --------
                                                        (dollars expressed in thousands, except per share data)


Interest income:
   Interest and fees on loans....................  $   61,748          56,531              --            118,279
   Investment securities.........................       6,310           6,443              --             12,753
   Federal funds sold and other..................         897             791              --              1,688
                                                   ----------        --------       ---------        -----------
         Total interest income...................      68,955          63,765              --            132,720
                                                   ----------        --------       ---------        -----------
Interest expense:
   Deposits:
      Interest-bearing demand....................       1,168             885              --              2,053
      Savings....................................       8,365           8,781              --             17,146
      Time deposits of $100 or more..............       3,513           2,770              --              6,283
      Other time deposits........................      11,803          11,923              --             23,726
   Promissory note payable and
     short-term borrowings.......................         682           1,349              --              2,031
                                                   ----------        --------       ---------        -----------
         Total interest expense..................      25,531          25,708              --             51,239
                                                   ----------        --------       ---------        -----------
         Net interest income.....................      43,424          38,057              --             81,481
Provision for loan losses........................         393           3,790              --              4,183
                                                   ----------        --------       ---------        -----------
         Net interest income after
           provision for loan losses.............      43,031          34,267              --             77,298
                                                   ----------        --------       ---------        -----------
Noninterest income:
   Service charges on deposit accounts
     and customer service fees...................       3,264           2,946              --              6,210
   Gain on sales of securities, net..............         174             311              --                485
   Other income..................................       2,157           1,028              --              3,185
                                                   ----------        --------       ---------        -----------
         Total noninterest income................       5,595           4,285              --              9,880
                                                   ----------        --------       ---------        -----------
Noninterest expense:
   Salaries and employee benefits................      10,940          10,071             878   (b)       21,889
   Occupancy, net of rental income...............       2,788           4,192              --              6,980
   Furniture and equipment.......................       1,712           1,520              --              3,232
   Advertising and business development..........         478             341              --                819
   Postage, printing and supplies................         818             544              --              1,362
   Data processing fees..........................       3,214           2,356              --              5,570
   Legal, examination and professional fees......       4,576           2,055            (878)  (b)        5,753
   Communications................................         620             478              --              1,098
   Gain on sales of other real estate,
     net of expenses.............................        (438)           (282)             --               (720)
   Amortization of intangibles associated
     with the purchase of subsidiaries...........       1,138           1,158              --              2,296
   Guaranteed preferred debentures...............       3,966              --              --              3,966
   Other.........................................       3,018           3,200              --              6,218
                                                   ----------        --------       ---------        -----------
         Total noninterest expense...............      32,830          25,633              --             58,463
                                                   ----------        --------       ---------        -----------
         Income before provision for
           income tax expense....................      15,796          12,919              --             28,715
Provision for income tax expense.................       6,326           5,221              --             11,547
                                                   ----------        --------       ---------        -----------
         Net income..............................  $    9,470           7,698              --             17,168
                                                   ==========        ========       =========        ===========

Earnings per common share:
   Basic.........................................  $     1.66            1.63              --               1.40
   Diluted.......................................        1.66            1.63              --               1.40
                                                   ==========        ========       =========        ===========

Weighted average common stock
   outstanding (in thousands)....................  $    5,704           4,713              --             12,235
                                                   ==========        ========       =========        ===========

Pro forma equivalent earnings per common share:
   Basic.........................................  $       --              --              --               1.93
   Diluted.......................................          --              --              --               1.93
                                                   ==========        ========       =========        ===========

See notes to pro forma combined condensed financial statements.



           Unaudited Pro Forma Combined Condensed Statement of Income

                                                                  Year ended December 31, 1998
                                                   -------------------------------------------------------------
                                                                                     Pro Forma         Pro Forma
                                                         FBA            FB&T        Adjustments        Combined
                                                         ---            ----        -----------        --------
                                                        (dollars expressed in thousands, except per share data)

Interest income:
   Interest and fees on loans....................  $   45,099          43,252              --             88,351
   Investment securities.........................       8,103          10,391              --             18,494
   Federal funds sold and other..................       1,206             782              --              1,988
                                                   ----------        --------       ---------        -----------
         Total interest income...................      54,408          54,425              --            108,833
                                                   ----------        --------       ---------        -----------
Interest expense:
   Deposits:
      Interest-bearing demand....................       1,274             447              --              1,721
      Savings....................................       6,304           8,810              --             15,114
      Time deposits of $100 or more..............       2,932           3,796              --              6,728
      Other time deposits........................      11,096          12,234              --             23,330
   Promissory note payable and
     short-term borrowings.......................       1,603             799              --              2,402
                                                   ----------        --------       ---------        -----------
         Total interest expense..................      23,209          26,086              --             49,295
                                                   ----------        --------       ---------        -----------
         Net interest income.....................      31,199          28,339              --             59,538
Provision for loan losses........................         900             850              --              1,750
                                                   ----------        --------       ---------        -----------
         Net interest income after
           provision for loan losses.............      30,299          27,489              --             57,788
                                                   ----------        --------       ---------        -----------
Noninterest income:
   Service charges on deposit accounts
     and customer service fees...................       2,935           2,231              --              5,166
   Gain on sales of securities, net..............         341             358              --                699
   Other income..................................       1,099             892              --              1,991
                                                   ----------        --------       ---------        -----------
         Total noninterest income................       4,375           3,481              --              7,856
                                                   ----------        --------       ---------        -----------
Noninterest expense:
   Salaries and employee benefits................       8,203           8,176           1,086   (b)       17,465
   Occupancy, net of rental income...............       2,291           3,364              --              5,655
   Furniture and equipment.......................       1,708           1,441              --              3,149
   Advertising and business development..........         616             562              --              1,178
   Postage, printing and supplies................         752             643              --              1,395
   Data processing fees..........................       2,042           1,696              --              3,738
   Legal, examination and professional fees......       4,325           2,388          (1,086)  (b)        5,627
   Communications................................         720             595              --              1,315
   (Gain) loss on sales of other real estate,
     net of expenses.............................          34            (127)             --                (93)
   Amortization of intangibles associated
     with the purchase of subsidiaries...........         596             450              --              1,046
   Guaranteed preferred debentures...............       1,758              --              --              1,758
   Other.........................................       3,427           3,301              --              6,728
                                                   ----------        --------       ---------        -----------
         Total noninterest expense...............      26,472          22,489              --             48,961
                                                   ----------        --------       ---------        -----------
         Income before provision for
           income tax expense....................       8,202           8,481              --             16,683
Provision for income tax expense.................       3,592           3,539              --              7,131
                                                   ----------        --------       ---------        -----------
         Net income..............................  $    4,610           4,942              --              9,552
                                                   ==========        ========       =========        ===========

Earnings per common share:
   Basic.........................................  $     0.90            1.05              --               0.82
   Diluted.......................................        0.90            1.05              --               0.82
                                                   ==========        ========       =========        ===========

Weighted average common stock
   outstanding (in thousands)....................  $    5,140           4,701              --             11,671
                                                   ==========        ========       =========        ===========

Pro forma equivalent earnings per common share:
   Basic.........................................  $       --              --              --               1.13
   Diluted.......................................          --              --              --               1.13
                                                   ==========        ========       =========        ===========

See notes to pro forma combined condensed financial statements.



           Unaudited Pro Forma Combined Condensed Statement of Income

                                                                   Year ended December 31, 1997
                                                   -------------------------------------------------------------
                                                                                     Pro Forma         Pro Forma
                                                         FBA            FB&T        Adjustments        Combined
                                                         ---            ----        -----------        --------
                                                        (dollars expressed in thousands, except per share data)

Interest income:
   Interest and fees on loans....................  $   33,393          31,699              --             65,092
   Investment securities.........................       7,870           8,360              --             16,230
   Federal funds sold and other..................       1,254           2,587              --              3,841
                                                   ----------        --------       ---------        -----------
         Total interest income...................      42,517          42,646              --             85,163
                                                   ----------        --------       ---------        -----------
Interest expense:
   Deposits:
      Interest-bearing demand....................       1,398             327              --              1,725
      Savings....................................       3,747           4,005              --              7,752
      Time deposits of $100 or more..............       2,144           3,090              --              5,234
      Other time deposits........................       9,427          12,474              --             21,901
   Promissory note payable and
     short-term borrowings.......................       2,439             509              --              2,948
                                                   ----------        --------       ---------        -----------
         Total interest expense..................      19,155          20,405              --             39,560
                                                   ----------        --------       ---------        -----------
         Net interest income.....................      23,362          22,241              --             45,603
Provision for loan losses........................       2,000           2,000              --              4,000
                                                   ----------        --------       ---------        -----------
         Net interest income after
           provision for loan losses.............      21,362          20,241              --             41,603
                                                   ----------        --------       ---------        -----------
Noninterest income:
   Service charges on deposit accounts
     and customer service fees...................       2,239           1,781              --              4,020
   Gain on sales of securities, net..............          76              --              --                 76
   Other income..................................         972             401              --              1,373
                                                   ----------        --------       ---------        -----------
         Total noninterest income................       3,287           2,182              --              5,469
                                                   ----------        --------       ---------        -----------
Noninterest expense:
   Salaries and employee benefits................       6,226           5,567             709   (b)       12,502
   Occupancy, net of rental income...............       2,166           3,045              --              5,211
   Furniture and equipment.......................       1,149           1,023              --              2,172
   Advertising and business development..........         234             195              --                429
   Postage, printing and supplies................         496             490              --                986
   Data processing fees..........................       1,084             710              --              1,794
   Legal, examination and professional fees......       3,241           1,139            (709)  (b)        3,671
   Communications................................         673             490              --              1,163
   Gain on sales of other real estate,
     net of expenses.............................        (350)           (404)             --               (754)
   Amortization of intangibles associated
     with the purchase of subsidiaries...........         220             (38)             --                182
   Other.........................................       2,538           2,415              --              4,953
                                                   ----------        --------       ---------        -----------
         Total noninterest expense...............      17,677          14,632              --             32,309
                                                   ----------        --------       ---------        -----------
         Income before provision for income
           tax expense and minority interest
           in income of subsidiary...............       6,972           7,791              --             14,763
Provision for income tax expense.................       3,145           1,111              --              4,256
                                                   ----------        --------       ---------        -----------
         Income before minority interest
           in income of subsidiary...............       3,827           6,680              --             10,507
Minority interest in income of subsidiary........         294              --              --                294
                                                   ----------        --------       ---------        -----------
         Net income..............................  $    3,533           6,680              --             10,213
                                                   ==========        ========       =========        ===========
Earnings per common share:
   Basic.........................................  $     0.87            1.42              --               0.96
   Diluted.......................................        0.86            1.42              --               0.96
                                                   ==========        ========       =========        ===========
Weighted average common stock
   outstanding (in thousands)....................  $    4,069           4,701              --             10,600
                                                   ==========        ========       =========        ===========
Pro forma equivalent earnings per common share:
   Basic.........................................  $       --              --              --               1.33
   Diluted.......................................          --              --              --               1.33
                                                   ==========        ========       =========        ===========

See notes to pro forma combined condensed financial statements.

           Notes to Pro Forma Combined Condensed Financial Statements

(a) Stockholders' equity has been adjusted to reflect the merger of FBA and FB&T for the issuance of 6,530,769 shares of FBA common stock to First Banks in exchange for 4,725,396 shares of FB&T common stock owned by First Banks, resulting in an exchange ratio equivalent to 1.3821.

(b) Salaries and employee benefits and legal, examination and professional fees have been adjusted to reflect the elimination of intercompany transactions under the cost sharing agreements between FBA and First Banks. These cost sharing agreements are further discussed in Note 11 to FB&T's accompanying financial statements.

                   FINANCIAL STATEMENTS OF FIRST BANK & TRUST


                               FIRST BANK & TRUST

                          INDEPENDENT AUDITORS' REPORT




The Board of Directors and Stockholder
First Bank & Trust:

         We have audited the accompanying balance sheet of First Bank & Trust (the Company) as of December 31, 1999, and the related statements of income, changes in stockholder's equity and comprehensive income, and cash flows for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Bank & Trust as of December 31, 1999, and the results of its operations and its cash flows for the year ended December 31, 1999 in conformity with generally accepted accounting principles.


                                                              /s/ KPMG LLP
                                                              ------------



St. Louis, Missouri
August 4, 2000

                               FIRST BANK & TRUST

                                 BALANCE SHEETS
             (dollars expressed in thousands, except per share data)



                                                                              June 30,         December 31,
                                                                              --------    -----------------------
                                                                                2000        1999          1998
                                                                                ----        ----          ----
                                                                             (unaudited)               (unaudited)

                                          ASSETS
                                          ------

Cash and cash equivalents:
    Cash and due from banks..............................................  $    38,349       26,987       34,037
    Interest-bearing deposits with other financial institutions
       with maturities of three months or less...........................          921        1,043        2,573
    Federal funds sold...................................................       12,700       27,500       12,300
                                                                           -----------   ----------    ---------
         Total cash and cash equivalents.................................       51,970       55,530       48,910
                                                                           -----------   ----------    ---------

Investment securities:
    Available for sale, at fair value....................................       97,214      103,636      134,203
                                                                           -----------   ----------    ---------
Loans:
    Commercial and financial.............................................      226,126      211,182      195,027
    Real estate construction and development.............................      185,462      172,251      129,835
    Real estate mortgage.................................................      373,941      334,429      239,456
    Consumer and installment.............................................       15,919       20,597       10,230
                                                                           -----------   ----------    ---------
         Total loans.....................................................      801,448      738,459      574,548
    Unearned discount....................................................       (2,222)      (1,631)        (986)
    Allowance for loan losses............................................      (16,988)     (15,581)     (12,820)
                                                                           -----------   ----------    ---------
         Net loans.......................................................      782,238      721,247      560,742
                                                                           -----------   ----------    ---------

Bank premises and equipment, net of accumulated depreciation.............       13,813       13,284        9,480
Intangibles associated with the purchase of
    assets and the assumption of liabilities.............................       15,067       15,764       12,282
Accrued interest receivable..............................................        7,055        6,269        5,495
Other real estate .......................................................          220          329          774
Deferred tax assets......................................................       15,719       14,717        8,131
Other assets.............................................................       17,245       13,453       12,964
                                                                           -----------   ----------    ---------
         Total assets....................................................   $1,000,541      944,229      792,981
                                                                           ===========   ==========    =========

The accompanying notes are an integral part of the financial statements.

                               FIRST BANK & TRUST

             (dollars expressed in thousands, except per share data)



                                                                              June 30,         December 31,
                                                                              --------    -----------------------
                                                                                2000        1999          1998
                                                                                ----        ----          ----
                                                                             (unaudited)               (unaudited)


                                       LIABILITIES
                                       -----------

Deposits:
    Demand:
      Non-interest-bearing ..............................................  $   193,815      172,997      136,261
      Interest-bearing...................................................       61,951       72,185       42,294
    Savings..............................................................      299,435      229,856      237,326
    Time deposits:
      Time deposits of $100 or more......................................       91,767       94,526       71,429
      Other time deposits................................................      228,080      235,412      214,096
                                                                           -----------   ----------    ---------
         Total deposits..................................................      875,048      804,976      701,406

Short-term borrowings....................................................       16,913       29,617        9,915
Accrued interest payable.................................................        1,809        1,721          672
Deferred tax liabilities.................................................        1,700        1,122        1,263
Accrued expenses and other liabilities...................................        3,490        4,779        4,560
                                                                           -----------   ----------    ---------
         Total liabilities...............................................      898,960      842,215      717,816
                                                                           -----------   ----------    ---------


                                   STOCKHOLDER'S EQUITY
                                   --------------------

Common stock, $5.00 stated value; 20,000,000 shares authorized;
    4,725,396 shares issued and  outstanding  at June 30, 2000 and December  31, 1999;  4,700,796 shares
    issued and outstanding at December 31, 1998 .........................       23,627       23,627       23,504
Capital surplus..........................................................       69,086       69,086       44,345
Retained earnings........................................................        9,727        9,934        6,236
Accumulated other comprehensive (loss) income............................         (859)        (633)       1,080
                                                                           -----------   ----------    ---------
         Total stockholder's equity......................................      101,581      102,014       75,165
                                                                           -----------   ----------    ---------
         Total liabilities and stockholder's equity......................   $1,000,541      944,229      792,981
                                                                           ===========   ==========    =========

                               FIRST BANK & TRUST

                              STATEMENTS OF INCOME
             (dollars expressed in thousands, except per share data)


                                                                    Six months ended            Years ended
                                                                        June 30,                December 31,
                                                                  --------------------  -------------------------
                                                                     2000       1999      1999     1998      1997
                                                                     ----       ----      ----     ----      ----
                                                                        (unaudited)                   (unaudited)

Interest income:
    Interest and fees on loans...................................  $ 35,236    24,934    56,531    43,252    31,699
    Investment securities........................................     3,175     3,289     6,443    10,391     8,360
    Federal funds sold and other.................................       894       132       791       782     2,587
                                                                   --------   -------   -------   -------   -------
         Total interest income...................................    39,305    28,355    63,765    54,425    42,646
                                                                   --------   -------   -------   -------   -------
Interest expense:
    Deposits:
      Interest-bearing demand....................................       500       271       885       447       327
      Savings....................................................     6,208     4,431     8,781     8,810     4,005
      Time deposits of $100 or more..............................       824     1,540     2,770     3,796     3,090
      Other time deposits........................................     7,811     5,352    11,923    12,234    12,474
    Short-term borrowings........................................       520       395     1,349       799       509
                                                                   --------   -------   -------   -------   -------
         Total interest expense..................................    15,863    11,989    25,708    26,086    20,405
                                                                   --------   -------   -------   -------   -------
         Net interest income.....................................    23,442    16,366    38,057    28,339    22,241
Provision for loan losses........................................       740       950     3,790       850     2,000
                                                                   --------   -------   -------   -------   -------
         Net interest income after
           provision for loan losses.............................    22,702    15,416    34,267    27,489    20,241
                                                                   --------   -------   -------   -------   -------
Noninterest income:
    Service charges on deposit accounts
      and customer service fees..................................     1,695     1,411     2,946     2,231     1,781
    Gains on sales of securities, net............................       556       311       311       358        --
    Other income.................................................       786       546     1,028       892       401
                                                                   --------   -------   -------   -------   -------
         Total noninterest income................................     3,037     2,268     4,285     3,481     2,182
                                                                   --------   -------   -------   -------   -------
Noninterest expense:
    Salaries and employee benefits...............................     5,675     4,599    10,071     8,176     5,567
    Occupancy, net of rental income..............................     2,287     1,812     4,192     3,364     3,045
    Furniture and equipment......................................       877       724     1,520     1,441     1,023
    Advertising and business development.........................       220       130       341       562       195
    Postage, printing and supplies...............................       366       257       544       643       490
    Data processing fees.........................................     1,406     1,172     2,356     1,696       710
    Legal, examination and professional fees.....................     1,297     1,007     2,055     2,388     1,139
    Communications...............................................       224       227       478       595       490
    Gain on sales of other real estate, net of expenses..........      (122)      (86)     (282)     (127)     (404)
    Amortization of intangibles associated
      with the purchase of assets and
      the assumption of liabilities..............................       696       525     1,158       450       (38)
    Other........................................................     1,528     1,762     3,200     3,301     2,415
                                                                   --------   -------   -------   -------   -------
         Total noninterest expense...............................    14,454    12,129    25,633    22,489    14,632
                                                                   --------   -------   -------   -------   -------
         Income before provision for income tax expense..........    11,285     5,555    12,919     8,481     7,791
Provision for income tax expense.................................     4,492     2,410     5,221     3,539     1,111
                                                                   --------   -------   -------   -------   -------
         Net income .............................................  $  6,793     3,145     7,698     4,942     6,680
                                                                   ========   =======   =======   =======   =======

Earnings per common share:
    Basic........................................................  $   1.44      0.67      1.63      1.05      1.42
    Diluted......................................................      1.44      0.67      1.63      1.05      1.42
                                                                   ========   =======   =======   =======   =======
Weighted average common stock outstanding (in thousands).........     4,725     4,701     4,713     4,701     4,701
                                                                   ========   =======   =======   =======   =======

The accompanying notes are an integral part of the financial statements.

                               FIRST BANK & TRUST

     STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY AND COMPREHENSIVE INCOME Six months ended June 30, 2000 and three years ended December 31, 1999
             (dollars expressed in thousands, except per share data)

                                                                                                              Accu-
                                                                                                             mulated
                                                                                                              other
                                                                                                             compre-    Total
                                                                                    Compre-                  hensive   stock-
                                                             Common      Capital    hensive    Retained      income   holders'
                                                              stock      surplus    income     earnings      (loss)    equity
                                                              -----      -------    ------     --------      ------    ------

Balances, January 1, 1997 (unaudited)...................    $23,504     25,089                    114            70    48,777
Year ended December 31, 1997 (unaudited):
   Comprehensive income:
    Net income..........................................        --          --      6,680       6,680            --     6,680
    Other comprehensive income, net of tax-
      unrealized gains on securities, net
      of  reclassification adjustment(1)................        --          --        481          --           481       481
                                                                                   ------
    Comprehensive income................................                            7,161
                                                                                   ======
   Dividends paid ......................................        --          --                 (1,500)           --    (1,500)
                                                            ------      ------                 ------        ------   -------
Balances, December 31, 1997 (unaudited).................    23,504      25,089                  5,294           551    54,438
Year ended December 31, 1998 (unaudited):
   Comprehensive income:
    Net income..........................................        --          --      4,942       4,942            --     4,942
    Other comprehensive income, net of tax-
      unrealized gains on securities, net
      of reclassification adjustment(1).................        --          --        529          --           529       529
                                                                                   ------
    Comprehensive income................................                            5,471
                                                                                   ======
   Merger of Republic Bank..............................        --      19,256                     --            --    19,256
   Dividends paid.......................................        --          --                 (4,000)           --    (4,000)
                                                            ------      ------                 ------        ------   -------
Balances, December 31, 1998 (unaudited).................    23,504      44,345                  6,236         1,080    75,165
Year ended December 31, 1999:
   Comprehensive income:
    Net income..........................................        --          --      7,698       7,698            --     7,698
    Other comprehensive income, net of tax-
      unrealized losses on securities, net
      of reclassification adjustment(1).................        --          --     (1,713)         --        (1,713)   (1,713)
                                                                                   ------
    Comprehensive income................................                            5,985
                                                                                   ======
   Merger of Century Bank...............................        --      21,500                     --            --    21,500
   Capital contribution from First Banks................        --       3,000                     --            --     3,000
   Merger of CCB Bancorp, Inc...........................       123         241                     --            --       364
   Dividends paid.......................................        --          --                 (4,000)           --    (4,000)
                                                            ------      ------                 ------        ------   -------
Balances, December 31, 1999.............................    23,627      69,086                  9,934          (633)  102,014
Six months ended June 30, 2000 (unaudited):
   Comprehensive income:
    Net income..........................................        --          --      6,793       6,793            --     6,793
    Other comprehensive income, net of tax-
      unrealized losses on securities, net
      of reclassification adjustment(1).................        --          --       (226)         --          (226)     (226)
                                                                                   ------
    Comprehensive income................................                            6,567
                                                                                   ======
   Dividends paid.......................................        --          --                 (7,000)           --    (7,000)
                                                            ------      ------                 ------        ------   -------
Balances, June 30, 2000 (unaudited).....................    $23,627     69,086                  9,727          (859)  101,581
                                                            =======     ======                 ======        ======   =======

(1)      Disclosure of reclassification adjustment:

                                                                        Six months ended June 30,  Three years ended December 31,
                                                                        -------------------------  ------------------------------
                                                                           2000          1999         1999     1998       1997
                                                                           ----          ----         ----     ----       ----

    Unrealized gains (losses) arising during the period...............   $   135       (1,098)     (1,511)      762        485
    Less reclassification adjustment for gains included in net income.       361          202         202       233          4
                                                                         -------      -------      ------     -----      -----
    Unrealized (losses) gains on investment securities................   $  (226)      (1,300)     (1,713)      529        481
                                                                         =======      =======      ======     =====      =====

The accompanying notes are an integral part of the financial statements.

                               FIRST BANK & TRUST

                            STATEMENTS OF CASH FLOWS
                        (dollars expressed in thousands)

                                                                    Six months ended            Years ended
                                                                        June 30,               December 31,
                                                                  --------------------  --------------------------
                                                                     2000       1999      1999       1998     1997
                                                                     ----       ----      ----       ----     ----
                                                                        (unaudited)                   (unaudited)

Cash flows from operating activities:
    Net income...................................................  $  6,793     3,145     7,698     4,942     6,680
    Adjustments to reconcile net income to cash provided by
      operating activities:
        Depreciation, amortization and accretion, net............     1,370     1,315     3,133     1,822      (254)
        Provision for loan losses................................       740       950     3,790       850     2,000
        Provision for income tax expense.........................     4,492     2,410     5,221     3,539     1,111
        Payments of income taxes.................................    (5,046)   (2,268)   (4,810)   (3,934)   (1,465)
        Gains on sales of investment securities, net.............      (556)     (311)     (311)     (358)       --
        (Increase) decrease in accrued interest receivable.......      (786)      124       165       159    (2,171)
        Interest accrued on liabilities..........................    15,863    11,989    25,708    26,086    20,405
        Payments of interest on liabilities......................   (15,775)  (11,574)  (25,175)  (27,023)  (20,374)
        Other operating activities, net..........................    (4,673)     (279)   (1,740)     (740)   (1,539)
                                                                   --------   -------  --------  --------  --------
              Net cash provided by operating activities..........     2,422     5,501    13,679     5,343     4,393
                                                                   --------   -------  --------  --------  --------

Cash flows from investing activities:
    Cash received for acquired and merged entities,
      net of cash and cash equivalents paid......................        --        --    43,786    29,653    81,531
    Proceeds from sales of investment securities.................     5,346    31,333    30,631    52,572        --
    Maturities of investment securities..........................    10,231     9,208    23,535   100,415   120,537
    Purchases of investment securities...........................    (8,950)      (94)     (172)  (54,497) (262,936)
    Net increase in loans........................................   (63,912)  (16,461)  (68,582)  (90,435)  (80,559)
    Recoveries of loans previously charged-off...................     1,961       917     3,124     1,803     3,337
    Purchases of bank premises and equipment.....................    (1,200)     (461)   (3,898)   (4,259)   (1,605)
    Proceeds from sales of other real estate.....................       451       924     2,002     1,456     3,787
    Other investing activities, net..............................      (277)     (219)     (489)     (200)   (9,542)
                                                                   --------   -------  --------  --------  --------
              Net cash (used in) provided by investing activities   (56,350)   25,147    29,937    36,208  (145,450)
                                                                   --------   -------  --------  --------  --------

Cash flows from financing activities:
     Other (decreases) increases in deposits:
      Demand and savings deposits................................    80,163   (16,905)  (22,206)   33,221   116,844
      Time deposits..............................................   (10,091)  (38,038)  (23,492)  (63,054)   (1,406)
    (Decrease) increase in short-term borrowings.................   (12,704)   14,275    19,702    (4,589)   (2,618)
    Capital contributions from First Banks.......................        --        --     3,000        --        --
    Capital distribution from Century Bank to First Banks........        --        --   (10,000)       --        --
    Dividends paid...............................................    (7,000)   (2,500)   (4,000)   (4,000)   (1,500)
                                                                   --------   -------  --------  --------  --------
              Net cash provided by (used in)
                financing activities.............................    50,368   (43,168)  (36,996)  (38,422)  111,320
                                                                   --------   -------  --------  --------- --------
              Net (decrease) increase in cash
                and cash equivalents.............................    (3,560)  (12,520)    6,620     3,129    29,737
Cash and cash equivalents, beginning of period...................    55,530    48,910    48,910    45,781    75,518
                                                                   --------   -------  --------  --------  --------
Cash and cash equivalents, end of period ........................  $ 51,970    36,390    55,530    48,910    45,781
                                                                   ========   =======  ========  ========  ========

Noncash investing and financing activities:
    Merger of Century Bank.......................................  $     --        --    21,500        --        --
    Merger of Republic Bank......................................        --        --        --    19,256        --
    Merger of CCB Bancorp, Inc...................................        --        --       364        --        --
    Loans transferred to other real estate.......................       220       104     1,275        --     1,666
                                                                   ========   =======   =======  ========   =======

The accompanying notes are an integral part of the financial statements.

                               FIRST BANK & TRUST

                          NOTES TO FINANCIAL STATEMENTS

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accompanying financial statements of First Bank & Trust (FB&T or the Company) have been prepared in accordance with generally accepted accounting principles and conform to practices prevalent among financial institutions. The following is a summary of the more significant accounting policies followed by FB&T:

         Basis of Presentation. The financial statements of FB&T have been prepared in accordance with generally accepted accounting principles and conform to predominant practices within the banking industry. Management of FB&T has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates. The downstream merger of CCB Bancorp, Inc. (CCB) with and into FB&T has been reflected in the statement of stockholder's equity and comprehensive income, and reflects FB&T's issuance of common stock in exchange for the net assets of CCB. While this transaction qualifies as a combination of entities under common control, the financial statements have not been restated to reflect the historical financial results of CCB as it did not have substantive business operations. The financial statements and amounts presented as of and for the year ended December 31, 1999 have been audited. The financial statements and amounts presented as of and for the years ended December 31,1998 and 1997 are unaudited.

         Organization. FB&T is wholly owned by First Banks, Inc, a multi-bank holding company headquartered in St. Louis, Missouri (First Banks). Accordingly, First Banks has effective control over the management and policies of FB&T and the election of its directors. Previously, FB&T was owned by CCB, a second-tier, single-bank holding company that was 100% owned by First Banks. On July 7, 1999, First Banks completed a downstream merger of CCB with and into FB&T. FB&T operates 26 banking locations in the counties of Los Angeles, Orange, Ventura and Santa Barbara, California, as well as branches in San Jose and Walnut Creek, in Northern California. The banking operations at the branch locations are all similar and are treated as one business segment.

         Cash and Cash Equivalents. Cash, due from banks, federal funds sold, and interest-bearing deposits with maturities of three months or less are considered to be cash and cash equivalents for purposes of the statements of cash flows.
         FB&T is required to maintain certain daily reserve balances in accordance with regulatory requirements. These reserve balances maintained in accordance with such requirements were $430,000 and $11.1 million at December 31, 1999 and 1998, respectively.

         Investment Securities. The classification of investment securities as available for sale or held to maturity is determined at the date of purchase. FB&T does not engage in the trading of investment securities.
         Investment securities designated as available for sale are those debt and equity securities for which FB&T has no immediate plan to sell, but which may be sold in the future if circumstances warrant. Available-for-sale securities are stated at current fair value. Realized gains and losses are included in noninterest income upon commitment to sell, based on the amortized cost of the individual security sold. Unrealized gains and losses are recorded, net of related income tax effects, in accumulated other comprehensive income. All previous fair value adjustments included in accumulated other comprehensive income are reversed upon sale.
         Investment securities designated as held to maturity are those debt securities that FB&T has the positive intent and ability to hold until maturity. Held-to-maturity securities are stated at amortized cost, in which the amortization of premiums and accretion of discounts are recognized over the contractual maturities or estimated lives of the individual securities, adjusted for anticipated prepayments, using the level-yield method.

         Loans. Loans are carried at cost, adjusted for amortization of premiums and accretion of discounts using the interest method. Interest and fees on loans are recognized as income using the interest method. Loan origination fees are deferred and accreted over the estimated life of the loans using the interest method. Loans are stated at cost as FB&T has the ability and it is management's intention to hold them to maturity.
         The accrual of interest on loans is discontinued when it appears that interest or principal may not be paid in a timely manner in the normal course of business. Generally, payments received on nonaccrual and impaired loans are recorded as principal reductions. Interest income is recognized after all principal has been repaid or an improvement in the condition of the loan has occurred which would warrant resumption of interest accruals.

         A loan is considered impaired when it is probable that FB&T will be unable to collect all amounts due, both principal and interest, according to the contractual terms of the loan agreement. When measuring impairment, the expected future cash flows of an impaired loan are discounted at the loan's effective interest rate. Alternatively, impairment is measured by reference to an observable market price, if one exists, or the fair value of the collateral for a collateral-dependent loan. Regardless of the historical measurement method used, FB&T measures impairment based on the fair value of the collateral when foreclosure is probable. Additionally, impairment of a restructured loan is measured by discounting the total expected future cash flows at the loan's effective rate of interest as stated in the original loan agreement. FB&T uses its existing nonaccrual methods for recognizing interest income on impaired loans.

         Allowance for Loan Losses. The allowance for loan losses is maintained at a level considered adequate to provide for losses. The provision for loan losses is based on a periodic analysis of the loans by management, considering, among other factors, current economic conditions, loan portfolio composition, past loan loss experience, independent appraisals, loan collateral and payment experience. In addition to the allowance for estimated losses on impaired loans, an overall unallocated allowance is established to provide for unidentified credit losses which are inherent in the portfolio. As changes become necessary, they are reflected in the statements of income in the periods in which they become known.

         Bank Premises and Equipment. Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed primarily using the straight-line method over the estimated useful lives of the related assets. Amortization of leasehold improvements is calculated using the straight-line method over the shorter of the useful life of the improvement or term of the lease. Bank premises and improvements are depreciated over five to 40 years and equipment over three to seven years.

         Intangibles Associated With the Purchase of Assets and the Assumption of Liabilities. Intangibles associated with the purchase of assets and the assumption of liabilities include the excess of cost over net assets acquired. The excess of cost over net assets acquired is amortized using the straight-line method over the estimated periods to be benefited, which has generally been estimated at 15 years.

         Other Real Estate. Other real estate, consisting of real estate acquired through foreclosure or deed in lieu of foreclosure, is stated at the lower of cost or fair value less applicable selling costs. The excess of cost over fair value of the property at the date of acquisition is charged to the allowance for loan losses. Subsequent reductions in carrying value, to reflect current fair value or costs incurred in maintaining the properties, are charged to expense as incurred.

         Income Taxes. FB&T joins in filing a consolidated federal income tax and unitary or consolidated state income tax returns in California, Illinois and Missouri with First Banks and its eligible subsidiaries. FB&T pays its allocation of federal income taxes to First Banks, or receives payment from First Banks to the extent tax benefits are realized.

         Financial Instruments. A financial instrument is defined as cash, evidence of an ownership interest in an entity, or a contract that conveys or imposes on an entity the contractual right or obligation to either receive or deliver cash or another financial instrument.

         Financial Instruments With Off-Balance-Sheet Risk. FB&T uses financial instruments to reduce the interest rate risk arising from its financial assets and liabilities. These instruments involve, in varying degrees, elements of interest rate risk and credit risk in excess of the amount recognized in the balance sheets. "Interest rate risk" is defined as the possibility that interest rates may move unfavorably from the perspective of FB&T. The risk that a counterparty to an agreement entered into by FB&T may default is defined as "credit risk."
         FB&T is party to commitments to extend credit and commercial and standby letters of credit in the normal course of business to meet the financing needs of its customers. These commitments involve, in varying degrees, elements of interest rate risk and credit risk in excess of the amount recognized in the balance sheets.

         Interest Rate Swap Agreements. Interest rate swap agreements are accounted for on an accrual basis with the net interest differential being recognized as an adjustment to interest income of the related asset. Premiums and fees paid upon the purchase of interest rate swap agreements are amortized over the life of the agreements using the interest method. In the event of early termination of the interest rate swap agreements, the net proceeds received or paid are deferred and amortized over the shorter of the remaining contract life of the interest rate swap agreement or the maturity of the related asset. If, however, the amount of the underlying asset is repaid, then the gains or losses on the agreements are recognized immediately in the statements of income.

         Earnings Per Common Share. Basic earnings per common share (EPS) is computed by dividing the income available to common stockholders (the numerator) by the weighted average number of common shares outstanding (the denominator) during the year. The computation of diluted EPS is similar except the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential shares had been issued. In addition, in computing the dilutive effect of convertible securities, the numerator is adjusted to add back (a) any convertible preferred dividends and
(b) the after-tax amount of interest recognized in the period associated with any convertible debt. FB&T has no potentially dilutive securities.

(2)      ACQUISITIONS

         During 1997, FB&T completed its assumption of the deposits and purchase of selected assets of three banking locations of Highland Federal Savings Bank, F.S.B. The transaction resulted in the acquisition of $82.8 million in deposits. The excess of the cost over the fair value of the net assets acquired was $1.4 million and is being amortized over 10 years.
         During March, 1998, FB&T completed its assumption of the deposits and purchase of selected assets of the Solvang, California banking location of Bank of America. The transaction resulted in the acquisition of approximately $15.5 million in deposits and one branch office. The excess of the cost over the fair value of the net assets acquired was $1.8 million and is being amortized over 15 years.
         During September, 1998, First Banks completed its acquisition of Republic Bank, Torrance, California, in exchange for $19.3 million in cash. Upon consummation of the acquisition, Republic Bank was immediately merged into FB&T.
         On August 31, 1999, First Banks completed its acquisition of Century Bank, Beverly Hills, California, in exchange for $31.5 million in cash. Century Bank was merged into FB&T, effective December 31, 1999.
         On September 17, 1999, FB&T completed its assumption of the deposits and certain liabilities and the purchase of selected assets of the Malibu, California branch office of Brentwood Bank of California. The transaction resulted in the acquisition of approximately $17.3 million of deposits and one branch office. The excess of the cost over the fair value of the net assets acquired was $325,000 and is being amortized over 15 years.

(3)      INVESTMENTS IN DEBT AND EQUITY SECURITIES

         Securities   Available  for  Sale.  The  amortized  cost,   contractual
maturity, gross unrealized gains and losses and fair value of investment securities available for sale at December 31, 1999 and 1998 were as follows:

                                                        Maturity                       Total
                                          ---------------------------------------
                                                                            After      amor-          Gross               Weighted
                                          1 Year         1-5       5-10      10        tized       unrealized      Fair    average
                                                                                                 -------------
                                          or less       years      years    years      cost      Gains   Losses    value    yield
                                          -------       -----      -----    -----      ----      -----   ------    -----    -----
                                                                                (dollars expressed in thousands)

 December 31, 1999:
    Carrying value:
          U.S. Treasury...............  $      --      20,033        --         --     20,033      38      (17)   20,054    6.20%
          U.S. Government agencies
          and corporations:
                Mortgage-backed.......        590          --     2,136     21,590     24,316      --     (455)   23,861    6.42
              Other...................     39,359       4,968     6,585      3,490     54,402      --     (825)   53,577    5.99
          Foreign debt securities.....      2,995          --        --         --      2,995     286       --     3,281    9.42
          Federal Home Loan Bank stock
          (no stated maturity)........      2,863          --        --         --      2,863      --       --     2,863    5.47
                                        ---------    --------   -------    -------    -------   -----    -----    ------
                Total.................  $  45,807      25,001     8,721     25,080    104,609     324   (1,297)  103,636    6.22
                                        =========    ========   =======    =======    =======   =====   ======   =======

    Market value:
          Debt securities.............  $  43,148      24,998     8,297     24,330
          Equity securities...........      2,863          --        --         --
                                        ---------    --------   -------    -------
                Total.................  $  46,011      24,998     8,297     24,330
                                        =========    ========   =======    =======
       Weighted average yield.........       6.11%       6.20%     6.34%      6.53%
                                        ==========   =========  ========   ========



December 31, 1998:
       Carrying value:
          U.S. Treasury...............  $   1,201      45,493        --         --     46,694   1,120       --    47,814    6.03%
          U.S. Government agencies
          and corporations:
                Mortgage-backed.......         --       1,330     2,550     28,925     32,805     167      (40)   32,932    6.40
              Other...................      8,515      30,075     7,494      3,490     49,574     398      (11)   49,961    5.87
          Federal Home Loan Bank stock
              (no stated maturity)....      3,496          --        --         --      3,496      --       --     3,496    6.50
                                        ---------    --------   -------    -------    -------   -----    -----    ------
                Total.................  $  13,212      76,898    10,044     32,415    132,569   1,685      (51)   134,203   6.07
                                        =========    ========   =======    =======    =======   =====    =====    =======

    Market value:
          Debt securities.............  $   9,736      78,357    10,081     32,533
          Equity securities...........      3,496          --        --         --
                                        ---------    --------   -------    -------
                Total.................  $  13,232      78,357    10,081     32,533
                                        =========    ========   =======    =======

       Weighted average yield.........        5.56%       5.98%     6.38%      6.40%
                                        ==========   =========  ========   ========

       Proceeds from sales of available-for-sale investment securities were $30.6 million and $52.6 million for the years ended December 31, 1999 and 1998, respectively. Gross gains of $311,000 and $358,000 were realized on those sales for the years ended December 31, 1999 and 1998, respectively. There were no losses realized on those sales for the years ended December 31, 1999 and 1998. There were no sales of available-for-sale investment securities in 1997.
       FB&T maintains an investment in the Federal Home Loan Bank (FHLB). This investment is recorded at cost, which represents redemption value. The investment in FHLB stock is maintained at a minimum amount equal to the greater of 1% of the aggregate outstanding balance of loans secured by residential real estate, or 5% of advances from the FHLB.
       Investment securities with a carrying value of approximately $25.2 million and $53.8 million at December 31, 1999 and 1998, respectively, were pledged in connection with deposits of public and trust funds, securities sold under agreements to repurchase and for other purposes as required by law.

(4)      LOANS AND ALLOWANCE FOR LOAN LOSSES

         Changes in the allowance for loan losses for the years ended December 31 were as follows:

                                                                                   1999          1998        1997
                                                                                   ----          ----        ----
                                                                                  (dollars expressed in thousands)

                Balance, January 1...........................................    $12,820          9,179       8,412
                Acquired allowance for loan losses...........................      1,542          2,315          --
                                                                                 -------        -------     -------
                                                                                  14,362         11,494       8,412
                                                                                 -------        -------     -------
                Loans charged-off............................................     (5,695)        (1,327)     (4,570)
                Recoveries of loans previously charged-off...................      3,124          1,803       3,337
                                                                                 -------        -------     -------
                    Net (charge-offs) recoveries.............................     (2,571)           476      (1,233)
                                                                                 -------        -------     -------
                Provision charged to operations..............................      3,790            850       2,000
                                                                                 -------        -------     -------
                Balance, December 31.........................................    $15,581         12,820       9,179
                                                                                 =======        =======     =======

         At December 31, 1999 and 1998, FB&T had $9.9 million and $11.6 million, respectively, of loans on nonaccrual status. Interest on nonaccrual loans which would have been recorded under the original terms of the loans was $1.7 million, $874,000 and $842,000 for the years ended December 31, 1999, 1998 and 1997, respectively. Of these amounts, $746,000, $701,000 and $660,000 was actually recorded as interest income on such loans in 1999, 1998 and 1997, respectively.
         At December 31, 1999 and 1998, FB&T had $12.9 million and $16.4 million of impaired loans, including $9.9 million and $11.6 million of loans on nonaccrual status, respectively. At December 31, 1999 and 1998, impaired loans also include $3.0 million and $4.8 million of restructured loans. The allowance for loan losses included an allocation of approximately $2.8 million and $3.3 million related to impaired loans at December 31, 1999 and 1998, respectively. The average recorded investment in impaired loans was $15.0 million, $10.7 million and $13.5 million for the years ended December 31, 1999, 1998 and 1997, respectively. The amount of interest income recognized using a cash basis method of accounting during the time those loans were impaired was $989,000, $1.2 million and $1.1 million in 1999, 1998 and 1997, respectively.

         Real estate lending constituted the only significant concentration of credit risk. Real estate loans comprised approximately 68.8% and 64.4% of the loan portfolio at December 31, 1999 and 1998, respectively.
         FB&T is, in general, a secured lender. At December 31, 1999 and 1998, approximately 96.6% and 94.0%, respectively, of the loan portfolio was secured. Collateral is required in accordance with the normal credit evaluation process based upon the creditworthiness of the customer and the credit risk associated with the particular transaction.

(5)      BANK PREMISES AND EQUIPMENT

         Bank premises and equipment were comprised of the following at December 31:

                                                                                        1999      1998
                                                                                        ----      ----
                                                                                (dollars expressed in thousands)

         Land......................................................................  $  2,650      1,065
         Buildings and improvements................................................    12,985     10,020
         Furniture, fixtures and equipment.........................................     7,991      6,184
         Construction in progress..................................................       366        336
                                                                                     --------    -------
               Total...............................................................    23,992     17,605
         Less accumulated depreciation ............................................    10,708      8,125
                                                                                     --------    -------
               Bank premises and equipment, net....................................  $ 13,284      9,480
                                                                                     ========    =======

         Depreciation expense for the years ended December 31, 1999, 1998 and 1997 totaled $1.9 million, $798,000 and $586,000, respectively.
         FB&T leases land, office properties and some items of equipment under operating leases. Certain of the leases contain renewal options and escalation clauses. Total rent expense was $2.9 million, $2.6 million and $2.4 million for the years ended December 31, 1999, 1998 and 1997, respectively. Future minimum lease payments under noncancellable operating leases extend through 2010 as follows:

                                                                          (dollars expressed in thousands)
                     Year ending December 31:
                         2000.....................................................   $  3,634
                         2001.....................................................      2,800
                         2002.....................................................      2,309
                         2003.....................................................      2,206
                         2004.....................................................      1,840
                         Thereafter...............................................      3,404
                                                                                     --------
                                   Total future minimum lease payments............   $ 16,193
                                                                                     ========

         FB&T leases to unrelated parties a portion of its owned banking facilities. Total rental income was $658,000, $296,000 and $281,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

(6)      SHORT-TERM BORROWINGS

         Short-term borrowings were comprised of the following at December 31:

                                                                                           1999        1998
                                                                                           ----        ----
                                                                                  (dollars expressed in thousands)

              Federal funds purchased..............................................    $  19,300          --
              Securities sold under agreements to repurchase.......................        9,773       9,371
              FHLB borrowings......................................................          544         544
                                                                                       ---------    --------
                  Short-term borrowings............................................    $  29,617       9,915
                                                                                       =========    ========

         The average balance of short-term borrowings was $27.2 million and $16.7 million, respectively, and the maximum month-end balance of short-term borrowings was $51.5 million and $35.9 million, respectively, for the years ended December 31, 1999 and 1998. The average rates paid on short-term borrowings during the years ended December 31, 1999, 1998 and 1997 were 4.96%, 4.78% and 4.35%, respectively. The assets underlying the short-term borrowings are under FB&T's control.

(7)      INCOME TAXES

         Income tax expense (benefit) attributable to income from continuing operations for the years ended December 31 consists of:

                                                                           1999         1998          1997
                                                                           ----         ----          ----
                                                                          (dollars expressed in thousands)

         Current income tax expense:
              Federal................................................    $ 4,044        2,798         (268)
              State..................................................      1,047          773          305
                                                                         -------       ------       ------
         Deferred income tax expense:
              Federal................................................        216          (93)       2,941
              State..................................................        217          136           33
                                                                         -------       ------       ------
         Change in valuation allowance...............................       (303)         (75)      (1,900)
                                                                         -------       ------       ------
              Total..................................................    $ 5,221        3,539        1,111
                                                                         =======       ======       ======

         The effective rates of federal income taxes for the years ended December 31 differ from statutory rates of taxation as follows:

                                                    1999                      1998                      1997
                                            -------------------      --------------------         ----------
                                             Amount     Percent      Amount        Percent        Amount    Percent
                                             ------     -------      ------        -------        ------    -------
                                                                (dollars expressed in thousands)

         Income before provision for
              income tax expense..........  $ 12,919                 $8,481                       $ 7,791
                                            ========                 ======                       =======
         Tax expense at federal
              income tax rate.............  $  4,522     35.0%        2,968         35.0%           2,727    35.0%
         Effects of differences in
           tax reporting:
           State income taxes.............       821      6.4           591          7.0              220     2.8
           Change in the deferred tax
              valuation allowance.........      (303)    (2.3)          (75)        (0.9)          (1,900)  (24.4)
           Amortization of intangibles
              associated with the purchase
              of assets and the assumption
              of liabilities..............       186      1.4           (27)        (0.3)             (40)   (0.5)
           Other..........................        (5)    (0.1)           82          0.9              104     1.4
                                            ---------  ------        ------        -----          -------   -----
              Income tax expense
                at effective rate.........  $  5,221     40.4%       $3,539         41.7%         $ 1,111    14.3%
                                            ========   ======        ======        =====          =======   =====

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                                                 December 31,
                                                                                             -------------------
                                                                                             1999           1998
                                                                                             ----           ----
                                                                                       (dollars expressed in thousands)
          Deferred tax assets:
          Net operating loss carryforwards.............................................   $ 14,668         5,194
          Allowance for loan losses....................................................      6,149         4,439
          Alternative minimum tax credit...............................................        916           916
          Depreciation on bank premises and equipment..................................        412            --
          Net fair value adjustment for securities available for sale..................        341            --
          Other real estate............................................................         --            80
          Disallowed losses on investment securities...................................         --            24
          Other........................................................................        336           695
                                                                                          --------       -------
                Gross deferred tax assets..............................................     22,822        11,348
          Valuation allowance..........................................................     (8,105)       (3,217)
                                                                                          --------       -------
                Deferred tax assets, net of valuation allowance........................     14,717         8,131
                                                                                          --------       -------



                                                                                                 December 31,
                                                                                             ----------------
                                                                                             1999           1998
                                                                                             ----           ----
                                                                                       (dollars expressed in thousands)

         Deferred tax liabilities:
          FHLB stock dividends.........................................................        483           549
          Disallowed losses on investment securities..................................        250            --
          Depreciation on bank premises and equipment..................................         --           132
          State income taxes...........................................................         31            --
          Net fair value adjustment for securities available for sale..................         --           582
          Other........................................................................        358            --
                                                                                          --------       -------
                Deferred tax liabilities...............................................      1,122         1,263
                                                                                          --------       -------
                Net deferred tax assets................................................   $ 13,595         6,868
                                                                                          ========       =======

         The realization of FB&T's net deferred tax assets is based on the availability of carrybacks to prior taxable periods, the expectation of future taxable income and the utilization of tax planning strategies. Based on these factors, management believes it is more likely than not that FB&T will realize the recognized net deferred tax asset of $13.6 million. The net change in the valuation allowance, related to deferred tax assets, was an increase of $4.9 million for the year ended December 31, 1999. The increase was comprised of the reversal of valuation reserves of $303,000 resulting from the utilization of net operating loss carryforwards (NOLs) and an addition to valuation reserves of $5.2 million related to the downstream merger of CCB with and into FB&T on July 7, 1999.
         Changes to the deferred tax asset valuation allowance for the years ended December 31 were as follows:

                                                                         1999        1998       1997
                                                                         ----        ----       ----
                                                                       (dollars expressed in thousands)

              Balance, January 1......................................  $3,217      3,292       5,192
              Current year deferred provision, change in
                deferred tax valuation allowance......................    (303)       (75)     (1,900)
              Merger of CCB Bancorp, Inc..............................   5,191         --          --
                                                                        ------      -----       -----
           Balance, December 31.......................................  $8,105      3,217       3,292
                                                                        ======      =====       =====

     At December 31, 1999 and 1998, for federal income tax purposes, FB&T had NOLs of approximately $41.9 million and $14.8 million, respectively.
     The NOLs for FB&T at December 31, 1999 expire as follows:

                                                                            (dollars expressed in thousands)
                  Year ending December 31:
                     2003...........................................................   $   1,178
                     2004...........................................................       2,987
                     2005...........................................................      14,770
                     2006...........................................................         409
                     2007...........................................................       5,240
                     2008 through 2018..............................................      17,325
                                                                                       ---------
                         Total......................................................   $  41,909
                                                                                       =========

(8)      EMPLOYEE BENEFIT PLAN

         401(K) Plan. FB&T's profit-sharing plan is a self-administered savings and incentive plan covering substantially all employees. Under the plan, employer matching contributions are determined annually by First Banks' Board of Directors. Employee contributions are limited to 15% of the employee's annual compensation not to exceed $10,000 for 1999. Total employer contributions under the plan were $119,000, $96,000 and $60,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The plan assets are held and managed under a trust agreement with the trust department of an affiliated bank.

(9)      CREDIT COMMITMENTS

         FB&T is a party to commitments to extend credit and commercial and standby letters of credit in the normal course of business to meet the financing needs of its customers. These instruments involve, to varying degrees, elements of credit risk and interest rate risk in excess of the amount recognized in the balance sheets. The interest rate risk associated with these credit commitments relates primarily to the commitments to originate fixed-rate loans. The credit risk amounts are equal to the contractual amounts, assuming the amounts are fully advanced and the collateral or other security is of no value. FB&T uses the same credit policies in granting commitments and conditional obligations as it does for on-balance-sheet items.
         Commitments to extend credit at December 31 were as follows:

                                                                                      1999               1998
                                                                                      ----               ----
                                                                                 (dollars expressed in thousands)

            Commitments to extend credit........................................    $ 251,440          193,357
            Commercial and standby letters of credit............................        9,703            3,147
                                                                                    ---------        ---------
                                                                                    $ 261,143          196,504
                                                                                    =========        =========

         Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant, equipment, income-producing commercial properties or single family residential properties. Collateral is generally required except for consumer credit card commitments.
         Commercial and standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The letters of credit are primarily issued to support private borrowing arrangements and commercial transactions. Most letters of credit extend for less than one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Upon issuance of the commitments, FB&T holds marketable securities, certificates of deposit, inventory or other assets as collateral supporting those commitments for which collateral is deemed necessary.

(10)     STOCKHOLDER'S EQUITY

         Common Stock. At December 31, 1999, First Banks owned 4,725,396 shares of FB&T's common stock, which represented 100% of the outstanding voting stock of FB&T. Accordingly, First Banks has effective control over the management and policies of FB&T and the election of its directors. Previously, FB&T was owned by CCB, a second-tier, single-bank holding company that was 100% owned by First Banks. At December 31, 1998, CCB owned 4,700,796 shares of FB&T's common stock, which represented 100% of the then outstanding voting stock of FB&T. On July 7, 1999, First Banks completed a downstream merger of CCB with and into FB&T in exchange for 24,600 shares of FB&T common stock.

         Distribution of Earnings. FB&T is restricted by various state and federal regulations as to the amount of dividends which are available for payment to First Banks. Under the most restrictive of these requirements, the future payment of dividends by FB&T to First Banks is limited to approximately $3.7 million at December 31, 1999, unless prior permission of the regulatory authorities is obtained.

(11)     TRANSACTIONS WITH RELATED PARTIES

         FB&T purchases certain services and supplies from or through First Banks. FB&T's financial position and operating results could significantly differ from those that would be obtained if FB&T's relationship with First Banks did not exist.

         First Banks provides management services to FB&T. Management services are provided under management fee agreements whereby FB&T compensates First
Banks on an hourly basis for its use of personnel for various functions including internal audit, loan review, income tax preparation and assistance, accounting, asset/liability management and investment services, loan servicing and other management and administrative services. Fees paid under these agreements were $1.6 million, $1.1 million and $648,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The fees paid for management services are at least as favorable as could have been obtained from unaffiliated third parties.
         Because of the affiliation with First Banks and the geographic proximity of certain of their offices, FB&T shares the cost of certain personnel and services used by FB&T and First Banks. This includes the salaries and benefits of certain loan and administrative personnel. The allocation of the shared costs is charged and/or credited under the terms of cost sharing agreements entered into during 1996. Because this involves distributing essentially fixed costs over a larger asset base, it allows each bank to receive the benefit of personnel and services at a reduced cost. The net fees received by FB&T under these agreements were $1.3 million, $1.5 million and $1.1 million for the years ended December 31, 1999, 1998 and 1997, respectively.
         First Services L.P., a limited partnership indirectly owned by First Banks' Chairman and his adult children, provides data processing and various related services to FB&T under the terms of data processing agreements. Fees paid under these agreements were $2.3 million, $1.6 million and $417,000 for the years ended December 31, 1999, 1998 and 1997, respectively. The fees paid for data processing services are at least as favorable as could have been obtained from unaffiliated third parties.
         FB&T had $135.3 million and $73.0 million in whole loans and loan participations outstanding at December 31, 1999 and 1998, respectively, that were purchased from banks affiliated with First Banks. In addition, FB&T had sold $56.2 million and $53.2 million in whole loans and loan participations to affiliates of First Banks at December 31, 1999 and 1998, respectively. These loans and loan participations were acquired and sold at interest rates and terms prevailing at the dates of their purchase or sale and under standards and policies followed by FB&T.
         Outside of normal customer relationships, no directors, executive officers or stockholders holding over 5% of FB&T's voting stock, and no corporations or firms with which such persons or entities are associated, currently maintain or have maintained, any significant business or personal relationships with FB&T, other than that which arises by virtue of such position or ownership interest in FB&T, except as described above.

(12) INTEREST RATE RISK MANAGEMENT / DERIVATIVE FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

         FB&T utilizes off-balance-sheet derivative financial instruments to assist in the management of interest rate sensitivity and to modify the repricing, maturity and option characteristics of on-balance-sheet assets and liabilities. The use of such derivative financial instruments is strictly limited to reducing the interest rate exposure of FB&T.
         Derivative financial instruments held by FB&T for purposes of managing interest rate risk are summarized as follows:

                                                                      December 31, 1999          December 31, 1998
                                                                     -------------------       -------------------
                                                                     Notional    Credit        Notional     Credit
                                                                      amount    exposure        amount     exposure
                                                                      ------    --------        ------     --------
                                                                            (dollars expressed in thousands)

         Interest rate swap agreements - pay
           adjustable rate, receive fixed rate....................   $115,000        479         75,000         521
         Interest rate swap agreements - pay
           adjustable rate, receive adjustable rate...............     75,000         --             --          --
                                                                     ========       ====        =======       =====

         The notional amounts of derivative financial instruments do not represent amounts exchanged by the parties and, therefore, are not a measure of FB&T's credit exposure through its use of derivative financial instruments. The amounts and the other terms of the derivatives are determined by reference to the notional amounts and the other terms of the derivatives. The credit exposure represents the accounting loss FB&T would incur in the event the counterparties failed completely to perform according to the terms of the derivative financial instruments and the collateral was of no value.

         During  1998,  FB&T  entered  into  $40.0  million  notional  amount of interest rate swap agreements to effectively lengthen the repricing characteristics of certain interest-earning assets to correspond more closely with its funding source with the objective of stabilizing cash flow, and accordingly, net interest income, over time. These swap agreements initially provided for FB&T to receive a fixed rate of interest and pay an adjustable rate of interest equivalent to the 90-day London Interbank Offering Rate (LIBOR). In March 2000, the terms of the swap agreements were modified such that FB&T currently pays an adjustable rate of interest equivalent to the daily weighted average prime lending rate minus 2.705%. The terms of these swap agreements provide for FB&T to pay quarterly and receive payment semiannually. The amount receivable by FB&T under these swap agreements was $598,000 and $602,000 at December 31, 1999 and 1998, respectively, and the amount payable by FB&T under these swap agreements was $109,000 and $81,000 at December 31, 1999 and 1998, respectively.
         During May 1999, FB&T entered into $75.0 million notional amount of interest rate swap agreements with the objective of stabilizing the net interest margin during the six-month period surrounding the Year 2000 transition. These swap agreements provided for FB&T to receive an adjustable rate of interest equivalent to the daily weighted average 30-day LIBOR and pay an adjustable rate of interest equivalent to the daily weighted average prime lending rate minus 2.665%. The terms of these swap agreements, which had an effective date of October 1, 1999 and a maturity date of March 31, 2000, provided for FB&T to pay and receive interest on a monthly basis. In January 2000, FB&T determined these swap agreements were no longer necessary based upon the results of the Year 2000 transition and, as such, FB&T terminated these agreements resulting in a cost of $23,000.
         During September 1999, FB&T entered into $75.0 million notional amount of interest rate swap agreements to effectively lengthen the repricing characteristics of certain interest-earning assets to correspond more closely with its funding source with the objective of stabilizing cash flow, and accordingly, net interest income, over time. These swap agreements provide for FB&T to receive a fixed rate of interest and pay an adjustable rate of interest equivalent to the weighted average prime lending rate minus 2.70%. The terms of these swap agreements provide for FB&T to pay and receive interest on a quarterly basis. The amount receivable by FB&T under these swap agreements was $51,000 at December 31, 1999 and the amount payable by FB&T under these swap agreements was $61,000 at December 31, 1999.
         During 1999, the net interest income realized on the interest rate swap agreements was $68,000, in comparison to net interest expense of $36,000 realized on the interest rate swap agreements in 1998.
         The maturity dates, notional amounts, interest rates paid and received and fair value of interest rate swap agreements outstanding as of December 31, 1999 and 1998 were as follows:

                                                          Notional     Interest rate     Interest rate   Fair value
                         Maturity date                     amount          paid            received      gain (loss)
                         -------------                    --------      -----------     -------------    -----------
                                                                      (dollars expressed in thousands)

         December 31, 1999:
             March 31, 2000...........................  $  75,000             5.84%            6.45%       $     19
             September 27, 2001.......................     75,000           5.80              6.14             (685)
             September 18, 2002.......................     40,000           6.14              5.33           (1,543)
                                                        ---------                                          --------
                                                        $ 190,000           5.88              6.09         $ (2,209)
                                                        =========         ======            ======         ========

         December 31, 1998:
             September 18, 2002.......................     40,000           5.23%             5.33%        $    123
                                                        =========           ====              ====         ========

(13)     FAIR VALUE OF FINANCIAL INSTRUMENTS

         The fair value of financial instruments is management's estimate of the values at which the instruments could be exchanged in a transaction between willing parties. These estimates are subjective and may vary significantly from amounts that would be realized in actual transactions. In addition, other significant assets are not considered financial assets including deferred tax assets and bank premises and equipment and intangibles associated with the purchase of assets and the assumption of liabilities. Further, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on the fair value estimates and have not been considered in any of the estimates.

         The estimated fair value of FB&T's financial instruments at December 31 were as follows:

                                                              December 31, 1999                December 31, 1998
                                                        ---------------------------       -------------------------
                                                         Carrying         Estimated       Carrying        Estimated
                                                          amount         fair value        amount        fair value
                                                          ------         ----------        ------        ----------
                                                                     (dollars expressed in thousands)

         Financial assets:
          Cash and cash equivalents.................  $   55,530            55,530         48,910           48,910
          Investment securities available for sale..     103,636           103,636        134,203          134,203
          Net loans.................................     721,247           718,315        560,742          562,351
          Accrued interest receivable...............       6,269             6,269          5,495            5,495
                                                      ==========         =========       ========         ========

         Financial liabilities:
          Demand and savings deposits...............  $  475,038           475,038        415,881          415,881
          Time deposits.............................     329,938           329,938        285,525          286,900
          Short-term borrowings.....................      29,617            29,617          9,915            9,915
          Accrued interest payable..................       1,721             1,721            672              672
                                                      ==========         =========       ========         ========

         Off-balance-sheet:
          Interest rate swap agreements.............  $      479            (2,209)           521              123
          Credit commitments........................          --                --             --               --
                                                      ==========         =========       ========         ========

         The following methods and assumptions were used in estimating the fair value of financial instruments:

Financial Assets:

Cash and cash equivalents, investment securities and accrued interest receivable: The carrying values reported in the balance sheets approximate fair value.

         Net loans: The fair value of most loans was estimated utilizing discounted cash flow calculations that applied interest rates currently being offered for similar loans to borrowers with similar risk profiles. The carrying value of loans is net of the allowance for loan losses and unearned discount.

Financial Liabilities:

         Deposits: The fair value disclosed for deposits generally payable on demand (i.e., non-interest-bearing and interest-bearing demand, savings and money market accounts) is considered equal to their respective carrying amounts as reported in the balance sheets. The fair value disclosed for demand deposits does not include the benefit that results from the low-cost funding provided by deposit liabilities compared to the cost of borrowing funds in the market. The fair value disclosed for certificates of deposit was estimated utilizing a discounted cash flow calculation that applied interest rates currently being offered on similar certificates to a schedule of aggregated monthly maturities of time deposits.

         Short-term borrowings and accrued interest payable: The carrying values reported in the balance sheets approximate fair value.

Off-Balance-Sheet:

         Interest rate swap agreements: The fair value of the interest rate swap agreements is estimated by comparison to market rates quoted on new agreements with similar terms and creditworthiness.

         Credit commitments: The majority of the commitments to extend credit and commercial and standby letters of credit contain variable interest rates and credit deterioration clauses and, therefore, the carrying value of these credit commitments reported in the balance sheets approximates fair value.

(14)     REGULATORY CAPITAL

         FB&T is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on FB&T's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, FB&T must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.
         Quantitative measures established by regulation to ensure capital adequacy require FB&T to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of December 31, 1999, FB&T was well capitalized.
         As of December 31, 1999, the most recent notification from FB&T's primary regulator categorized FB&T as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, FB&T must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table.
         At December 31, 1999 and 1998, FB&T's required and actual capital ratios were as follows:

                                                                                                     To be well
                                                                                                  capitalized under
                                                           Actual              For capital        prompt corrective
                                                     ------------------
                                                     1999          1998     adequacy purposes     action provisions
                                                     ----          ----     -----------------     -----------------

         Total capital (to risk-weighted assets)..   10.96%        10.39%          8.0%                10.0%

         Tier 1 capital (to risk-weighted assets).    9.70%         9.13%          4.0%                 6.0%

         Tier 1 capital (to average assets).......    8.57%         7.60%          3.0%                 5.0%

(15)     CONTINGENT LIABILITIES

         In the ordinary course of business, there are various legal proceedings pending against FB&T. Management, in consultation with legal counsel, is of the opinion the ultimate resolution of these proceedings will have no material effect on the financial condition or results of operations of FB&T.

(16)     SUBSEQUENT EVENT

         On June 29, 2000, First Banks and First Banks America, Inc. (FBA), a second-tier bank holding company that is approximately 84.33% owned by First Banks, executed a definitive agreement providing for the acquisition of FB&T by FBA. Under the terms of the agreement, First Banks will exchange all of the outstanding stock of FB&T for approximately 6.5 million shares of common stock of FBA, which will increase First Banks' ownership percentage of FB&T to approximately 92.8%. This transaction will allow First Banks and FB&T to merge their California and Texas interests. FB&T and FBA's wholly-owned bank subsidiaries, First Bank of California and First Bank Texas N.A., will merge with and into FBA's wholly-owned bank subsidiary, Redwood Bank. The combined bank will then be renamed First Bank & Trust. FB&T expects this transaction, which is subject to regulatory and shareholder approval, will be completed during the fourth quarter of 2000.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                    RESULTS OF OPERATIONS-FIRST BANK & TRUST


     The discussion set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations contains certain forward-looking statements with respect to the financial condition, results of operations and business of FB&T. These forward-looking statements are subject to certain risks and uncertainties, not all of which can be predicted or anticipated. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements herein include market conditions as well as conditions affecting the banking industry generally and factors having a specific impact on FB&T, including but not limited to fluctuations in interest rates and in the economy; the impact of laws and regulations applicable to FB&T and changes therein; competitive conditions in the markets in which FB&T conducts its operations, including competition from banking and non-banking companies with substantially greater resources than FB&T, some of which may offer and develop products and services not offered by FB&T; the ability of FB&T to control the composition of the loan portfolio without adversely affecting interest income; and, the ability of FB&T to respond to changes in technology.

General

     FB&T is organized as a California state-chartered bank headquartered in Newport Beach, California. At June 30, 2000, FB&T had $1.0 billion in total assets, $799.2 million in total loans, net of unearned discount, $875.0 million in total deposits and $101.6 million in total stockholder's equity. For the six months ended June 30, 2000, FB&T's net income was $6.8 million, compared to $2.5 million for the comparable period in 1999. For the year ended December 31, 1999, net income was $7.7 million, compared to $4.9 million in 1998 and $6.7 million in 1997.
     Through its 26 banking locations in California, FB&T offers a broad range of commercial and personal banking services including certificate of deposit accounts, individual retirement and other time deposit accounts, checking and other demand deposit accounts, interest checking accounts, savings accounts and money market accounts. Loans include commercial, financial and agricultural, real estate construction and development, commercial and residential real estate, commercial leasing, trade finance, consumer and installment, student and
     Small Business Administration loans. Other financial services include mortgage banking, credit and debit cards, brokerage services, credit-related insurance, automatic teller machines, telephone banking, safe deposit boxes, trust and private banking services and cash management services.
         FB&T is wholly owned by First Banks, Inc., St. Louis, Missouri (First Banks). Accordingly, First Banks has effective control over the management and policies of FB&T and the election of its directors. As further discussed in Note 10 to the accompanying financial statements, on July 7, 1999, First Banks completed a downstream merger of CCB Bancorp, Inc. (CCB), FB&T's previous owner, with and into FB&T.

Acquisitions and Mergers

         During the three years ended December 31, 1999, FB&T completed two mergers and four branch office purchases. These transactions, as more fully described in Note 2 to the accompanying consolidated financial statements, are summarized as follows:

                                                                        Loans, net of                               Number of
                                                                Total      unearned    Investment                    banking
             Entity                         Date               assets      discount    securities     Deposits      locations
             ------                         ----               ------      --------    ----------     --------      ---------
                                                                          (dollars expressed in thousands)
1999
----
   Brentwood Bank of California
   Malibu, California branch office (1)  September 17, 1999   $ 23,600         6,300           --       17,300          1

   Century Bank
   Beverly Hills, California (2)         December 31, 1999     156,000        94,800       26,100      132,000          6
                                                              --------      --------      -------      -------        ---
                                                              $179,600       101,100       26,100      149,300          7
                                                              ========      ========      =======     ========        ===



                                                                     Loans, net of                             Number of
                                                            Total      unearned    Investment                   banking
             Entity                       Date             assets      discount    securities    Deposits      locations
             ------                       ----             ------      --------    ----------    --------      ---------
                                                                          (dollars expressed in thousands)

1998
----
   Republic Bank
   Torrance, California (3)        September 15, 1998     $124,100        97,900        7,500      117,200          3

   Bank of America
   Solvang, California
   branch office (1)                 March 19, 1998         15,500            --           --       15,500          1
                                                          --------      --------      -------     --------        ---
                                                          $139,600        97,900        7,500      132,700          4
                                                          ========      ========      =======     ========        ===

1997
----
   Highland Federal Savings Bank,
   F.S.B. Woodland Hills, California
   branch office (4)               September 30, 1997       42,500           100           --       42,400          1

   Highland Federal Savings Bank,
   F.S.B. Long Beach, California
   branch offices (4)                March 31, 1997         40,500           100           --       40,400          2
                                                          --------      --------      -------     --------        ---
                                                          $ 83,000           200           --       82,800          3
                                                          ========      ========      =======     ========        ===

-------------------------
(1) The Malibu branch office of Brentwood Bank of California and the Solvang branch office of Bank of America were acquired by FB&T through a purchase of certain assets and assumption of deposit liabilities of the branch office. Total assets consist primarily of cash received upon assumption of the deposit liabilities and selected loans.
(2) Century Bank was acquired by First Banks on August 31, 1999 and merged into FB&T on December 31, 1999.
(3) Republic Bank was acquired by First Banks on September 15, 1998 and simultaneously merged into FB&T.
(4) The Woodland Hills branch office and the Long Beach branch offices of Highland Federal Savings Bank, F.S.B. were acquired by FB&T through a purchase of certain assets and assumption of deposit liabilities of the branch offices. Total assets consist primarily of cash received upon assumption of deposit liabilities and selected loans.

Financial Condition and Average Balances

         FB&T's average total assets were $969.1 million and $761.8 million for the six months ended June 30, 2000 and 1999, respectively, and $830.4 million, $709.2 million and $535.0 million for the years ended December 31, 1999, 1998 and 1997, respectively. The increase of $138.7 million in total average assets for the six months ended June 30, 2000 and the increase of $121.2 million in total average assets for 1999 are primarily attributable to the merger of Century Bank, which provided assets of $156.0 million, and internal loan growth. Offsetting this increase and providing an additional source of funds for the loan growth were reductions in average investment securities of $7.0 million and $64.8 million, respectively, to $99.8 million at June 30, 2000 and $106.8 million at December 31, 1999 from $171.6 million at December 31, 1998. The increase of $174.2 million in total average assets for 1998 is primarily attributable to the merger of Republic Bank, which provided assets of approximately $124.1 million, and internal loan growth.
         Loans, net of unearned discount, averaged $758.2 million and $578.4 million for the six months ended June 30, 2000 and 1999, respectively, and $635.8 million, $469.7 million and $326.6 million for the years ended December 31, 1999, 1998 and 1997, respectively. Over the last three years, FB&T has continued to focus on expanding its commercial and financial and commercial real estate banking activities through internal growth and mergers and acquisitions.
         Investment securities averaged $99.8 million and $111.3 million for the six months ended June 30, 2000 and 1999, respectively, and $106.8 million, $171.6 million and $138.2 million for the years ended December 31, 1999, 1998 and 1997, respectively. The average balance of investment securities decreased by $7.0 million for the six months ended June 30, 2000 and by $64.8 million for the year ended December 31, 1999. These decreases are primarily attributable to the liquidation of investment securities necessary to provide an additional source of funds for FB&T's loan growth. The average investment securities for 1998 increased $33.4 million from 1997 as excess funds acquired from several branch purchases were invested until needed for future loan growth.
         Deposits are the primary funding source for FB&T and are acquired from a broad base of local markets, including both individual and corporate customers. Deposits averaged $836.7 million and $661.7 million for the six months ended June 30, 2000 and 1999, respectively, and $708.0 million, $625.3 million and $466.4 million for the years ended December 31, 1999, 1998 and 1997, respectively. The increases are primarily attributable to the mergers and acquisitions completed during the respective periods. A summary of the composition of deposits is presented under "--Deposits."
         Stockholder's equity averaged $103.4 million and $75.0 million for the six months ended June 30, 2000 and 1999, respectively, and $86.1 million, $60.9 million and $51.3 million for the years ended December 31, 1999, 1998 and 1997, respectively. The increase for 2000 is primarily attributable to the merger of Century Bank in late 1999, which increased capital surplus by $21.5 million reflecting the merger of entities under common control, and net income of $6.8 million offset by a $226,000 reduction in accumulated other comprehensive income and dividends of $7.0 million paid to First Banks during the six months ended June 30, 2000. The increase for 1999 is primarily attributable to net income of $7.7 million and the merger of Century Bank. The increase was partially offset by a $1.7 million reduction in accumulated other comprehensive income resulting from the change in unrealized gains and losses on available-for-sale investment securities, and dividends of $4.0 million paid to First Banks during the year ended December 31, 1999. The increase for 1998 was primarily attributable to net income of $4.9 million and the merger of Republic Bank. The increase was partially offset by dividends of $4.0 million paid to First Banks during the year ended December 31, 1998.
         The following tables set forth certain information relating to FB&T's average balance sheets, and reflects the average yield earned on interest-bearing assets, the average cost of interest-bearing liabilities and the resulting net interest income for the periods indicated.

                                                                    Six months ended June 30,
                                           --------------------------------------------------------------------------
                                                           2000                                   1999
                                           ---------------------------------       ----------------------------------
                                                         Interest                                   Interest
                                             Average      income/    Yield/          Average         income/   Yield/
                                             balance      expense     rate           balance         expense    rate
                                             -------      -------     ----           -------         -------    ----
                                                                  (dollars expressed in thousands)
        ASSETS
        ------

Interest-earning assets:
   Loans (1) (2) (3) (4)................  $  758,247       35,236       9.35%      $   578,368        24,934     8.69%
   Investment securities (3) ...........      99,794        3,175       6.40           111,297         3,289     5.96
   Federal funds sold and other.........      30,046          894       5.98             5,595           132     4.76
                                          ----------   ----------                  -----------     ---------
     Total interest-earning
       assets...........................     888,087       39,305       8.90           695,260        28,355     8.22
                                                       ----------                                  ---------
Nonearning assets.......................      81,029                                    66,568
                                          ----------                               -----------
     Total assets....................... $   969,116                               $   761,828
                                         ===========                               ===========

    LIABILITIES AND
  STOCKHOLDER'S EQUITY
  --------------------

Interest-bearing liabilities:
   Interest-bearing demand
     deposits...........................  $   68,734          500       1.46%      $    42,509           271     1.29%
   Savings deposits.....................     278,778        6,208       4.48           225,023         4,431     3.97
   Time deposits of $100
     or more............................      35,144          824       4.72            60,036         1,540     5.17
   Other time deposits..................     283,490        7,811       5.54           207,542         5,352     5.20
                                          ----------   ----------                  -----------     ---------
    Total interest-bearing
       deposits .......................      666,146       15,343       4.63           535,110        11,594     4.37
   Short-term borrowings...............       19,663          520       5.32            17,231           395     4.62
                                          ----------   ----------                  -----------     ---------
    Total interest-bearing
       liabilities.....................      685,809       15,863       4.65           552,341        11,989     4.38
                                                       ----------                                  ---------
Noninterest-bearing liabilities:
   Demand deposits......................     170,556                                   126,585
   Other liabilities....................       9,367                                     7,888
                                          ----------                               -----------
     Total liabilities..................     865,732                                   686,814
Stockholder's equity....................     103,384                                    75,014
                                          ----------                               -----------
     Total liabilities and
       stockholder's equity............   $  969,116                               $   761,828
                                          ==========                               ===========
Net interest income.....................                   23,442                                     16,366
                                                       ==========                                  =========
Interest rate spread....................                                4.25                                     3.84
Net interest margin.....................                                5.31                                     4.75

------------------------
(1) For purposes of these computations, nonaccrual loans are included in the average loan amounts.
(2)     Interest income on loans includes loan fees.
(3)     FB&T has no tax-exempt income.
(4)     Includes the effects of interest rate exchange agreements.





                                                                 Years ended December 31,
                                           1999                             1998                          1997
                               ----------------------------    -----------------------------   --------------------------
                                         Interest                         Interest                       Interest
                               Average    income/   Yield/      Average    income/   Yield/    Average    income/  Yield/
                               balance    expense    rate       balance    expense    rate     balance    expense   rate
                               -------    -------    ----       -------    -------    ----     -------    -------   ----
                                                              (dollars expressed in thousands)
        ASSETS
        ------

Interest-earning assets:
   Loans (1) (2) (3) (4)....  $  635,793    56,531    8.89%    $  469,744    43,252   9.21%  $ 326,573    31,699    9.71%
   Investment
      securities (3)........     106,774     6,443    6.03        171,622    10,391   6.05     138,189     8,360    6.05
Federal funds sold
      and other.............      15,753       791    5.02         15,191       782   5.15      47,552     2,587    5.44
                              ----------   -------             ----------   -------          ---------   -------
   Total interest-earning
      assets................     758,320    63,765    8.41        656,557    54,425   8.29     512,314    42,646    8.32
                                           -------                          -------                      -------
Nonearning assets...........      72,056                           52,675                       22,701
                              ----------                       ----------                    ---------
   Total assets ............  $  830,376                       $  709,232                     $535,015
                              ==========                       ==========                    =========

    LIABILITIES AND
 STOCKHOLDER'S EQUITY
 --------------------

Interest-bearing liabilities:
   Interest-bearing demand
     deposits ..............  $   52,339       885    1.69%    $   33,382       447   1.34%   $ 23,027       327    1.42%
   Savings deposits.........     222,097     8,781    3.95        197,010     8,810   4.47      97,801     4,005    4.10
   Time deposits of $100
     or more ...............      54,756     2,770    5.06         65,324     3,796   5.81      54,116     3,090    5.71
   Other time deposits......     232,361    11,923    5.13        220,779    12,234   5.54     215,546    12,474    5.79
                              ----------  --------             ----------  --------          ---------   -------
   Total interest-bearing
     deposits ..............     561,553    24,359    4.34        516,495    25,287   4.90     390,490    19,896    5.10
   Short-term borrowings....      27,194     1,349    4.96         16,704       799   4.78      11,697       509    4.35
                              ----------  --------             ----------  --------          ---------   -------
   Total interest-bearing
     liabilities............     588,747    25,708    4.37        533,199    26,086   4.89     402,187    20,405    5.07
                                          --------                         --------                      -------
Noninterest-bearing
  liabilities:
   Demand deposits..........     146,464                          108,827                       75,949
   Other liabilities........       9,101                            6,341                        5,541
                              ----------                       ----------                    ---------
   Total liabilities........     744,312                          648,367                      483,677
Stockholder's equity........      86,064                           60,865                       51,338
                              ----------                       ----------                    ---------
   Total liabilities
     and stockholder's
     equity.................  $  830,376                       $  709,232                    $ 535,015
                              ==========                       ==========                    =========
Net interest income.........                38,057                           28,339                       22,241
                                          ========                         ========                      =======
Interest rate spread........                          4.04                            3.40                          3.25
Net interest margin.........                          5.02                            4.32                          4.34


         The following table indicates the changes in interest income and interest expense which are attributable to changes in average volume and changes in average rates, in comparison with the preceding year. The change in interest due to the combined rate/volume variance has been allocated to rate and volume changes in proportion to the dollar amounts of the change in each.

                                                    Increase (decrease) attributable to change in:
                                     ---------------------------------------------------------------------------------
                                       June 30, 2000 compared  December 31, 1999  compared  December 31, 1998 ompared
                                          to June 30, 1999         to December 31, 1998       to December  31, 1997
                                     ------------------------  ---------------------------  --------------------------
                                                          Net                          Net                         Net
                                     Volume     Rate    Change     Volume   Rate     Change    Volume    Rate    Change
                                     ------     ----    ------     ------   ----     ------    ------    ----    ------
                                                           (dollars expressed in thousands)

Earning assets:
   Loans (1) (2) (3) (4).........   $ 8,280     2,022   10,302     14,828   (1,549) 13,279     13,261   (1,708)   11,553
   Investment securities (3).....      (638)      524     (114)    (3,914)     (34) (3,948)     2,031       --     2,031
   Federal funds sold and other..       720        42      762         29      (20)      9     (1,674)    (131)   (1,805)
                                    -------  --------  -------    -------  -------  ------     ------   ------  --------
         Total interest income...     8,362     2,588   10,950     10,943   (1,603)  9,340     13,618   (1,839)   11,779
                                    -------  --------  -------    -------  -------  ------     ------   ------  --------
Interest-bearing liabilities:
   Interest-bearing demand
     deposits....................       189        40      229        300      138     438        139      (19)      120
   Savings deposits..............     1,156       621    1,777      1,056   (1,085)    (29)     4,412      393     4,805
   Time deposits of $100 or more.      (592)     (124)    (716)      (571)    (455) (1,026)       651       55       706
   Other time deposits...........     2,086       373    2,459        622     (933)   (311)       302     (542)     (240)
   Short-term borrowings.........        60        65      125        519       31     550        236       54       290
                                    -------  --------  -------    -------  -------  ------     ------   ------  --------
         Total interest expense..     2,899       975    3,874      1,926   (2,304)   (378)     5,740      (59)    5,681
                                    -------  --------  -------    -------  -------  ------     ------   ------  --------
         Net interest income.....   $ 5,463     1,613    7,076      9,017      701   9,718      7,878   (1,780)    6,098
                                    =======  ========  =======    =======  =======  ======     ======   ======  ========

------------------------
(1) For purposes of these computations, nonaccrual loans are included in the average loan amounts.
(2) Interest income on loans includes loan fees.
(3) FB&T has no tax-exempt income.
(4) Includes the effect of interest rate exchange agreements.

Net Interest Income

         The primary source of FB&T's income is net interest income, which is the difference between the interest earned on its interest-earning assets and the interest paid on its interest-bearing liabilities.
         For the six months ended June 30, 2000, net interest income was $23.4 million, or 5.31% of average interest-earning assets, compared with $16.4 million, or 4.75% of average interest-earning assets for the six months ended June 30, 1999, respectively. For the year ended December 31, 1999, net interest income was $38.1 million, or 5.02% of average interest-earning assets, compared with $28.3 million, or 4.32% of average interest-earning assets, and $22.2 million, or 4.34% of average interest-earning assets, for the years ended December 31, 1998 and 1997, respectively. The improved net interest income is primarily attributable to the net interest-earning assets provided by the aforementioned mergers, internal loan growth and an improved earning asset and funding mix. Higher yielding average loan balances as a percent of earning assets were 85.4% for the six months ended June 30, 2000 and 83.8% during 1999, as compared to 71.5% and 63.7% for 1998 and 1997, respectively. The overall funding mix improved as non-interest bearing demand deposits and lower cost interest-bearing demand and savings deposits comprised a larger portion of total deposits in 2000 and 1999 versus 1998 and 1997. The improved interest-bearing deposit mix is demonstrated in the cost of interest-bearing liabilities which was 4.65% for the six months ended June 30, 2000 and 4.37% for 1999 versus 4.89% and 5.07% for 1998 and 1997, respectively.

Interest Rate Risk Management

         For financial institutions, the maintenance of a satisfactory level of net interest income is a primary factor in achieving acceptable income levels. However, the maturity and repricing characteristics of the institution's loan and investment portfolios, relative to those within its deposit structure, may differ significantly. These characteristics are influenced by the nature of the loan and deposit markets within which such institution operates, as well as its objectives for business development within those markets at any point in time. In addition, the ability of borrowers to repay loans and depositors to withdraw funds prior to stated maturity dates introduces divergent option characteristics which operate primarily as interest rates change. These factors cause various elements of the institution's balance sheet to react in different manners and at different times relative to changes in interest rates, thereby leading to increases or decreases in net interest income over time. Depending upon the nature and velocity of interest rate movements and their effect on the specific components of the institution's balance sheet, the effects on net interest income can be substantial. Consequently, a fundamental requirement in managing a financial institution is establishing effective control over the exposure of the institution to changes in interest rates.
         FB&T manages its interest rate risk by: (1) maintaining an Asset Liability Committee ("ALCO") responsible to FB&T's Board of Directors to review the overall interest rate risk management activity and approve actions taken to reduce risk; (2) maintaining an effective simulation model to determine FB&T's exposure to changes in interest rates; (3) coordinating the lending, investing and deposit-generating functions to control the assumption of interest rate risk; and (4) employing various off-balance-sheet financial instruments to offset inherent interest rate risk when it becomes excessive. The objective of these procedures is to limit the adverse impact which changes in interest rates may have on net interest income.
         The ALCO has overall responsibility for the effective management of interest rate risk and the approval of policy guidelines. The ALCO includes the Chairman, President and Chief Executive Officer, the senior executives of investments, credit, banking support and finance, and certain other officers of First Banks. The ALCO is supported by the Asset Liability Management Group which monitors interest rate risk, prepares analyses for review by the ALCO and implements actions which are either specifically directed by the ALCO or established by policy guidelines.
         The objective and primary focus of interest sensitivity management is to optimize earnings results, while managing, within internal policy constraints, interest rate risk. FB&T's policy on rate sensitivity is to manage exposure to potential risks associated with changing interest rates by maintaining a balance sheet posture in which annual net interest income is not significantly impacted by reasonably possible near-term changes in interest rates. To measure the effect of interest rate changes, FB&T calculates its net income over two one-year horizons on a pro forma basis. The analysis assumes various scenarios for increases and decreases in interest rates including both instantaneous and gradual and parallel and non-parallel shifts in the yield curve, in varying amounts. For purposes of arriving at reasonably possible near-term changes in interest rates, FB&T includes scenarios based on actual changes in interest rates, which have occurred over a two-year period, simulating both a declining and rising interest rate scenario. Consistent with the table presented below, which indicates FB&T is "asset-sensitive," FB&T's simulation model indicates a loss of projected net interest income should interest rates decline. While a decline in interest rates of less than 100 basis points has a minimal impact on the earnings of FB&T, a decline in interest rates of 100 basis points indicates a projected pre-tax loss equivalent to approximately 7.1% of net interest income based on assets and liabilities at December 31, 1999.
         FB&T utilizes off-balance-sheet derivative financial instruments to assist in the management of interest rate sensitivity and to modify the repricing, maturity and option characteristics of on-balance-sheet assets and liabilities. The use of such derivative financial instruments is strictly limited to reducing the interest rate exposure of FB&T. Derivative financial instruments held by FB&T for purposes of managing interest rate risk are summarized as follows:

                                                 June 30, 2000        December 31, 1999          December 31, 1998
                                             -------------------     -------------------       -------------------
                                              Notional    Credit     Notional    Credit        Notional     Credit
                                               amount     amount      amount    exposure        amount     exposure
                                               ------     ------      ------    --------        ------     --------
                                                                (dollars expressed in thousands)

Interest rate swap agreements - pay
   adjustable rate, receive fixed rate.....  $ 115,000      509       115,000        479         75,000         521
Interest rate swap agreements - pay
   adjustable rate, receive adjustable rate         --       --        75,000         --             --          --
                                             =========    =====      ========       ====        =======       =====

         The notional amounts of derivative financial instruments do not represent amounts exchanged by the parties and, therefore, are not a measure of FB&T's credit exposure through its use of derivative financial instruments. The amounts and the other terms of the derivatives are determined by reference to the notional amounts and the other terms of the derivatives. The credit exposure represents the accounting loss FB&T would incur in the event the counterparties failed completely to perform according to the terms of the derivative financial instruments and the collateral was of no value.
         During  1998,  FB&T  entered  into  $40.0  million  notional  amount of interest rate swap agreements to effectively lengthen the repricing characteristics of certain interest-earning assets to correspond more closely with its funding source with the objective of stabilizing cash flow, and accordingly, net interest income, over time. These swap agreements initially provided for FB&T to receive a fixed rate of interest and pay an adjustable rate of interest equivalent to the 90-day London Interbank Offering Rate (LIBOR). In March 2000, the terms of the swap agreements were modified such that FB&T currently pays an adjustable rate of interest equivalent to the daily weighted average prime lending rate minus 2.705%. The terms of these swap agreements provide for FB&T to pay quarterly and receive payment semiannually. The amount receivable by FB&T under these swap agreements was $598,000 at June 30, 2000 and December 31, 1999, and $602,000 at December 31, 1998. The amount payable by FB&T under these swap agreements was $83,000, $109,000 and $81,000 at June 30, 2000 and December 31, 1999 and 1998, respectively.
         During May 1999, FB&T entered into $75.0 million notional amount of interest rate swap agreements with the objective of stabilizing the net interest margin during the six-month period surrounding the Year 2000 transition. These swap agreements provided for FB&T to receive an adjustable rate of interest equivalent to the daily weighted average 30-day LIBOR and pay an adjustable rate of interest equivalent to the daily weighted average prime lending rate minus 2.665%. The terms of these swap agreements, which had an effective date of October 1, 1999 and a maturity date of March 31, 2000, provided for FB&T to pay and receive interest on a monthly basis. In January 2000, FB&T determined these swap agreements were no longer necessary based upon the results of the Year 2000 transition and, as such, FB&T terminated these agreements resulting in a cost of $23,000.
         During September 1999, FB&T entered into $75.0 million notional amount of interest rate swap agreements to effectively lengthen the repricing characteristics of certain interest-earning assets to correspond more closely with its funding source with the objective of stabilizing cash flow, and accordingly, net interest income, over time. These swap agreements provide for FB&T to receive a fixed rate of interest and pay an adjustable rate of interest equivalent to the weighted average prime lending rate minus 2.70%. The terms of these swap agreements provide for FB&T to pay and receive interest on a quarterly basis. The amount receivable by FB&T under these swap agreements was $51,000 at June 30, 2000 and December 31, 1999, and the amount payable by FB&T under these swap agreements was $57,000 and $61,000 at June 30, 2000 and December 31, 1999, respectively.
         During the six months ended June 30, 2000, the net interest expense realized on the interest rate swap agreements was $280,000. During 1999, the net interest income realized on the interest rate swap agreements was $68,000, in comparison to net interest expense of $36,000 realized on the interest rate swap agreements in 1998.
         The maturity dates, notional amounts, interest rates paid and received and fair value of interest rate swap agreements outstanding as of December 31, 1999 and 1998 were as follows:

                                                          Notional     Interest rate     Interest rate   Fair value
                         Maturity date                     amount          paid            received      gain (loss)
                         -------------                    --------      -----------     -------------    -----------
                                                                      (dollars expressed in thousands)

         June 30, 2000:
             September 27, 2001.......................  $  75,000           6.80              6.14             (869)
             September 18, 2002.......................     40,000           6.80              5.33           (1,540)
                                                        ---------                                          --------
                                                        $ 115,000           6.80              5.86         $ (2,409)
                                                        =========         ======            ======         ========

         December 31, 1999:
             March 31, 2000...........................  $  75,000             5.84%            6.45%       $     19
             September 27, 2001.......................     75,000           5.80              6.14             (685)
             September 18, 2002.......................     40,000           6.14              5.33           (1,543)
                                                        ---------                                          --------
                                                        $ 190,000           5.88              6.09         $ (2,209)
                                                        =========         ======            ======         ========

         December 31, 1998:
             September 18, 2002.......................     40,000           5.23%             5.33%        $    123
                                                        =========           ====              ====         ========

          As more fully described in Note 1 to the accompanying financial statements, in the event of early termination of the interest rate swap agreements, the net proceeds received or paid are deferred and amortized over the shorter of the remaining contract life or the maturity of the related asset. If, however, the amount of the underlying asset is repaid, then the fair value gains or losses on the interest rate swap agreements are recognized immediately in the statements of income.
         In  addition  to  the  simulation   model  employed  by  FB&T,  a  more
traditional interest rate sensitivity position is prepared and reviewed in conjunction with the results of the simulation model. The following table presents the projected maturities and periods to repricing of FB&T's rate sensitive assets and liabilities as of December 31, 1999, adjusted to account for anticipated prepayments:

                                                                   Over       Over
                                                                   three       six        Over
                                                        Three     through    through       one       Over
                                                       months       six      twelve      through     five
                                                       or less    months     months    five years    years      Total
                                                       -------    ------     ------    ----------    -----      -----
                                                                    (dollars expressed in thousands)

Interest-earning assets:
   Loans (1).......................................  $ 527,146     51,747     88,773     65,888     3,274     736,828
   Investment securities...........................      9,210      4,930     36,466     35,896    17,135     103,636
   Federal funds sold and other....................     28,193        250         --        100        --      28,543
                                                     ---------  ---------  ---------  ---------  --------   ---------
     Total interest-earning assets.................    564,549     56,927    125,238    101,884    20,409     869,007
   Effect of interest rate swap agreements.........   (115,000)        --         --    115,000        --          --
                                                     ---------  ---------  ---------  ---------  --------   ---------
     Total interest-earning assets after the effect
       of interest rate swap agreements............  $ 449,549     56,927    125,238    216,884    20,409     869,007
                                                     =========  =========  =========  =========  ========   =========
Interest-bearing liabilities:
   Interest-bearing demand accounts................  $  26,708     16,603     10,828      7,940    10,106      72,185
   Money market demand accounts....................    103,562         --         --         --        --     103,562
   Savings accounts................................     21,470     17,681     15,155     21,470    50,518     126,294
   Time deposits...................................    123,688     71,489     90,471     44,263        26     329,938
   Other borrowed funds............................     29,073         --         --        544        --      29,617
                                                     ---------  ---------  ---------  ---------  --------   ---------
     Total interest-bearing liabilities............  $ 304,501    105,773    116,454     74,218    60,650     661,596
                                                     =========  =========  =========  =========  ========   =========
Interest-sensitivity gap:
   Periodic........................................  $ 145,048    (48,846)     8,784    142,666   (40,241)    207,411
                                                                                                            =========
   Cumulative......................................    145,048     96,202    104,986    247,652   207,411
                                                     =========  =========  =========  =========  ========
Ratio of interest-sensitive assets
   to interest-sensitive liabilities:
     Periodic......................................       1.48       0.54       1.08       2.92      0.34        1.31
                                                                                                            =========
     Cumulative....................................       1.48       1.23       1.20       1.41      1.31
                                                     =========  =========  =========  =========  ========

----------------------
(1) Loans are presented net of unearned discount.

         Management made certain assumptions in preparing the table above. These assumptions included: (a) Loans will repay at projected repayment speeds; (b) mortgage-backed securities, included in investment securities, will repay at projected repayment speeds; (c) interest-bearing demand accounts and savings accounts are interest-sensitive at rates ranging from 11% to 37% and 12% to 40%, respectively, of the remaining balance for each period presented; and (d) fixed maturity deposits will not be withdrawn prior to maturity. A significant variance in actual results from one or more of these assumptions could materially affect the results reflected in the table.
         At December 31, 1999 and 1998, FB&T's asset-sensitive position on a cumulative basis through the twelve-month time horizon was $105.0 million, or 11.1% of total assets, and $91.9 million, or 11.6% of total assets, respectively. The asset-sensitive position is attributable to the composition of the loan and investment security portfolios as compared to the deposit base. The increase for 1999 is primarily attributable to the overall increase in interest-earning assets relative to the increase in interest-bearing liabilities as further discussed under "--Financial Condition and Average Balances" and "--Net Interest Income."
         The interest-sensitivity position is one of several measurements of the impact of interest rate changes on net interest income. Its usefulness in assessing the effect of potential changes in net interest income varies with the constant change in the composition of FB&T's assets and liabilities and changes in interest rates. For this reason, FB&T places greater emphasis on a simulation model for monitoring its interest rate risk exposure.

Comparison of Results of Operations for the Six Months Ended June 30, 2000 and 1999

         Net Income. Net income was $6.8 million, or $1.44 per share on a diluted basis, for the six months ended June 30, 2000, compared to $3.1 million, or $0.67 per share on a diluted basis, for the comparable period in 1999. The earnings progress was primarily driven by increased net interest income generated from the merger of Century Bank, completed in December 1999, increased yields on earning assets, internal loan growth and increased noninterest income. As more fully discussed under "--Financial Condition and Average Balances" and "--Net Interest Income," net interest income increased by $7.1 million to $23.4 million, or 5.31% of average interest-earning assets, from $16.4 million, or 4.75% of average interest-earnings assets, for the six months ended June 30, 2000 and 1999, respectively.
      The improvement in net income was partially offset by an increase in operating expenses of $2.3 million to $14.5 million from $12.1 million for the six months ended June 30, 2000 and 1999, respectively. The increased operating expenses reflect the operating expenses of Century Bank and Brentwood Bank of California subsequent to their acquisition and merger dates, increased salaries and employee benefits, increased data processing fees and increased amortization of intangibles associated with the purchase of assets and the assumption of liabilities.

         Provision for Loan Losses. The provision for loan losses was $740,000 and $950,000 for the six months ended June 30, 2000 and 1999, respectively. The decrease in the provision for loan losses is primarily attributable to improved asset quality as determined by management's review and evaluation of the credit quality of the loans in the portfolio, and management's assessment of the adequacy of the allowance for loan losses. Nonperforming assets decreased by $4.6 million to $8.6 million at June 30, 2000 from $13.2 million at December 31, 1999, resulting in a reduced ratio of nonperforming loans to loans from 1.75% at December 31, 1999 to 1.05% at June 30, 2000. See "--Loans and Allowance for Loan Losses" for a further discussion of FB&T's policies and practices of monitoring and maintaining the allowance for loan losses.
         FB&T's loan loss experience further supported the decrease in the provision for loan losses. For the six months ended June 30, 2000, net loan recoveries were $668,000, in comparison to net loan charge-offs of $1.8 for the six months ended June 30, 1999. The overall improvement in FB&T's loan loss experience is primarily attributable to improved asset quality reflected in a decrease in the amount of loans requiring charge-off accompanied by an increase in the collection of previously charged-off loans. The acquisition of Century Bank provided $1.5 million in additional allowance for loan losses at its merger date.

         Noninterest   Income  and  Expense.   The  following  table  summarizes
noninterest income and noninterest expense for the six months ended June 30, 2000 and 1999:

                                                                                        Increase (decrease)
                                                                                        -------------------
                                                               2000        1999         Amount       Percent
                                                               ----        ----         ------       -------
                                                                     (dollars expressed in thousands)

   Noninterest income:
       Service charges on deposit accounts
         and customer service fees........................   $  1,695       1,411           284        20.13%
       Gains on sales of securities, net..................        556         311           245        78.78
       Other income.......................................        786         546           240        43.96
                                                             --------     -------      --------
           Total noninterest income.......................   $  3,037       2,268           769        33.91
                                                             ========     =======      ========     ========

   Noninterest expense:
       Salaries and employee benefits ....................   $  5,675       4,599         1,076        23.40%
       Occupancy, net of rental income ...................      2,287       1,812           475        26.21
       Furniture and equipment ...........................        877         724           153        21.13
       Advertising and business development...............        220         130            90        69.23
       Postage, printing and supplies.....................        366         257           109        42.41
       Data processing fees...............................      1,406       1,172           234        19.97
       Legal, examination and professional fees...........      1,297       1,007           290        28.80
       Communications.....................................        224         227            (3)       (1.32)
       Gain on sales of other real estate,
           net of expenses................................       (122)        (86)          (36)       41.86
       Amortization of intangibles associated
         with the purchase of assets and
         the assumption of liabilities....................        696         525           171        32.57
       Other..............................................      1,528       1,762          (234)      (13.28)
                                                             --------     -------      --------
           Total noninterest expense......................   $ 14,454      12,129         2,325        19.17
                                                             ========     =======      ========     ========


         Noninterest Income. Noninterest income was $3.0 million for the six months ended June 30, 2000, compared to $2.3 million for the comparable period in 1999. Noninterest income consists primarily of service charges on deposit accounts, customer service fees and other income.
         Service charges on deposit accounts and customer service fees increased to $1.7 million for the six months ended June 30, 2000, from $1.4 million for the comparable period in 1999. The increase in service charges corresponds to:
(a) the increase in deposit balances provided by internal growth; (b) the merger of Century Bank and the acquisition of Brentwood Bank of California: (c) increased fee income resulting from revisions of customer service charge rates effective April 1, 1999 and enhanced control of fee waivers; and, (d) the additional services available and utilized by FB&T's expanding base of retail and corporate customers.
         Other income was 786,000 and $546,000 for the six months ended June 30, 2000 and 1999, respectively. The largest single driver of this variance was income from bank-owned life insurance, which increased $52,000. The remaining increase was due to smaller, various sources of miscellaneous income.
         Noninterest income for the six months ended June 30, 2000 and 1999 also included $556,000 and $311,000, respectively, of net gains on sales of investment securities. The net gains in 2000 resulted from sales of certain investment securities held by Century Bank that did not meet FB&T's overall investment objectives, whereas the net gains in 1999 resulted from sales of certain investment securities to facilitate the funding of FB&T's loan growth.

         Noninterest Expense. Noninterest expense was $14.5 million for the six months ended June 30, 2000, compared to $12.1 million for the comparable period in 1999. The increase is reflective of: (a) the noninterest expenses of Century Bank and Brentwood Bank of California, including certain nonrecurring expenses;
(b) increased data processing fees; (c) increased amortization of intangibles related to the purchase of assets and the assumption of liabilities; and, (d) FB&T's continuing expansion of its corporate lending, retail banking and specialized services development staff, including the necessary operational support, associated with the expansion of its product and service offerings.
         Salaries and employee benefits increased by $1.1 million to $5.7 million from $4.6 million for the six months ended June 30, 2000 and 1999, respectively. The increase is attributable to the merger of Century Bank and is also reflective of the competitive environment in the employment market that has resulted in a higher demand for limited resources, thus escalating industry salary and employee benefit costs associated with employing and retaining qualified personnel.
         Occupancy, net of rental income, and furniture and equipment expense was $2.3 million and $877,000 for the six months ended June 30, 2000, in comparison to $1.8 million and $724,000 for the comparable period in 1999, respectively. The increase is primarily attributable to the additional branch facilities associated with Century Bank and Brentwood Bank of California, the relocation of certain branches and increased depreciation expense associated with numerous capital expenditures made throughout 1999, including the implementation of FB&T's new teller system.
         Data processing fees were $1.4 million and $1.2 million for the six months ended June 30, 2000 and 1999, respectively, and were paid to First Services L.P., an affiliate of First Banks. As more fully described in Note 11 to the accompanying financial statements, First Services L.P. provides data processing and various related services to FB&T. The increased data processing fees are attributable to growth and technological advancements consistent with FB&T's product and service offerings and upgrades to technological equipment, networks and communication channels.
         Intangibles associated with the purchase of assets and the assumption of liabilities are amortized to expense on a straight-line basis generally over 15 years. The increase for the six months ended June 30, 2000 is attributable to the amortization of the cost in excess of the fair value of the net assets acquired of Century Bank, which was acquired by First Banks in August 1999 and merged into FB&T in December 1999, and Brentwood Bank of California, which was acquired by FB&T in September 1999.

Comparison  of  Results  of Operations for the Years Ended December 31, 1999 and
1998

         Net Income. Net income was $7.7 million, or $1.63 per share on a diluted basis, for the year ended December 31, 1999, compared to $4.9 million, or $1.05 per share on a diluted basis, for 1998. The improved operating results for 1999 are primarily attributable to increased net interest income generated from the acquisitions and mergers of Century Bank, completed in December 1999, Brentwood Bank of California, completed in September 1999, and Republic Bank, completed in September 1998, increased yields on earning assets, internal loan growth and increased noninterest income. As more fully discussed under "--Financial Condition and Average Balances" and "--Net Interest Income," net interest income increased by $9.8 million to $38.1 million, or 5.02% of average interest-earning assets, from $28.3 million, or 4.32% of average interest-earnings assets, for the years ended December 31, 1999 and 1998, respectively.
      The improvement in net income was partially offset by an increased provision for loan losses and increased operating expenses. The increased operating expenses primarily resulted from: (a) increased salaries and employee benefits; (b) increased data processing fees; (c) the operating expenses of

Century Bank, Brentwood Bank of California and Republic Bank subsequent to their respective acquisition and merger dates; and, (d) amortization of intangibles associated with the purchase of assets and the assumption of liabilities. As more fully discussed below, the overall increase in these operating expenses was partially offset by a reduction in advertising and business development, postage, printing and supplies, and communications expenses.

         Provision for Loan Losses. The provision for loan losses was $3.8 million and $850,000 for the years ended December 31, 1999 and 1998, respectively. The increase in the provision for loan losses is primarily attributable to the continued growth and changing composition of the loan portfolio combined with an increase in loans charged-off. Net loan charge-offs were $2.6 million for the year ended December 31, 1999, in comparison to net loan recoveries of $476,000 for the year ended December 31, 1998. The increase in net loan charge-offs is reflective of overall growth in the loan portfolio and the charge-off of certain loans obtained through the aforementioned mergers and acquisitions. The mergers of Century Bank and Republic Bank provided $1.5 million and $2.3 million, respectively, in additional allowance for loan losses at their respective acquisition and merger dates. See "--Loans and Allowance for Loan Losses" for a further discussion of FB&T's policies and practices of monitoring and maintaining the allowance for loan losses.

         Noninterest   Income  and  Expense.   The  following  table  summarizes
noninterest income and noninterest expense for the years ended December 31, 1999 and 1998:

                                                                                        Increase (decrease)
                                                                                        -------------------
                                                               1999        1998         Amount       Percent
                                                               ----        ----         ------       -------
                                                                     (dollars expressed in thousands)

   Noninterest income:
       Service charges on deposit accounts
         and customer service fees........................   $  2,946       2,231           715       32.05%
       Gains on sales of securities, net..................        311         358           (47)     (13.13)
       Other income ......................................      1,028         892           136       15.25
                                                             --------     -------      --------
           Total noninterest income.......................   $  4,285       3,481           804       23.10
                                                             ========     =======      ========    ========

   Noninterest expense:
       Salaries and employee benefits ....................   $ 10,071       8,176         1,895       23.18%
       Occupancy, net of rental income ...................      4,192       3,364           828       24.61
       Furniture and equipment ...........................      1,520       1,441            79        5.48
       Advertising and business development...............        341         562          (221)     (39.32)
       Postage, printing and supplies.....................        544         643           (99)     (15.40)
       Data processing fees...............................      2,356       1,696           660       38.92
       Legal, examination and professional fees...........      2,055       2,388          (333)     (13.94)
       Communications.....................................        478         595          (117)     (19.66)
       Gain on sales of other real estate,
           net of expenses................................       (282)       (127)         (155)     122.05
       Amortization of intangibles associated
         with the purchase of assets and
         the assumption of liabilities....................      1,158         450           708      157.33
       Other..............................................      3,200       3,301          (101)       3.06
                                                             --------     -------      --------
           Total noninterest expense......................   $ 25,633      22,489         3,144       13.98
                                                             ========     =======      ========    ========

         Noninterest Income. Noninterest income was $4.3 million for the year ended December 31, 1999, compared to $3.5 million for 1998. Noninterest income consists primarily of service charges on deposit accounts, customer service fees and other income.
         Service charges on deposit accounts and customer service fees increased to $2.9 million for 1999, from $2.2 million for 1998. The increase in service charges corresponds to: (a) the increase in deposit balances provided by internal growth; (b), the acquisitions of Century Bank, Brentwood Bank of California and Republic Bank; (c) increased fee income resulting from revisions of customer service charge rates effective April 1, 1999 and enhanced control of fee waivers; (d) the additional services available and utilized by FB&T's expanding base of retail and corporate customers; and (e) increased interchange income associated with automated teller machine services and debit and credit cards.
         Other income was $1.0 million and $892,000 for the years ended December 31, 1999 and 1998, respectively. The primary component of the increase relates to the income earned on FB&T's investment in bank-owned life insurance, which increased to $533,000 from $437,000 for the years ended December 31, 1999 and 1998, respectively.
         Noninterest income for 1999 and 1998 also included $311,000 and $358,000, respectively, of net gains on sales of investment securities. The gains resulted from sales of certain available-for-sale investment securities to facilitate the funding of FB&T's loan growth.

         Noninterest Expense. Noninterest expense was $25.6 million for the year ended December 31, 1999, compared to $22.5 million for 1998. The increase is reflective of: (a) the noninterest expense of Century Bank, Brentwood Bank of California and Republic Bank, including certain nonrecurring expenses associated with those acquisitions and mergers; (b) increased data processing fees primarily attributable to FB&T's Year 2000 Program; (c) increased amortization of intangibles related to the purchase of assets and the assumption of liabilities; and, (d) FB&T's continuing expansion of its corporate lending, retail banking and specialized services development staff, including the necessary operational support, associated with the expansion of its product and service offerings. The overall increase in noninterest expense for 1999 was partially offset by a reduction in advertising and business development, postage, printing and supplies, and communications expenses, and is consistent with management's continued efforts to more effectively manage these expenditures.
         Salaries and employee benefits increased by $1.9 million to $10.1 million from $8.2 million for the years ended December 31, 1999 and 1998, respectively. The increase is attributable to both the aforementioned acquisitions and mergers and FB&T's continued commitment to expanding its commercial and retail business development capabilities associated with the expansion and delivery of its products and services. The overall increase also reflects the competitive environment in the employment market that has resulted in a higher demand for limited resources, thus escalating industry salary and employee benefit costs.
         Data processing fees were $2.4 million and $1.7 million for 1999 and 1998, of which $2.3 million and $1.6 million were paid to First Services L.P., an affiliate of First Banks. As more fully described in Note 11 to the accompanying financial statements, First Services L.P. provides data processing and various related services to FB&T. The increased data processing fees are attributable to growth and technological advancements consistent with FB&T's product and service offerings, increased expenses attributable to communication data lines related to the expansion of the branch infrastructure and expenses associated with FB&T's Year 2000 Program. As discussed under "--Year 2000 Compatibility," FB&T incurred direct expenses of $360,000 and $130,000 in 1999 and 1998, respectively, with respect to the Year 2000 project.
         Intangibles associated with the purchase of assets and the assumption of liabilities are amortized to expense on a straight-line basis generally over 15 years. The increase for 1999 is attributable to the amortization of the cost in excess of the fair value of the net assets acquired of Century Bank, Brentwood Bank of California and Republic Bank.

Comparison  of Results of Operations  for the Years Ended  December 31, 1998 and
1997

         Net Income. Net income was $4.9 million, or $1.05 per share on a diluted basis, for the year ended December 31, 1998, compared to $6.7 million or $1.42 per share on a diluted basis, for 1997. As previously discussed, net interest income increased by $6.1 million to $28.3 million, or 4.32% of average interest-earning assets, from $22.2 million, or 4.34% of average interest-earnings assets, for the years ended December 31, 1998 and 1997, respectively. In addition, the provision for loan losses declined by $1.2 million and noninterest income increased by $1.3 million. Offsetting these benefits to net income was an increase of $7.9 million in operating expenses and a significant increase in the effective income tax rate from 14.2% to 41.7%. The increased tax rate resulted from a $1.9 million reduction in the deferred tax asset valuation allowance in 1997 that did not reoccur in 1998.

         Provision for Loan Losses. The provision for loan losses was $850,000 and $2.0 million for the years ended December 31, 1998 and 1997, respectively. Supporting the decrease in the provision for loan losses were net recoveries of $476,000 for 1998, compared to $1.2 million of net charge-offs for 1997. See "--Loans and Allowance for Loan Losses" for a further discussion of FB&T's policies and practices of monitoring and maintaining the allowance for loan losses.

         Noninterest   Income  and  Expense.   The  following  table  summarizes
noninterest income and noninterest expense for the years ended December 31, 1998 and 1997:

                                                                                        Increase (decrease)
                                                                                        -------------------
                                                               1998        1997         Amount       Percent
                                                               ----        ----         ------       -------
                                                                    (dollars expressed in thousands)
   Noninterest income:
       Service charges on deposit accounts
         and customer service fees........................   $  2,231       1,781           450        25.27%
       Gains on sales of securities, net..................        358          --           358       100.00
       Other income ......................................        892         401           491       122.44
                                                             --------     -------       -------
           Total noninterest income.......................   $  3,481       2,182         1,299        59.53
                                                             ========     =======       =======    =========

   Noninterest expense:
       Salaries and employee benefits ....................   $  8,176       5,567         2,609        46.87%
       Occupancy, net of rental income ...................      3,364       3,045           319        10.48
       Furniture and equipment ...........................      1,441       1,023           418        40.86
       Advertising and business development...............        562         195           367       188.21
       Postage, printing and supplies.....................        643         490           153        31.22
       Data processing fees...............................      1,696         710           986       138.87
       Legal, examination and professional fees...........      2,388       1,139         1,249       109.66
       Communications.....................................        595         490           105        21.43
       Gain on sales of other real estate,
         net of expenses..................................       (127)       (404)          277       (68.56)
       Amortization of intangibles associated
         with the purchase of assets and
         the assumption of deposits.......................        450         (38)          488    (1,284.21)
       Other..............................................      3,301       2,415           886        36.69
                                                             --------     -------       -------
           Total noninterest expense......................   $ 22,489      14,632         7,857        53.70
                                                             ========     =======       =======    =========

         Noninterest Income. Noninterest income, which consists primarily of service charges on deposit accounts and customer service fees, totaled $3.5 million and $2.2 million for the years ended December 31, 1998 and 1997, respectively.
         Service charges on deposit accounts and customer service fees increased to $2.2 million for 1998, from $1.8 million for 1997. The increase is primarily attributable to the acquisitions of the three Highland Federal Woodland Hills and Long Beach offices in 1997, the Bank of America Solvang branch office in March of 1998, and Republic Bank in September of 1998, and the increase of commercial and retail banking services utilized by FB&T's expanding base of retail and corporate customers.
         Other income was $892,000 and $401,000 for the years ended December 31, 1998 and 1997, respectively. The increase is primarily attributable to $437,000 of income earned on FB&T's investment in bank-owned life insurance. Due to the timing of the original investment in late 1997, there was only $14,000 of income in 1997 on this product.
         Noninterest income for 1998 also includes $358,000 of net gains on sales of securities. The gains resulted from the sales of certain available-for-sale securities to provide funds for FB&T's loan growth.

         Noninterest Expense. Noninterest expense was $22.5 million for the year ended December 31, 1998, compared to $14.6 million for 1997. The increase is attributable to the noninterest expense of Republic Bank and the four branch offices acquired during this period, along with the expansion of FB&T's commercial lending capabilities.
         Specifically, salaries and employee benefits increased by $2.6 million to $8.2 million from $5.6 million for the years ended December 31, 1998 and 1997, respectively. The increase is attributable to the acquisitions of Republic Bank and the four branch offices, and the expansion of FB&T's commercial and retail business development staff and related support personnel.
         Occupancy expenses, net of rental income, and furniture and equipment expense increased $319,000 and $418,000, respectively, over 1997 due to the expansion of the commercial and retail network of branch facilities.
         Advertising and business development increased by $367,000 to $562,000 from $195,000 for 1998 and 1997, respectively. The additional costs were incurred to facilitate the further development of FB&T's franchise and expanding base of products and services.
         Legal, examination and professional fees increased to $2.4 million from $1.1 million for 1998 and 1997, respectively. As more fully described in Note 11 to the accompanying financial statements, legal, examination and professional fees include various fees paid to related parties since FB&T utilizes First Banks and certain of its affiliates in providing selected services to FB&T. FB&T's overall asset growth and expansion of its product and service offerings has required additional service and support. The fees paid for these services are at least as favorable as could have been obtained from unaffiliated third parties.

         Data processing fees were $1.7 million and $710,000 for 1998 and 1997, of which $1.6 million and $417,000 was paid to First Services L.P., an affiliate of First Banks. As more fully described in Note 11 to the accompanying financial statements, First Services L.P. provides data processing and various related services to FB&T. The increase in data processing fees is attributable to the overall growth of FB&T, the enhancement of systems to support existing and developing product and service offerings, the costs of converting the acquired branches, and the additional costs associated with the Year 2000 project. As discussed under "--Year 2000 Compatibility," FB&T incurred direct expenses of $130,000 in 1998 with respect to the Year 2000 project.
         The increase for 1998 in amortization of intangibles associated with the purchase of assets and the assumption of liabilities is attributable to the deposit premiums paid on the aforementioned branch purchases and the merger of Republic Bank.
         Other expense was $3.3 million and $2.4 million for 1998 and 1997, respectively. The increase of $900,000 is primarily attributable to the aforementioned mergers and acquisitions, the settlement of certain litigation and increased payments made to third parties on behalf of escrow and title account holders.

Investment Securities

         FB&T classifies the securities within its investment portfolio as held to maturity or available for sale. FB&T does not engage in the trading of investment securities. As more fully described in Notes 1 and 3 to the accompanying financial statements of FB&T, the investment security portfolio consists entirely of securities designated as available for sale. The investment security portfolio was $97.2 million at June 30, 2000 and $103.6 million at December 31, 1999 compared to $134.2 million and $224.6 million at December 31, 1998 and 1997, respectively. See, "--Financial Condition and Average Balances" for further discussion of the investment security portfolio.
         The following table shows the composition of the investment security portfolio, at amortized cost, by major category as of the dates presented:

                                                          June 30,        December 31,       December 31,
                                                            2000              1999               1998
                                                            ----              ----               ----
                                                                  (dollars expressed in thousands)

              U.S. Treasury........................    $    19,986            20,033              46,694
              U.S. Government agencies
                and corporations:
                  Mortgage-backed..................         22,444            24,316              32,805
                  Other............................         54,934            54,402              49,574
              Foreign debt securities..............             --             2,995                  --
              Federal Home Loan Bank stock.........          1,172             2,863               3,496
                                                       -----------       -----------         -----------
                      Total........................    $    98,536           104,609             132,569
                                                       ===========       ===========         ===========

Loans and Allowance for Loan Losses

         Interest earned on the loan portfolio represents the principal source of income for FB&T. Interest and fees on loans were 89.6%, 87.9%, 88.7%, 79.5% and 74.3% of total interest income for the six months ended June 30, 2000 and 1999, and for the years ended December 31, 1999, 1998 and 1997, respectively. Loans, net of unearned discount, represented 79.9% and 78.0% of total assets as of June 30, 2000 and December 31, 1999, compared to 72.3% and 57.2% as of December 31, 1998 and 1997, respectively. At June 30, 2000 and December 31, 1999 and 1998, total loans, net of unearned discount, were $799.2 million, $736.8 million and $573.6 million, increases of $413.9 million, $351.5 million and $188.3 million, respectively, from $385.3 million at December 31, 1997. FB&T views the quality, yield and growth of the loan portfolio to be instrumental elements in its growth and profitability.
         The increases in loans from 1997 to 2000 are attributable to the loans provided by the mergers of Republic Bank and Century Bank, and the growth of the commercial and financial, real estate construction and development and real estate mortgage loan portfolios, partially offset by a decrease in the consumer and installment portfolio.
         FB&T's lending strategy stresses quality, growth and diversification by collateral, geography and industry. A common credit underwriting structure is in place throughout FB&T. The commercial lenders focus principally on small to middle-market companies. Retail lenders focus principally on residential loans, including home equity loans, automobile financing and other consumer financing needs arising out of FB&T's branch banking network.

         Commercial and financial loans include loans that are made primarily based on the borrowers' general credit strength and ability to generate repayment cash flows from income sources even though such loans and bonds may also be secured by real estate or other assets. Real estate construction and development loans, primarily relating to residential properties and smaller commercial properties, represent interim financing secured by real estate under construction. Real estate mortgage loans consist primarily of loans secured by single-family, owner-occupied properties and various types of commercial properties on which the income from the property is the intended source of repayment. Consumer and installment loans are loans to individuals and consist primarily of loans secured by automobiles.
         The following table shows the composition of the loan portfolio by major category and the percent of each category to the total portfolio as of the dates presented:

                                                                                           June 30, 2000
                                                                                     -------------------------
                                                                                     Amount            Percent
                                                                                     ------            -------
                                                                                        (dollars expressed
                                                                                           in thousands)
         Commercial and financial...............................................    $   226,126         28.3%
         Real estate construction and development...............................        185,462         23.2
         Real estate mortgage...................................................        373,941         46.8
         Consumer and installment, net of unearned discount.....................         13,697          1.7
                                                                                    -----------        -----
              Total loans.......................................................    $   799,226        100.0%
                                                                                    ===========        =====

                                                                    December 31,
                           ----------------------------------------------------------------------------------------------
                                 1999                1998               1997                1996              1995
                           ----------------    ----------------   ----------------    ---------------    ----------------
                           Amount    Percent    Amount   Percent    Amount Percent    Amount   Percent   Amount   Percent
                           ------    -------    ------   -------    ------ -------    ------   -------   ------   -------
                                                           (dollars expressed in thousands)

Commercial and
     financial........   $211,182     28.7%   $195,027     34.0%  $107,403    27.9%  $59,154     19.0% $ 60,488     16.4%
Real estate
     construction and
     development......    172,251     23.4     129,835     22.6     52,466    13.6    20,809      6.7    25,867      7.0
Real estate mortgage..    334,429     45.4     239,456     41.7    220,824    57.3   222,433     71.5   269,824     73.1
Consumer and
   installment, net
   of unearned
   discount...........     18,966      2.5       9,244      1.7      4,558     1.2     8,534      2.8    13,083      3.5
                          -------     ----    ---------   -----   --------    ----   -------     ----  --------     ----
      Total loans,
         excluding
         loans held
         for sale.....    736,828    100.0%    573,562    100.0%   385,251   100.0%  310,930    100.0%  369,262    100.0%
                        =========    =====    ========    =====  ========    =====  =======     =====  ========    =====

Loans held for sale...         --                   --                  --                 --            16,638
                          -------             --------            --------           --------          --------
      Total loans.....   $736,828             $573,562            $385,251           $310,930          $385,900
                         ========             ========            ========           ========          ========

         Loans at December 31, 1999 mature as follows:

                                                             Over one year
                                                          through five years         Over five years
                                                          ------------------         ---------------
                                            One year       Fixed     Floating      Fixed     Floating
                                             or less       rate        rate        rate        rate       Total
                                             -------       ----        ----        ----        ----       -----
                                                           (dollars expressed in thousands)

Commercial and financial................. $ 189,702       11,632      7,376       2,245        227      211,182
Real estate construction
     and development.....................   163,585           32      8,634          --         --      172,251
Real estate mortgage.....................   239,552       36,591     37,429      17,429      3,428      334,429
Consumer and installment,
     net of unearned discount............     6,810       11,272         --         814         70       18,966
                                          ---------    ---------   --------   ---------   --------    ---------
     Total loans......................... $ 599,649       59,527     53,439      20,488      3,725      736,828
                                          =========    =========   ========   =========   ========    =========

      The following table is a summary of loan loss experience for the periods indicated:

                                    Six months ended
                                        June 30,                            Year ended December 31,
                                   -------------------      --------------------------------------------------------
                                    2000         1999       1999         1998         1997         1996         1995
                                    ----         ----       ----         ----         ----         ----         ----
                                                                (dollars expressed in thousands)

Balance at beginning of year...    $ 15,581     12,820       12,820      9,179          8,412      13,765      15,880
Acquired allowances for
      loan losses..............          --         --        1,542      2,315             --          --       3,155
                                   --------    -------      -------    -------      ---------    --------    --------
                                     15,581     12,820       14,362     11,494          8,412      13,765      19,035
                                   --------    -------      -------    -------      ---------    --------    --------
Loans charged off:
     Commercial and financial..      (1,249)    (2,272)      (5,121)      (883)          (192)     (2,723)       (301)
     Real estate construction
       and development.........          --         --           --         --             --        (263)       (456)
     Real estate mortgage......          (7)      (183)        (221)      (385)        (4,284)     (7,676)     (5,831)
     Consumer and installment..         (38)      (283)        (353)       (59)           (94)       (520)        (64)
                                   --------    -------     --------    -------      ---------    --------    --------
       Total loans charged-off.      (1,294)    (2,738)      (5,695)    (1,327)        (4,570)    (11,182)     (6,652)
                                   --------    -------     --------    -------      ---------    --------    --------
Recoveries of loans previously
      charged off:
      Commercial and financial.       1,623        307        1,238      1,043            262         124         194
      Real estate construction
       and development.........           3        179          261         --            115          --          12
      Real estate mortgage.....         308        388        1,539        699          2,880       1,140         441
      Consumer and installment.          27         43           86         61             80          91          24
                                   --------    -------     --------    -------      ---------    --------    --------
       Total recoveries
         of loans previously
         charged off...........       1,961        917        3,124      1,803          3,337       1,355         671
                                   --------    -------     --------    -------      ---------    --------    --------
       Net loan recoveries
         (charge-offs).........         667     (1,821)      (2,571)       476         (1,233)     (9,827)     (5,981)
                                   --------    -------     --------    -------      ---------    --------    --------
Provision for loan losses......         740        950        3,790        850          2,000       4,474         711
                                   --------    -------     --------    -------      ---------    --------    --------
Balance at end of year.........    $ 16,988     11,949       15,581     12,820          9,179       8,412      13,765
                                   ========    =======     ========    =======      =========    ========    ========

Loans outstanding:
      Average..................    $758,247    578,368      635,793    469,744        326,573     337,772     214,561
      End of period............     799,226    587,181      736,828    573,562        385,251     310,930     385,900
Ratio of allowance for loan
   losses to loans outstanding:
   Average.....................         2.24%      2.07%        2.45%      2.73%         2.81%       2.49%       6.42%
   End of period...............         2.13       2.03         2.11       2.24          2.38        2.71        3.57
Ratio of net loan recoveries
   (charge-offs) to average
   loans outstanding...........         0.09      (0.31)       (0.40)      0.10         (0.38)      (2.91)      (2.79)
                                   =========   ========    ==========  ========     =========    =========   =========

Allocation of allowance
   for loan losses at end
   of period:
  Commercial and financial.....    $  6,165      3,770        5,654      4,045          2,704       2,442       3,267
  Real estate construction
     and development...........       3,284      2,954        3,012      3,169          1,299         824       1,219
  Real estate mortgage.........       5,138      3,680        4,712      3,948          3,329       2,532       5,188
  Consumer and installment.....       1,087      1,015          997      1,089            925       1,851       2,618
  Unallocated..................       1,314        530        1,206        569            922         763       1,473
                                   --------    -------     --------    -------      ---------    --------    --------
       Total ..................    $ 16,988     11,949       15,581     12,820          9,179       8,412      13,765
                                   ========    =======     ========    =======      =========    ========    ========

Percent of categories
   to loans, net of
   unearned discount:
   Commercial and financial....        28.3%      32.0%        28.7%      34.0%          27.9%       19.0%       15.7%
   Real estate construction
     and development...........        23.2       23.3         23.4       22.6           13.6         6.7         6.7
   Real estate mortgage........        46.8       40.7         45.4       41.7           57.3        71.5        69.9
   Consumer and installment....         1.7        4.0          2.5        1.7            1.2         2.8         3.4
   Loans held for sale.........          --         --           --         --             --          --         4.3
                                   --------    -------     --------    -------      ---------    --------    --------
       Total...................       100.0%     100.0%       100.0%     100.0%         100.0%      100.0%      100.0%
                                   ========    =======     ========    =======      =========    ========    ========


         Nonperforming assets include nonaccrual loans, restructured loans and other real estate. The following table presents the categories of nonperforming assets and certain ratios as of the dates indicated:

                                             June 30,                              December 31,
                                         ---------------       ---------------------------------------------------
                                         2000       1999       1999        1998       1997      1996       1995
                                         ----       ----       ----        ----       ----      ----       ----
                                                                (dollars expressed in thousands)

Nonperforming loans.................  $   8,406     17,607      12,907     16,412      7,973     20,723     15,275
Other real estate, net..............        220         40         329        774      1,653      3,370      1,520
                                      ---------   --------   ---------   --------  ---------   --------   --------
      Total nonperforming assets....  $   8,626     17,647      13,236     17,186      9,626     24,093     16,795
                                      =========   ========   =========   ========  =========   ========   ========

Loans, net of unearned discount.....  $ 799,226    587,181     736,828    573,562    385,251    310,930    385,900
                                      =========   ========   =========   ========  =========   ========   ========

Loans past due:
    Over 30 days to 90 days.........  $   9,880      6,621       3,588     11,228      1,807      4,167      7,989
    Over 90 days and still accruing.        399      2,373       1,682        510        156        264      4,494
                                      ---------   --------   ---------   --------  ---------   --------   --------
      Total past-due loans..........  $  10,279      8,994       7,176     11,738      1,963      4,431     12,483
                                      =========   ========   =========   ========  =========   ========   ========

Allowance for loan losses to loans..       2.13%      2.03%       2.11%      2.24%      2.38%      2.71%      3.57%
Nonperforming loans to loans........       1.05       3.00        1.75       2.86       2.07       6.66       3.96
Allowance for loan losses
      to nonperforming loans........     202.09      67.87      120.72      78.11     115.13      40.59      90.11
Nonperforming assets to loans
      and other real estate.........       1.08       3.01        1.80       2.99       2.49       7.67       4.34
                                      =========   ========   =========   ========  =========   ========   ========

         Nonperforming loans, consisting of loans on nonaccrual status and certain restructured loans, were $8.4 million and $12.9 million at June 30, 2000 and December 31, 1999, respectively, in comparison to $16.4 million at December 31, 1998. The decrease in nonperforming loans primarily results from continued aggressive collection efforts and management's continued efforts to effectively monitor and manage the loan portfolios of acquired entities. The increase in nonperforming loans at December 31, 1998 was primarily attributable to certain loans obtained through the merger of Republic Bank and the deterioration of a few large credit relationships. The overall decrease in nonperforming loans subsequent to December 31, 1998 has resulted in an improved ratio of the allowance for loan losses to nonperforming loans. This ratio increased to 202.09% and 120.72% at June 30, 2000 and December 31, 1999, respectively, from 67.87% and 78.11% at June 30, 1999 and December 31, 1998, respectively.
         FB&T's credit management policy and procedures focus on identifying, measuring and controlling credit exposure. These procedures employ a lender-initiated system of rating credits, which is ratified in the loan approval process and subsequently tested in internal loan reviews, external audits and regulatory bank examinations. The system requires rating all loans at the time they are originated, except for homogeneous categories of loans, such as residential real estate mortgage loans and indirect automobile loans. These homogeneous loans are assigned an initial rating based on FB&T's experience with each type of loan. Adjustments to these ratings are based on payment experience subsequent to their origination.
         Adversely rated credits, including loans requiring close monitoring which would not normally be considered criticized credits by regulators, are included on a monthly loan watch list. Loans may be added to the watch list for reasons which are temporary and correctable, such as the absence of current financial statements of the borrower, or a deficiency in loan documentation. Other loans are added whenever any adverse circumstance is detected which might affect the borrower's ability to meet the terms of the loan. This could be initiated by the delinquency of a scheduled loan payment, a deterioration in the borrower's financial condition identified in a review of periodic financial statements, a decrease in the value of the collateral securing the loan, or a change in the economic environment within which the borrower operates. Loans on the watch list require periodic detailed loan status reports prepared by the responsible officer, which are discussed in formal meetings with loan review and credit administration staff members. Downgrades of loan risk ratings may be initiated by the responsible loan officer at any time. However, upgrades of risk ratings may only be made with the concurrence of selected loan review and credit administration staff members generally at the time of the formal watch list review meetings.
         Each month, the credit administration department provides FB&T's management with detailed lists of loans on the watch list and summaries of the entire loan portfolio of by risk rating. These are coupled with analyses of changes in the risk profile of the portfolio, changes in past-due and nonperforming loans and changes in watch list and classified loans over time. In this manner, the overall increases or decreases in the levels of risk in the portfolio are monitored continually. Factors are applied to the loan portfolio for each category of loan risk to determine an acceptable level of allowance for loan losses. These factors are derived primarily from actual loss experience and from published national surveys of norms in the industry. The calculated allowance required for the portfolio is then compared to the actual allowance balance to determine the provision necessary to maintain the allowance at an appropriate level. In addition, management exercises judgment in its analysis of determining the overall level of the allowance for loan losses. In its analysis, management considers the change in the portfolio, including growth, composition and the ratio of net loans to total assets, and the economic conditions of the regions in which FB&T operates. Based on this quantitative and qualitative analysis, provisions are made to the allowance for loan losses. Such provisions are reflected in the statement of income.
         FB&T does not engage in lending in foreign countries or based on activities in foreign countries. Additionally, FB&T does not have any concentrations of loans exceeding 10% of total loans that are not otherwise disclosed in the loan portfolio composition table and Note 4 to the accompanying financial statements. FB&T does not have a material amount of interest-earning assets that would have been included in nonaccrual, past due or restructured loans if such assets were loans.

Deposits

         Deposits are the primary source of funds for FB&T. FB&T's deposits consist principally of core deposits from its local market areas, including both individual and corporate customers. The following table sets forth the distribution of FB&T's average deposit accounts at the dates indicated and the weighted average interest rates paid on each category of deposit:

                                                                                June 30, 2000
                                                                  ----------------------------------------
                                                                                     Percent
                                                                                       of
                                                                    Amount          deposits         Rate
                                                                    ------          --------         ----
                                                                      (dollars expressed in thousands)

                  Noninterest-bearing demand..................    $  170,556          20.38%            --%
                  Interest-bearing demand.....................        68,734           8.21           1.46
                  Savings ....................................       278,778          33.32           4.48
                  Time deposits of $100 or more...............        35,144           4.20           4.72
                  Other time..................................                      283,490          33.89
                                                                  ----------        -------        -------
                         Total average deposits...............    $  836,702         100.00%          5.54
                                                                  ==========        ======         =======

                                                                    December 31,
                                     -------------------------------------------------------------------------------
                                               1999                      1998                          1997
                                     ----------------------   -------------------------     ------------------------
                                              Percent                   Percent                       Percent
                                                of                        of                            of
                                     Amount  deposits Rate    Amount   deposits   Rate      Amount   deposits   Rate
                                     ------  -------- ----    ------   --------   ----      ------   --------   ----
                                                                (dollars expressed in thousands)

Noninterest-bearing demand......   $146,464    20.69%    --%  $ 108,827   17.40%     --% $  75,949     16.28%     --%
Interest-bearing demand.........     52,339     7.39    1.69     33,382    5.34    1.34     23,027      4.94    1.42
Savings.........................    222,097    31.37    3.95    197,010   31.51    4.47     97,801     20.97    4.10
Time deposits of $100 or more...     54,756     7.73    5.06     65,324   10.45    5.81     54,116     11.60    5.71
Other time......................    232,361    32.82    5.13    220,779   35.30    5.54    215,546     46.21    5.79
                                   --------  -------   =====  ---------  ------          ---------   -------
    Total average deposits......   $708,017   100.00%         $ 625,322  100.00%         $ 466,439    100.00%
                                   ========   ======          =========  ======          =========    ======

         Noninterest-bearing demand, interest-bearing demand and savings have no stated maturity. The maturity distribution of time deposits of $100,000 or more and other time is presented in the interest rate sensitivity table under "--Interest Rate Risk Management."

Capital and Dividends

         Dividends. The ability of FB&T to pay dividends to First Banks is limited by federal laws, by regulations promulgated by the bank regulatory agencies and by principles of prudent bank management. Additional information concerning limitations on the ability of FB&T to pay dividends appears in Note 10 to the accompanying financial statements.

         Regulatory Capital. FB&T is subject to certain regulatory capital requirements administered by the Federal Deposit Insurance Corporation (FDIC). As more fully discussed in Note 14 to the accompanying financial statements, failure to meet these minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulatory agencies that, if undertaken, could have a direct material effect on FB&T's financial statements. Management believes as of June 30, 2000, December 31, 1999 and 1998, FB&T was "well capitalized" as defined by the FDIC Improvement Act of 1991.

Liquidity

         The liquidity of FB&T is the ability to maintain a cash flow which is adequate to fund operations, service debt obligations and meet obligations and other commitments on a timely basis. FB&T receives funds for liquidity from customer deposits, loan payments, maturities of loans and investments, sales of investments and earnings. In addition, FB&T may avail itself of more volatile sources of funds through the issuance of certificates of deposit in denominations of $100,000 or more, federal funds borrowed, securities sold under agreements to repurchase and borrowings from the Federal Home Loan Bank. The aggregate funds acquired from these more volatile sources were $108.7 million at June 30, 2000, and $124.1 million and $81.3 million at December 31, 1999 and 1998, respectively.
         The following table presents the maturity structure of volatile funds, which consists of certificates of deposit of $100,000 or more and short-term borrowings, at June 30, 2000 and December 31, 1999 and 1998:

                                                          June 30,        December 31,       December 31,
                                                            2000              1999               1998
                                                            ----              ----               ----
                                                                  (dollars expressed in thousands)

              3 months or less.....................    $    44,266            72,991              29,693
              Over 3 through 6 months..............         19,568            17,916              22,889
              Over 6 through 12 months.............         27,195            22,989              23,680
              Over 12 months.......................         17,651            10,247               5,082
                                                       -----------       -----------         -----------
                  Total............................    $   108,680           124,143              81,344
                                                       ===========       ===========         ===========

         In addition, in 1999, FB&T established a borrowing relationship with the Federal Reserve Bank in San Francisco. This borrowing relationship, which is secured by commercial loans, provides an additional liquidity facility that may be utilized for contingency purposes. At June 30, 2000 and December 31, 1999, FB&T's borrowing capacity under this agreement was approximately $384.1 million and $347.5 million, respectively. In addition, FB&T's borrowing capacity through its relationship with the Federal Home Loan Bank was approximately $39.9 million and $35.1 million at June 30, 2000 and December 31, 1999, respectively.
         Management believes the available liquidity and operating results of FB&T will be sufficient to provide funds for growth and to permit the distribution of dividends to First Banks.

Year 2000 Compatibility

         FB&T was subject to risks associated with the "Year 2000" issue, a term which referred to uncertainties about the ability of various data processing hardware and software systems to interpret dates correctly surrounding the beginning of the Year 2000. Financial institutions were particularly vulnerable to Year 2000 issues because of heavy reliance in the industry on electronic data processing and funds transfer systems.
         As  more  fully  discussed  in Note  11 to the  accompanying  financial statements, data processing services are provided to FB&T by First Services, L.P. under the terms of data processing agreements. To address the Year 2000 issue, FB&T, working jointly with First Banks, established a dedicated team to coordinate the overall Year 2000 Preparedness Program (Program) under the guidelines of the Comprehensive Year 2000 Plan (Plan) as approved by the Board of Directors. The Plan summarized each major phase of the Program and the estimated costs to remediate and test systems in preparation for the Year 2000. The Plan addressed both Information Technology (IT) projects, such as data processing and data network applications, and non-IT projects, such as building facilities and security systems. The major phases of the Program were awareness, assessment, remediation, validation and implementation.
         FB&T's critical systems are purchased from industry-known vendors. Such systems are generally used in their standard configuration, that is, with minor modification. Focusing on these critical systems, FB&T closely reviewed and monitored the Year 2000 progress as reported by each vendor and tested, in most cases, on a system separate from the on-line production system. For the critical systems that were modified, the vendors provided remediation for such systems that were not otherwise reported as "Year 2000-ready." As the remediation phase was completed within the stated deadline, FB&T did not invoke any remediation contingency efforts.
         FB&T, along with First Banks, accelerated the replacement of its existing teller system (ISC), since certain functions of ISC were not Year 2000 compliant. Planning for the replacement of ISC had been underway for several years with the primary objectives of adding functionality to meet expanding product and service offerings and improving efficiency in serving customers. As the new teller system (CFI) also provided a solution for the Year 2000 problem, the overall implementation schedule was accelerated. The CFI system installation was completed during the third quarter of 1999. The cost of the teller replacement to FB&T was $1.4 million and is being charged to expense over a 60-month period. First Banks also upgraded its local area network-based systems, networks and core processor, and purchased certain item processing equipment, as the previous equipment, which was fully depreciated, was not Year 2000 compliant. The cost of these upgrades and the item processing equipment are being charged to FB&T under the terms of certain data processing and management services agreements. See Note 11 to the accompanying financial statements for a further discussion of transactions with related parties.
         FB&T successfully completed all phases of the Program within the appropriate timeframes established by the regulatory agencies. In addition, FB&T did not encounter any significant business disruptions or processing problems as a result of the Year 2000 transition. Furthermore, management is unaware of any Year 2000 issues encountered by FB&T's more significant borrowers and vendors that would inhibit their ability to repay obligations or provide goods or services. The total cost of the Program for FB&T was $1.9 million, comprised of capital improvements of $1.4 million and direct expenses reimbursable to First Services L.P. of $525,000. The capital improvements, as previously discussed, are being charged to expense in the form of depreciation expense or lease expense, generally over a period of 60 months. FB&T incurred direct expenses related to the Program of approximately $35,000 for the six months ended June 30, 2000 and $360,000 and $130,000 for the years ended December 31, 1999 and 1998, respectively.

Effect of New Accounting Standards

         In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133 -- Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge in one of three categories. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. Under SFAS 133, an entity that elects to apply hedge accounting is required to establish, at the inception of the hedge, the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk. SFAS 133 applies to all entities.
         In June 1999, the FASB issued SFAS No. 137 -- Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, an Amendment of FASB Statement No. 133, which defers the effective date of SFAS 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. Initial application should be as of the beginning of an entity's fiscal quarter; on that date, hedging relationships must be designated and documented pursuant to the provisions of SFAS 133, as amended. Earlier application of all of the provisions is encouraged but is permitted only as of the beginning of any fiscal quarter that begins after the issuance date of SFAS 133, as amended. Additionally, SFAS 133, as amended, should not be applied retroactively to financial statements of prior periods.
         In June 2000, the FASB issued SFAS No. 138 - Accounting for Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133, which addresses a limited number of issues causing implementation difficulties for numerous entities that apply SFAS 133, as amended. SFAS 138 amends the accounting and reporting standards of SFAS 133, as amended, for certain derivative instruments, certain hedging activities and for decisions made by the FASB relating to the Derivatives Implementation Group (DIG) process.
         FB&T is currently evaluating the requirements of SFAS 133, as amended, to determine its potential impact on the financial statements.

Effects of Inflation

         Financial institutions are less affected by inflation than other types of companies. Financial institutions make relatively few significant asset acquisitions that are directly affected by changing prices. Instead, the assets and liabilities are primarily monetary in nature. Consequently, interest rates are more significant to the performance of financial institutions than the effect of general inflation levels. While a relationship exists between the inflation rate and interest rates, FB&T believes this is generally manageable through its asset-liability management program.

                               FIRST BANK & TRUST

                 QUARTERLY CONDENSED FINANCIAL DATA - UNAUDITED


                                                                                1999 Quarter Ended
                                                                ----------------------------------------------------
                                                                 March 31      June 30   September 30    December 31
                                                                 --------      -------   ------------    -----------
                                                                    (dollars in thousands, except per share data)

     Interest income.........................................    $  14,341      14,014        15,766        19,644
     Interest expense.........................................       6,199       5,790         6,231         7,488
                                                                ----------    --------       -------       -------
              Net interest income.............................       8,142       8,224         9,535        12,156
     Provision for loan losses................................         300         650           840         2,000
                                                                ----------    --------       -------       -------
              Net interest income after
                provision for loan losses.....................       7,842       7,574         8,695        10,156
                                                                ----------    --------       -------       -------
     Noninterest income:
        Gains on sales of securities..........................         282          29            --            --
        Other.................................................         886       1,071           882         1,135
                                                                ----------    --------       -------       -------
              Total noninterest income........................       1,168       1,100           882         1,135
                                                                ----------    --------       -------       -------
     Noninterest expense......................................       6,077       6,052         6,290         7,214
                                                                ----------    --------       -------       -------
              Income before income tax expense................       2,933       2,622         3,287         4,077
     Income tax expense.......................................       1,263       1,147         1,290         1,521
                                                                ----------    --------       -------       -------
              Net income......................................  $    1,670       1,475         1,997         2,556
                                                                ==========    ========       =======       =======
     Earnings per common share:
        Basic.................................................  $     0.36        0.31          0.42          0.54
        Diluted...............................................        0.36        0.31          0.42          0.54
                                                                ==========    ========       =======       =======


                                                                                1998 Quarter Ended
                                                                ----------------------------------------------------
                                                                 March 31      June 30   September 30    December 31
                                                                 --------      -------   ------------    -----------
                                                                    (dollars in thousands, except per share data)

     Interest income.........................................   $  12,398       12,979        14,103        14,945
     Interest expense.........................................      6,494        6,473         6,343         6,776
                                                                ---------    ---------       -------      --------
              Net interest income.............................      5,904        6,506         7,760         8,169
     Provision for loan losses................................        200          150           150           350
                                                                ---------    ----------      -------      --------
              Net interest income after
                provision for loan losses.....................      5,704        6,356         7,610         7,819
                                                                ---------    ---------       -------      --------
     Noninterest income:
        Gains on sales of securities..........................         --          156           202            --
        Other.................................................        703          710           752           958
                                                                ---------    ---------       -------      --------
              Total noninterest income........................        703          866           954           958
                                                                ---------    ---------       -------      --------
     Noninterest expense......................................      4,714        5,463         5,597         6,715
                                                                ---------    ---------       -------      --------
              Income before income tax expense................      1,693        1,759         2,967         2,062
     Income tax expense.......................................        510          721         1,191         1,117
                                                                ---------    ---------       -------      --------
              Net income......................................  $   1,183        1,038         1,776           945
                                                                =========    =========       =======      ========
     Earnings per common share:
        Basic.................................................  $    0.25         0.22          0.38          0.20
        Diluted...............................................       0.25         0.22          0.38          0.20
                                                                =========    =========       =======       =======

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 10-Q


 (Mark One)
[X] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE  SECURITIES EXCHANGE
                                   ACT OF 1934

                  For the quarterly period ended June 30, 2000
                  --------------------------------------------

[ ] TRANSITION REPORT  PURSUANT  TO  SECTION  13  OR  15(d)  OF  THE  SECURITIES
                              EXCHANGE ACT OF 1934
               For the transition period from _______ to ________

                           Commission File No. 0-8937
                           --------------------------

                            FIRST BANKS AMERICA, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  75-1604965
             --------                                  ----------
     (State or other jurisdiction of
     incorporation or organization)        (I.R.S. Employer Identification No.)

                   135 North Meramec, Clayton, Missouri 63105
               (Address of principal executive offices) (Zip Code)

                                 (314) 854-4600
              (Registrant's telephone number, including area code)
                         -------------------------------

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                      Yes        X            No
                             --------            --------


         Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practical date.

                                                          Shares outstanding
                  Class                                    at July 31, 2000
                  -----                                   ------------------

  Common Stock, $0.15 par value                               3,085,934
  Class B Common Stock, $0.15 par value                       2,500,000

                            FIRST BANKS AMERICA, INC.

                                TABLE OF CONTENTS





                                                                                                             Page
                                                                                                             ----

PART I.         FINANCIAL INFORMATION

     ITEM 1.    FINANCIAL STATEMENTS - (UNAUDITED):

                CONSOLIDATED BALANCE SHEETS.........................................................           1

                CONSOLIDATED STATEMENTS OF INCOME...................................................           3

                CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
                    EQUITY AND COMPREHENSIVE INCOME.................................................           4

                CONSOLIDATED STATEMENTS OF CASH FLOWS...............................................           5

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..........................................           6

     ITEM 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                    CONDITION AND RESULTS OF OPERATIONS.............................................          12

     ITEM 3.    QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK..........................          21

PART II.        OTHER INFORMATION

     ITEM 6.    EXHIBITS AND REPORTS ON FORM 8-K....................................................          22

SIGNATURES..........................................................................................          23


                         PART I - FINANCIAL INFORMATION
                          ITEM 1 - FINANCIAL STATEMENTS

                            FIRST BANKS AMERICA, INC.

                    CONSOLIDATED BALANCE SHEETS - (UNAUDITED)
             (dollars expressed in thousands, except per share data)



                                                                                          June 30,     December 31,
                                                                                            2000           1999
                                                                                            ----           ----

                                                  ASSETS
                                                  ------

Cash and cash equivalents:
    Cash and due from banks...........................................................  $    35,436       35,644
    Interest-bearing deposits with other financial institutions
       with maturities of three months or less........................................        1,761          122
    Federal funds sold................................................................       54,100        8,800
                                                                                        -----------    ---------
         Total cash and cash equivalents..............................................       91,297       44,566
                                                                                        -----------    ---------

Investment securities:
    Available for sale, at fair value.................................................      109,185       90,658
    Held to maturity, at amortized cost (fair value of $1,742 and $1,757
       at June 30, 2000 and December 31, 1999, respectively)..........................        1,864        1,880
                                                                                        -----------    ---------
         Total investment securities..................................................      111,049       92,538
                                                                                        -----------    ---------
Loans:
    Commercial and financial..........................................................      239,564      216,780
    Real estate construction and development..........................................      214,072      204,832
    Real estate mortgage..............................................................      330,320      272,700
    Consumer and installment..........................................................       31,422       40,514
                                                                                        -----------    ---------
         Total loans..................................................................      815,378      734,826
    Unearned discount.................................................................       (2,655)      (2,563)
    Allowance for loan losses.........................................................      (16,567)     (14,611)
                                                                                        -----------    ---------
         Net loans....................................................................      796,156      717,652
                                                                                        -----------    ---------

Bank premises and equipment, net of accumulated depreciation..........................       13,315       13,261
Intangibles associated with the purchase of subsidiaries..............................       21,483       16,579
Accrued interest receivable...........................................................        8,096        6,244
Deferred tax assets...................................................................       15,214       11,125
Other assets..........................................................................       17,547       18,742
                                                                                        -----------    ---------
         Total assets.................................................................  $ 1,074,157      920,707
                                                                                        ===========    =========


The accompanying notes are an integral part of the consolidated financial statements.

                            FIRST BANKS AMERICA, INC.

              CONSOLIDATED BALANCE SHEETS, CONTINUED - (UNAUDITED)
             (dollars expressed in thousands, except per share data)



                                                                                          June 30,     December 31,
                                                                                            2000           1999
                                                                                            ----           ----

                                                LIABILITIES
                                                -----------

Deposits:
    Demand:
      Non-interest-bearing ...........................................................  $   153,132      128,137
      Interest-bearing................................................................       84,291       74,858
    Savings...........................................................................      272,202      242,543
    Time deposits:
      Time deposits of $100 or more...................................................      116,099       94,967
      Other time deposits.............................................................      292,580      239,518
                                                                                        -----------    ---------
         Total deposits...............................................................      918,304      780,023

Note payable..........................................................................        4,200           --
Short-term borrowings.................................................................       19,069       14,940
Accrued interest payable..............................................................        2,913        1,989
Deferred tax liabilities..............................................................        2,189        2,043
Accrued expenses and other liabilities................................................        5,749        4,995
                                                                                        -----------    ---------
         Total liabilities............................................................      952,424      803,990
                                                                                        -----------    ---------

Guaranteed preferred beneficial interest in First Banks
    America, Inc. subordinated debentures.............................................       44,249       44,218
                                                                                        -----------    ---------

                                           STOCKHOLDERS' EQUITY
                                           --------------------

Common stock:
    Common stock, $0.15 par value; 6,666,666 shares authorized;
      3,881,363 sharesand 3,874,697 shares issued
      at June 30, 2000 and December 31, 1999, respectively............................          582          581
    Class B common stock, $0.15 par value; 4,000,000 shares
      authorized; 2,500,000 shares issued and outstanding.............................          375          375
Capital surplus.......................................................................       69,784       69,760
Retained earnings since elimination of accumulated deficit
    of $259,117 effective December 31, 1994...........................................       21,060       15,163
Common treasury stock, at cost; 795,429 shares and 724,396
    shares at June 30, 2000 and December 31, 1999, respectively.......................      (12,633)     (11,369)
Accumulated other comprehensive loss..................................................       (1,684)      (2,011)
                                                                                        -----------   ----------
         Total stockholders' equity...................................................       77,484       72,499
                                                                                        -----------    ---------
         Total liabilities and stockholders' equity...................................  $ 1,074,157      920,707
                                                                                        ===========    =========

                            FIRST BANKS AMERICA, INC.

                 CONSOLIDATED STATEMENTS OF INCOME - (UNAUDITED)
             (dollars expressed in thousands, except per share data)



                                                                                   Three months ended      Six months ended
                                                                                        June 30,               June 30,
                                                                                ---------------------    --------------
                                                                                  2000          1999       2000       1999
                                                                                  ----          ----       ----       ----

Interest income:
    Interest and fees on loans..............................................    $19,640       15,715      37,559     28,584
    Investment securities...................................................      1,885        1,600       3,421      3,428
    Federal funds sold and other............................................        836          126       1,355        224
                                                                                -------      -------     -------    -------
         Total interest income..............................................     22,361       17,441      42,335     32,236
                                                                                -------      -------     -------    -------
Interest expense:
    Deposits:
      Interest-bearing demand...............................................        341          285         660        553
      Savings...............................................................      2,553        2,143       4,904      3,949
      Time deposits of $100 or more.........................................      1,076          899       2,070      1,640
      Other time deposits...................................................      4,501        2,821       8,312      5,400
    Promissory note payable and short-term borrowings.......................        267          358         421        466
                                                                                -------      -------     -------    -------
         Total interest expense.............................................      8,738        6,506      16,367     12,008
                                                                                -------      -------     -------    -------
         Net interest income................................................     13,623       10,935      25,968     20,228
Provision for loan losses...................................................        370          123         712        213
                                                                                -------      -------     -------    -------
         Net interest income after provision for loan losses................     13,253       10,812      25,256     20,015
                                                                                -------      -------     -------    -------
Noninterest income:
    Service charges on deposit accounts and customer service fees...........        956          900       1,838      1,630
    Gain (loss) on sales of securities, net.................................         --           88        (177)       174
    Other income............................................................        525          516         967        855
                                                                                -------      -------     -------    -------
         Total noninterest income...........................................      1,481        1,504       2,628      2,659
                                                                                -------      -------     -------    -------
Noninterest expense:
    Salaries and employee benefits..........................................      3,559        2,907       6,661      5,202
    Occupancy, net of rental income.........................................        877          800       1,619      1,361
    Furniture and equipment.................................................        544          446         985        848
    Advertising and business development....................................        168           99         236        163
    Postage, printing and supplies..........................................        198          202         393        387
    Data processing fees....................................................      1,007          837       1,951      1,556
    Legal, examination and professional fees................................      1,273        1,144       2,476      2,247
    Communications..........................................................        128          146         260        300
    (Gain) loss on sales of other real estate, net of expenses..............        (19)           7         (33)         7
    Amortization of intangibles associated with the purchase
      of subsidiaries.......................................................        338          306         645        508
    Guaranteed preferred debentures.........................................        978          993       1,971      1,986
    Other...................................................................        816          796       1,411      1,624
                                                                                -------      -------     -------    -------
         Total noninterest expense..........................................      9,867        8,683      18,575     16,189
                                                                                -------      -------     -------    -------
         Income before provision for income tax expense.....................      4,867        3,633       9,309      6,485
Provision for income tax expense............................................      1,979        1,574       3,412      2,795
                                                                                -------      -------     -------    -------
         Net income ........................................................    $ 2,888        2,059       5,897      3,690
                                                                                =======      =======     =======    =======

Earnings per common share:
    Basic...................................................................    $  0.52         0.36        1.05       0.65
    Diluted.................................................................       0.52         0.36        1.05       0.64
                                                                                =======      =======     =======    =======

Weighted average common stock outstanding (in thousands)....................      5,595        5,713       5,612      5,717
                                                                                =======      =======     =======    =======

The accompanying notes are an integral part of the consolidated financial statements.

                            FIRST BANKS AMERICA, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     AND COMPREHENSIVE INCOME - (UNAUDITED)
                     Six months ended June 30, 2000 and 1999
                     and six months ended December 31, 1999
             (dollars expressed in thousands, except per share data)


                                                                                                              Accu-
                                                                                                             mulated
                                                                                                              other
                                                                                                             compre-    Total
                                                   Class B               Compre-                Common       hensive   stock-
                                         Common    common    Capital     hensive   Retained    treasury      income   holders'
                                          stock     stock    surplus     income    earnings      stock       (loss)    equity
                                          -----     -----    -------     ------    --------      -----       ------    ------

Consolidated balances,
  December 31, 1998 .................... $  581     375     68,743                  5,693     (10,088)          541    65,845
Six months ended June 30, 1999:
   Comprehensive income:
    Net income..........................     --      --         --       3,690      3,690          --            --     3,690
    Other comprehensive income,
       net of tax - unrealized
       losses on securities, net
       of reclassification
       adjustment (1)...................     --      --         --      (1,683)        --          --        (1,683)   (1,683)
                                                                         ------
    Comprehensive income................                                 2,007
                                                                         =====
   Reduction of deferred tax asset
      valuation allowance...............     --      --        327                     --          --            --       327
   Repurchases of common stock..........     --      --         --                     --        (270)           --      (270)
                                          -----     ---     ------                 ------      ------        ------    ------
Consolidated balances June 30, 1999.....    581     375     69,070                  9,383     (10,358)       (1,142)   67,909
Six months ended December 31, 1999:
   Comprehensive income:
    Net income..........................     --      --         --       5,780      5,780          --            --     5,780
    Other comprehensive income,
      net of tax - unrealized losses
      on securities, net of
      reclassification adjustment (1)...     --      --         --        (869)        --          --          (869)     (869)
                                                                         -----
    Comprehensive income................                                 4,911
                                                                         =====
   Reduction of deferred tax asset
      valuation allowance...............     --      --        654                     --          --            --       654
   Compensation paid in stock...........     --      --         36                     --          --            --        36
   Repurchases of common stock..........     --      --         --                     --      (1,011)           --    (1,011)
                                          -----     ---     ------                 ------      ------        ------    ------
Consolidated balances,
   December 31, 1999....................    581     375     69,760                 15,163     (11,369)       (2,011)   72,499
Six months ended June 30, 2000:
   Comprehensive income:
    Net income..........................     --      --         --       5,897      5,897          --            --     5,897
    Other comprehensive income,
      net of tax - unrealized gains
      on securities, net of
      reclassification adjustment (1)...     --      --         --         327         --          --           327       327
                                                                         -----
    Comprehensive income................                                 6,224
                                                                         =====
   Exercise of stock options............      1      --         24                     --          --            --        25
   Repurchases of common stock..........     --      --         --                     --      (1,264)           --    (1,264)
                                          -----     ---     ------                 ------      ------        ------    ------
Consolidated balances, June 30, 2000....  $ 582     375     69,784                 21,060     (12,633)       (1,684)   77,484
                                          =====     ===     ======                 ======     ========       ======    ======

(2)      Disclosure of reclassification adjustment:

                                                                     Three months ended   Six months ended   Six months ended
                                                                          June 30,            June 30,         December 31,
                                                                       ---------------    ----------------
                                                                         2000     1999      2000      1999         1999
                                                                         ----     ----      ----      ----         ----

    Unrealized (losses) gains arising during the period...............  $(200)    (790)      212    (1,570)        (869)
    Less reclassification adjustment for gains (losses)
      included in net income..........................................     --       57      (115)      113           --
                                                                        -----    -----    ------    ------        -----
    Unrealized (losses) gains on investment securities................  $(200)    (847)      327    (1,683)        (869)
                                                                        =====    =====    ======    ======        =====


The accompanying notes are an integral part of the consolidated financial statements.

                            FIRST BANKS AMERICA, INC.

               CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)
                        (dollars expressed in thousands)


                                                                                                Six months ended
                                                                                                    June 30,
                                                                                             -----------------------
                                                                                                2000          1999
                                                                                                ----          ----

Cash flows from operating activities:
    Net income............................................................................   $    5,897        3,690
    Adjustments to reconcile net income to cash provided by operating activities:
        Depreciation, amortization and accretion, net.....................................        1,195        1,036
        Provision for loan losses.........................................................          712          213
        Provision for income tax expense..................................................        3,412        2,795
        Payments of income taxes..........................................................       (1,533)        (941)
        Loss (gain) on sales of securities, net...........................................          177         (174)
        Increase in accrued interest receivable...........................................       (1,186)        (538)
        Interest accrued on liabilities...................................................       16,367       12,008
        Payments of interest on liabilities...............................................      (15,957)     (11,860)
        Other operating activities, net...................................................          986       (5,353)
                                                                                             ----------    ---------
              Net cash provided by operating activities...................................       10,070          876
                                                                                             ----------    ---------

Cash flows from investing activities:
    Cash paid for acquired entities, net of cash and cash equivalents received............       (2,709)     (17,244)
    Proceeds from sales of investment securities..........................................        4,592       54,414
    Maturities of investment securities available for sale................................       52,080       19,118
    Maturities of investment securities held to maturity..................................           15           14
    Purchases of investment securities available for sale.................................      (45,913)     (13,897)
    Net increase in loans.................................................................      (40,330)     (36,933)
    Recoveries of loans previously charged-off............................................        1,170        1,375
    Purchases of bank premises and equipment..............................................         (963)        (379)
    Proceeds from sales of other real estate..............................................          168          283
    Other investing activities, net.......................................................         (348)        (292)
                                                                                             ----------    ---------
              Net cash (used in) provided by investing activities.........................      (32,238)       6,459
                                                                                             ----------    ---------

Cash flows from financing activities:
  Other increases (decreases) in deposits:
     Demand and savings deposits..........................................................       19,456      (23,497)
     Time deposits........................................................................       42,378        7,053
    (Decrease) increase in federal funds purchased and other short-term borrowings........       (9,000)       5,000
    Increase (decrease) in securities sold under agreements to repurchase.................       13,129       (1,761)
    Increase in promissory note payable...................................................        4,200           --
    Repurchases of common stock for treasury..............................................       (1,264)        (270)
                                                                                             ----------    ---------
              Net cash provided by (used in) financing activities.........................       68,899      (13,475)
                                                                                             ----------    ---------
              Net increase (decrease) in cash and cash equivalents........................       46,731       (6,140)
Cash and cash equivalents, beginning of period............................................       44,566       46,313
                                                                                             ----------    ---------
Cash and cash equivalents, end of period..................................................   $   91,297       40,173
                                                                                             ==========    =========

Noncash investing and financing activities:
    Loans transferred to other real estate................................................           75           31
    Reduction of deferred tax asset valuation allowance..................................            --          327
                                                                                             ==========     ========

The accompanying notes are an integral part of the consolidated financial statements.

                            FIRST BANKS AMERICA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)      BASIS OF PRESENTATION

         The accompanying consolidated financial statements of First Banks America, Inc. and subsidiaries (FBA or the Company) are unaudited and should be read in conjunction with the consolidated financial statements contained in the 1999 Annual Report on Form 10-K. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles and conform to predominant practices within the banking industry. Management of FBA has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the consolidated financial statements in conformity with generally accepted accounting principles. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation of the results of operations for the interim periods presented herein, have been included. Operating results for the three and six months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

         The consolidated financial statements include the accounts of the parent company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions have been eliminated. Certain reclassifications of 1999 amounts have been made to conform with the 2000 presentation.

         FBA is majority owned by First Banks, Inc., St. Louis, Missouri (First Banks). Accordingly, First Banks has effective control over the management and policies of FBA and the election of its directors. At June 30, 2000 and December 31, 1999, First Banks' ownership interest in FBA was 84.33% and 83.37%, respectively.

         FBA operates through three wholly owned banking subsidiaries: First Bank Texas N.A., headquartered in Houston, Texas (FB Texas); First Bank of California, headquartered in Sacramento, California (FB California); and Redwood Bank, headquartered in San Francisco, California (Redwood Bank), collectively referred to as the Subsidiary Banks.

 (2)     ACQUISITIONS

         On February 29, 2000, FBA completed its acquisition of Lippo Bank, San Francisco, California, in exchange for $17.2 million in cash. Lippo Bank operated three banking locations in San Francisco, San Jose and Los Angeles, California. The acquisition was funded from available cash of $9.2 million and from an advance of $8.0 million under FBA's $90.0 million revolving note payable to First Banks (Note Payable) as further discussed in Note 4 to the accompanying consolidated financial statements. At the time of the transaction, Lippo Bank had $85.3 million in total assets, $40.9 million in loans, net of unearned discount, $37.4 million in investment securities and $76.4 million in total deposits. This transaction was accounted for using the purchase method of accounting. The excess of the cost over the fair value of the net assets acquired was approximately $5.6 million and is being amortized over 15 years. Lippo Bank was merged into FB California on May 31, 2000.

         On June 27, 2000, FBA and Commercial Bank of San Francisco  (Commercial
Bank) executed a definitive agreement providing for the acquisition of Commercial Bank, San Francisco, California, by FBA. Under the terms of the agreement, the shareholders of Commercial Bank will receive $17.75 per share in cash, or a total of approximately $29.5 million. Commercial Bank operates one branch office in the San Francisco financial district. At June 30, 2000, Commercial Bank had $178.4 million in total assets, $97.4 million in loans, net of unearned discount, $63.8 million in investment securities and $132.7 million in deposits. FBA expects this transaction, which is subject to regulatory approvals and the approval of Commercial Bank shareholders, will be completed during the first quarter of 2001.

         On June 29, 2000, FBA and First Banks executed a definitive agreement providing for the acquisition of First Banks' wholly owned subsidiary, First Bank & Trust, headquartered in Newport Beach, California (FB&T), by FBA. Under the terms of the agreement, First Banks will exchange all of the outstanding stock of FB&T for approximately 6.9 million shares of common stock of FBA, which will increase First Banks' ownership percentage of FBA to approximately 93.0%. This transaction and related internal reorganizations will allow FBA and First Banks to merge their Texas and California interests. FB&T operates 26 banking locations in the counties of Los Angeles, Orange, Ventura and Santa Barbara, California as well as branches in San Jose and Walnut Creek, in Northern California. At June 30, 2000, FB&T had $1.0 billion in total assets, $799.2 million in loans, net of unearned discount, $97.2 million in investment securities and $875.0 million in deposits. FBA expects this transaction, which is subject to regulatory and shareholder approvals, will be completed during the fourth quarter of 2000.

         The following unaudited pro forma combined condensed results of operations for the six months ended June 30, 2000 and 1999, and for the year ended December 31, 1999, have been prepared to reflect the effects on the historical results of FBA of the proposed acquisition of FB&T as described above. The proposed acquisition will be accounted for as a combination of entities under common control. Therefore, the unaudited pro forma combined condensed results of operations give retroactive effect to the transaction and are presented as if the combining entities had been consolidated for all periods presented. The pro forma results of operations set forth below are unaudited and not necessarily indicative of the results that will occur in the future.


                                                                                    Six months ended        Year ended
                                                                                        June 30,           December 31,
                                                                                ---------------------    ----------------
                                                                                  2000          1999             1999
                                                                                  ----          ----             ----
                                                                                     (dollars expressed in thousands,
                                                                                          except per share data)

         Net interest income................................................    $49,410       36,594            81,481
                                                                                =======      =======          ========

         Net income.........................................................    $12,691        6,555            17,599
                                                                                =======      =======          ========

         Earnings Per Share:
           Basic............................................................    $  1.01         0.52              1.39
           Diluted..........................................................       1.01         0.52              1.39
                                                                                =======      =======          ========

(3)      EARNINGS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the periods indicated:

                                                                               Income         Shares      Per share
                                                                              (numerator)   (denominator)   amount
                                                                              -----------   -------------   ------
                                                                     (dollars expressed in thousands, except per share data)

         Three months ended June 30, 2000:
              Basic EPS-- income available to common stockholders..........     $2,888         5,595        $ 0.52
                                                                                                            ======
              Effect of dilutive securities-- stock options................         --            --
                                                                                ------        ------
              Diluted EPS-- income available to common stockholders........     $2,888         5,595        $ 0.52
                                                                                ======        ======        ======

         Three months ended June 30, 1999:
              Basic EPS-- income available to common stockholders..........     $2,059         5,713        $ 0.36
                                                                                                            ======
              Effect of dilutive securities-- stock options................         --             7
                                                                                ------        ------
              Diluted EPS-- income available to common stockholders........     $2,059         5,720        $ 0.36
                                                                                ======        ======        ======

         Six months ended June 30, 2000:
              Basic EPS-- income available to common stockholders..........     $5,897         5,612        $ 1.05
                                                                                                            ======
              Effect of dilutive securities-- stock options................         --             3
                                                                                ------        ------
              Diluted EPS-- income available to common stockholders........     $5,897         5,615        $ 1.05
                                                                                ======        ======        ======

         Six months ended June 30, 1999:
              Basic EPS-- income available to common stockholders..........     $3,690         5,717        $ 0.65
                                                                                                            ======
              Effect of dilutive securities-- stock options................         --             7
                                                                                ------        ------
              Diluted EPS-- income available to common stockholders........     $3,690         5,724        $ 0.64
                                                                                ======        ======        ======

(4)      TRANSACTIONS WITH RELATED PARTIES

         FBA purchases certain services and supplies from or through First Banks. FBA's financial position and operating results could significantly differ from those that would be obtained if FBA's relationship with First Banks did not exist. In addition, fees payable to First Banks, its affiliates and First Services, L.P. generally increase as FBA expands through acquisitions and internal growth, reflecting the higher levels of service needed to operate the Subsidiary Banks.

         First Banks provides management services to FBA and its Subsidiary Banks. Management services are provided under management fee agreements whereby FBA compensates First Banks on an hourly basis for its use of personnel for various functions including internal audit, loan review, income tax preparation and assistance, accounting, asset/liability management and investment services, loan servicing and other management and administrative services. Fees paid under these agreements were $872,000 and $1.7 million for the three and six months ended June 30, 2000, and $724,000 and $1.4 million for the comparable periods in 1999, respectively. The fees paid for management services are at least as favorable as could have been obtained from unaffiliated third parties.

         Because of the affiliation with First Banks and the geographic proximity of certain of their California offices, FBA shares the cost of certain personnel and services with First Banks. This includes the salaries and benefits of certain loan and administrative personnel. The allocation of the shared costs is charged and/or credited under the terms of cost sharing agreements. Because this involves distributing essentially fixed costs over a larger asset base, it allows each bank to receive the benefit of personnel and services at a reduced cost. Fees paid under these agreements were $211,000 and $401,000 for the three and six months ended June 30, 2000, and $220,000 and $432,000 for the comparable periods in 1999, respectively.

         First Services L.P., a limited partnership indirectly owned by First Banks' Chairman and his adult children, provides data processing and various related services to FB Texas and FB California under the terms of data processing agreements. Fees paid under these agreements were $859,000 and $1.7 million for the three and six months ended June 30, 2000, and $740,000 and $1.4 million for the comparable periods in 1999, respectively. The fees paid for data processing services are at least as favorable as could have been obtained from unaffiliated third parties.

         FBA's Subsidiary Banks had $98.2 million and $88.2 million in whole loans and loan participations outstanding at June 30, 2000 and December 31, 1999, respectively, that were purchased from banks affiliated with First Banks. In addition, FBA's Subsidiary Banks had sold $322.1 million and $302.9 million in whole loans and loan participations to affiliates of First Banks at June 30, 2000 and December 31, 1999, respectively. These loans and loan participations were acquired and sold at interest rates and terms prevailing at the dates of their purchase or sale and under standards and policies followed by FBA's Subsidiary Banks.

         FBA had a $20.0 million revolving Note Payable to First Banks on which the outstanding principal and accrued interest under the Note Payable were due and payable on October 31, 2001. On June 30, 2000, FBA and First Banks renewed this Note Payable, increasing the commitment to $90.0 million and extending the maturity date to June 30, 2005. The borrowings under the Note Payable bear interest at an annual rate of one-quarter percent less than the "Prime Rate" as reported in the Wall Street Journal. At June 30, 2000, the outstanding borrowings under the Note Payable were $4.2 million. There were no amounts outstanding under the Note Payable at December 31, 1999. The interest expense incurred by FBA on the Note Payable was $153,000 and $214,000 for the three and six months ended June 30, 2000.

 (5)     REGULATORY CAPITAL

         FBA and the Subsidiary Banks are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on FBA's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, FBA and the Subsidiary Banks must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

         Quantitative measures established by regulation to ensure capital adequacy require FBA and the Subsidiary Banks to maintain minimum amounts and ratios of total and Tier I capital (as defined in the regulations) to risk-weighted assets, and of Tier I capital to average assets. Management believes, as of June 30, 2000, FBA and the Subsidiary Banks were each well capitalized under the applicable regulations.

         As of June 30, 2000, the most recent notification from FBA's primary regulator categorized FBA and the Subsidiary Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, FBA and the Subsidiary Banks must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the following table.

         At June 30, 2000 and December 31, 1999, FBA's and the Subsidiary Banks' required and actual capital ratios were as follows:

                                                                                                     To be well
                                                             Actual              For capital      capitalized under
                                                   --------------------------
                                                   June 30,      December 31,     adequacy        prompt corrective
                                                     2000           1999          purposes        action provisions
                                                     ----           ----          --------        -----------------

         Total capital (to risk-weighted assets):
             FBA..................................   11.97%        13.08%            8.0%               10.0%
             FB Texas.............................   12.04         12.42             8.0                10.0
             FB California........................   11.72         10.81             8.0                10.0
             Redwood Bank.........................   11.55         11.17             8.0                10.0

         Tier 1 capital (to risk-weighted assets):
             FBA..................................    8.64%         9.34%            4.0%                6.0%
             FB Texas.............................   10.78         11.17             4.0                 6.0
             FB California........................   10.46          9.56             4.0                 6.0
             Redwood Bank.........................   10.34         10.15             4.0                 6.0

         Tier 1 capital (to average assets):
             FBA..................................    7.93%         8.94%            3.0%                5.0%
             FB Texas.............................   10.32         10.39             3.0                 5.0
             FB California........................    9.72          9.95             3.0                 5.0
             Redwood Bank.........................    9.17          8.48             3.0                 5.0

(6)      BUSINESS SEGMENT RESULTS

         FBA's business segments are its Subsidiary Banks. The reportable business segments are consistent with the management structure of FBA and the Subsidiary Banks, the internal reporting system that monitors performance and, in all material respects, generally accepted accounting principles and practices predominant in the banking industry.

         Through the respective branch networks, the Subsidiary Banks provide similar products and services in their defined geographic areas. The products and services offered include a broad range of commercial and personal banking services, including certificates of deposit, individual retirement and other time deposit accounts, checking and other demand deposit accounts, interest checking accounts, savings accounts and money market accounts. Loans include commercial and financial, commercial and residential real estate, real estate construction and development and consumer loans. Other financial services include mortgage banking, credit and debit cards, brokerage services, credit-related insurance, automatic teller machines, telephone account access, safe deposit boxes, trust and private banking services and cash management services. The revenues generated by each business segment consist primarily of interest income, generated from the loan and investment security portfolios, and service charges and fees, generated from the deposit products and services. The products and services are offered to customers primarily within their respective geographic areas, with the exception of loan participations executed between the Subsidiary Banks and other banks affiliated with First Banks.

         The business segment results are summarized as follows:



                                                               FB California (1)                     Redwood Bank (2)
                                                         --------------------------             -------------------------
                                                         June 30,      December 31,              June 30,    December 31,
                                                           2000            1999                    2000          1999
                                                           ----            ----                    ----          ----
                                                                        (dollars expressed in thousands)

Balance sheet information:

Investment securities................................     $ 54,250            20,743               21,242          37,539
Loans, net of unearned discount......................      445,681           379,632              143,866         138,902
Total assets.........................................      566,314           431,838              199,256         199,988
Deposits.............................................      488,729           367,563              172,369         173,703
Stockholders' equity.................................       66,373            47,990               24,893          24,275
                                                          ========         =========            =========       =========



                                                               FB California (1)                     Redwood Bank (2)
                                                        ----------------------------            -------------------------
                                                              Three months ended                    Three months ended
                                                                   June 30,                              June 30,
                                                        ----------------------------            -------------------------
                                                            2000              1999                2000             1999
                                                            ----              ----                ----             ----
                                                                        (dollars expressed in thousands)

Income statement information:

Interest income......................................     $ 12,329             8,132                3,951           3,750
Interest expense.....................................        4,622             2,996                1,534           1,393
                                                          --------         ---------            ---------       ---------
       Net interest income...........................        7,707             5,136                2,417           2,357
Provision for loan losses............................           45                20                  150              73
                                                          --------         ---------            ---------       ---------
       Net interest income after
         provision for loan losses...................        7,662             5,116                2,267           2,284
                                                          --------         ---------            ---------       ---------
Noninterest income...................................          931               815                   69             177
Noninterest expense..................................        5,225             3,926                1,433           1,469
                                                          --------         ---------            ---------       ---------
       Income (loss) before provision (benefit)
         for income tax expense......................        3,368             2,005                  903             992
Provision (benefit) for income tax expense...........        1,314               866                  477             480
                                                          --------         ---------            ---------      ----------
       Net income....................................     $  2,054             1,139                  426             512
                                                          ========         =========            =========      ==========


                                                               FB California (1)                     Redwood Bank (2)
                                                          --------------------------            -------------------------
                                                               Six months ended                      Six months ended
                                                                   June 30,                              June 30,
                                                        ----------------------------            -------------------------
                                                           2000               1999                2000              1999
                                                           ----               ----                ----              ----
                                                                        (dollars expressed in thousands)
Income statement information:

Interest income......................................     $ 22,621            16,132                7,884           4,930
Interest expense.....................................        8,349             6,075                3,108           1,835
                                                          --------         ---------            ---------       ---------
       Net interest income...........................       14,272            10,057                4,776           3,095
Provision for loan losses............................          135                80                  282              73
                                                          --------         ---------            ---------       ---------
       Net interest income after
         provision for loan losses...................       14,137             9,977                4,494           3,022
                                                          --------         ---------            ---------       ---------
Noninterest income...................................        1,723             1,424                  (49)            203
Noninterest expense..................................        9,282             7,625                2,933           1,907
                                                          --------         ---------            ---------       ---------
       Income (loss) before provision (benefit)
         for income tax expense......................        6,578             3,776                1,512           1,318
Provision (benefit) for income tax expense...........        2,577             1,653                  801             644
                                                          --------         ---------            ---------      ----------
       Net income....................................     $  4,001             2,123                  711             674
                                                          ========         =========            =========      ==========

-----------------
(1) Lippo Bank was acquired by FBA on February 29, 2000 and merged into FB California on May 31, 2000.
(2)  Redwood  Bank was acquired by FBA on March 4,1999.
(3) Corporate and other includes $636,000 and $1.3 million of guaranteed preferred debentures expense, after applicable income tax benefit of $342,000 and $670,000, for the three and six months ended June 30, 2000, and $645,000 and $1.3 million of guaranteed preferred debentures expense, after applicable income tax benefit of $348,000 and $695,000, for the comparable periods in 1999, respectively.




                  FB Texas                           Corporate and other (3)                      Consolidated total
        ------------------------------           -------------------------------             ----------------------------
          June 30,       December 31,             June 30,         December 31,              June 30,        December 31,
           2000              1999                   2000               1999                    2000              1999
           ----              ----                   ----               ----                    ----              ----
                                                   (dollars expressed in thousands)



            31,605           30,439                    3,952             3,817                  111,049           92,538
           222,995          213,731                      181                (2)                 812,723          732,263
           303,570          278,988                    5,017             9,893                1,074,157          920,707
           257,542          244,248                     (336)           (5,491)                 918,304          780,023
            30,111           30,338                  (43,893)          (30,104)                  77,484           72,499
        ==========        =========                =========          ========               ==========        =========




                  FB Texas                           Corporate and other (3)                      Consolidated total
        ------------------------------           -------------------------------             ---------------------------
             Three months ended                        Three months ended                         Three months ended
                  June 30,                                  June 30,                                   June 30,
        ------------------------------           -------------------------------             ---------------------------
           2000              1999                   2000                 1999                  2000                 1999
           ----              ----                   ----                 ----                  ----                 ----
                                                   (dollars expressed in thousands)



             5,990            5,481                       91                78                   22,361           17,441
             2,431            2,163                      151               (46)                   8,738            6,506
        ----------        ---------                ---------          --------               ----------         --------
             3,559            3,318                      (60)              124                   13,623           10,935
               175               30                       --                --                      370              123
        ----------        ---------                ---------          --------               ----------         --------

             3,384            3,288                      (60)              124                   13,253           10,812
        ----------        ---------                ---------          --------               ----------         --------
               495              513                      (14)               (1)                   1,481            1,504
             2,196            2,231                    1,013             1,057                    9,867            8,683
        ----------        ---------                ---------          --------               ----------         --------

             1,683            1,570                   (1,087)             (934)                   4,867            3,633
               570              541                     (382)             (313)                   1,979            1,574
        ----------        ---------                ---------          --------               ----------         --------
             1,113            1,029                     (705)             (621)                   2,888            2,059
        ==========        =========                =========          ========               ==========         ========



                 FB Texas                            Corporate and other (3)                      Consolidated total
        ---------------------------              -------------------------------             ---------------------------
             Six months ended                           Six months ended                           Six months ended
                 June 30,                                   June 30,                                   June 30,
        ---------------------------              -------------------------------             ---------------------------
           2000              1999                   2000                 1999                  2000                 1999
           ----              ----                   ----                 ----                  ----                 ----
                                                   (dollars expressed in thousands)

            11,658           11,023                      172               151                   42,335           32,236
             4,720            4,325                      190              (227)                  16,367           12,008
        ----------        ---------                ---------          --------               ----------         --------
             6,938            6,698                      (18)              378                   25,968           20,228
               295               60                       --                --                      712              213
        ----------        ---------                ---------          --------               ----------         --------

             6,643            6,638                      (18)              378                   25,256           20,015
        ----------        ---------                ---------          --------               ----------         --------
               986            1,056                      (32)              (24)                   2,628            2,659
             4,305            4,510                    2,055             2,147                   18,575           16,189
        ----------        ---------                ---------          --------               ----------         --------

             3,324            3,184                   (2,105)           (1,793)                   9,309            6,485
             1,157            1,096                   (1,123)             (598)                   3,412            2,795
        ----------        ---------                ---------          --------               ----------         --------
             2,167            2,088                     (982)           (1,195)                   5,897            3,690
        ==========        =========                =========          ========               ==========         ========

      ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The discussion set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations contains certain forward-looking statements with respect to the financial condition, results of operations and business of FBA. These forward-looking statements are subject to certain risks and uncertainties, not all of which can be predicted or anticipated. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements herein include market conditions as well as conditions affecting the banking industry generally and factors having a specific impact on FBA, including but not limited to fluctuations in interest rates and in the economy; the impact of laws and regulations applicable to FBA and changes therein; competitive conditions in the markets in which FBA conducts its operations, including competition from banking and non-banking companies with substantially greater resources than FBA, some of which may offer and develop products and services not offered by FBA; the ability of FBA to control the composition of the loan portfolio without adversely affecting interest income; and the ability of FBA to respond to changes in technology. With regard to FBA's efforts to grow through acquisitions, factors that could affect the accuracy or completeness of forward-looking statements contained herein include the potential for higher than acceptable operating costs arising from the geographic dispersion of the offices of FBA, as compared with competitors operating solely in contiguous markets; the competition of larger acquirers with greater resources than FBA; fluctuations in the prices at which acquisition targets may be available for sale and in the market for FBA's securities; and the potential for difficulty or unanticipated costs in realizing the benefits of particular acquisition transactions. Readers of the Form 10-Q should therefore not place undue reliance on forward-looking statements.

                                     General
         FBA is a registered bank holding company incorporated in Delaware and headquartered in St. Louis County, Missouri. At June 30, 2000, FBA had $1.07 billion in total assets, $812.7 million in total loans, net of unearned discount, $918.3 million in total deposits and $77.5 million in total stockholders' equity. FBA operates through three wholly owned bank subsidiaries, First Bank Texas N.A., headquartered in Houston, Texas (FB Texas); First Bank of California, headquartered in Sacramento, California (FB California); and Redwood Bank, headquartered in San Francisco, California (Redwood Bank), collectively referred to as the Subsidiary Banks.

         Through the Subsidiary Banks' 17 banking locations in California and six banking locations in the greater Houston and Dallas, Texas metropolitan areas, FBA offers a broad range of commercial and personal banking services, including certificate of deposit accounts, individual retirement and other time deposit accounts, checking and other demand deposit accounts, interest checking accounts, savings accounts and money market accounts. Loans include commercial and financial, commercial and residential real estate, real estate construction and development and consumer loans. Other financial services include mortgage banking, credit and debit cards, brokerage services, credit-related insurance, automatic teller machines, telephone banking, safe deposit boxes, trust and private banking services and cash management services.

         FBA centralizes overall corporate policies, procedural and administrative functions, and operational support functions for the Subsidiary Banks. Primary responsibility for managing the Subsidiary Banks remains with the officers and directors.

         The following table summarizes selected data about the Subsidiary Banks at June 30, 2000:

                                                                                 Loans, net of
                                                     Number of        Total        unearned       Total
                                                     Locations       assets        discount     deposits
                                                     ---------       ------        --------     --------
                                                                       (dollars expressed in thousands)

           FB California....................            13        $ 566,314        445,681      488,729
           FB Texas.........................             6          303,570        222,995      257,542
           Redwood Bank.....................             4          199,256        143,866      172,369
                                                      ====        =========        =======      =======


                               Financial Condition

     FBA's total assets were $1.07 billion and $920.7 million at June 30, 2000 and December 31, 1999, respectively. The increase in total assets is primarily attributable to FBA's acquisition of Lippo Bank, which provided assets of $85.3 million. Offsetting this increase and providing an additional source of funds for continued internal loan growth was a reduction in investment securities of $18.9 million, after consideration of the $37.4 million of investment securities provided by Lippo Bank, to $111.0 million at June 30, 2000. Total deposits, excluding the $76.4 million of deposits provided by the acquisition of Lippo Bank, increased by $61.9 million to $918.3 million at June 30, 2000. The funds generated from the deposit growth were temporarily invested in cash and cash equivalents. In addition, short-term borrowings increased by $4.1 million to $19.1 million at June 30, 2000, reflecting an increase of $13.2 million in retail repurchase agreements offset by a decrease of $9.0 million in federal funds purchased. Furthermore, FBA's note payable increased to $4.2 million at June 30, 2000 and is reflective of FBA's $8.0 million advance under its $90.0 million revolving note payable to First Banks utilized to fund the Lippo Bank acquisition. This increase was partially offset by repayments on the note payable during the six months ended June 30, 2000. See Notes 2 and 4 to the accompanying consolidated financial statements.

     During the three and six months ended June 30, 2000, FBA purchased $384,000 and $1.3 million of its common stock for treasury at an average cost of $17.42 per share and $17.80 per share, respectively. FBA utilized available cash to fund its repurchases of common stock. In 1998, FBA's Board of Directors authorized a fourth stock repurchase program allowing for the purchase of an additional 5% of common stock for treasury representing approximately 261,418 shares of common stock. At June 30, 2000, FBA has purchased an aggregate total of 795,429 common shares for treasury and could purchase approximately 21,449 additional shares under the existing authorization. In addition, on April 28, 2000, FBA's Board of Directors approved a fifth stock repurchase program allowing for the repurchase of an additional 5% of common stock for treasury representing 277,891 shares of common stock.

                              Results of Operations

Net Income

     Net income was $2.89 million, or $0.52 per share on a diluted basis, for the three months ended June 30, 2000, in comparison to $2.1 million, or $0.36 per share on a diluted basis, for the comparable period in 1999. For the six months ended June 30, 2000 and 1999, net income was $5.90 million, or $1.05 per share on a diluted basis, and $3.70 million, or $0.64 per share on a diluted basis, respectively. The earnings progress was primarily driven by increased net interest income generated from the acquisition of Redwood Bank, increased yields on earning assets and internal loan growth. In addition, FB California's net income increased to $2.1 million and $4.0 million for the three and six months ended June 30, 2000, in comparison to $1.1 million and $2.1 million for the comparable periods in 1999, respectively. This increase is reflective of the progress FBA has made in the last year in assimilating the cultures of several acquired banks into FB California to create a single effective banking franchise.

     The increase in net interest income for the three and six months ended June 30, 2000 was partially offset by increased operating expenses and an increase in the provision for loan losses as further discussed under "--Provision for Loan Losses." The increased operating expenses are primarily attributable to the operating expenses of Lippo Bank and Redwood Bank subsequent to their respective acquisition dates, increased salaries and employee benefits expenses, increased data processing fees and increased amortization of intangibles associated with the purchase of subsidiaries.

Net Interest Income

     Net interest income was $13.6 million, or 5.70% of average interest-earning assets, for the three months ended June 30, 2000, in comparison to $10.9 million, or 5.46% of average interest-earning assets, for the comparable period in 1999. For the six months ended June 30, 2000 and 1999, net interest income was $26.0 million, or 5.65% of average interest-earning assets, in comparison to $20.2 million, or 5.45% of average interest-earning assets, respectively. The improved net interest income is primarily attributable to the net interest-earning assets provided by the acquisitions of Lippo Bank and Redwood Bank, internal loan growth and increases in the prime lending rate.

     The improved yield earned on the interest-earning assets was partially offset by an increased rate paid on interest-bearing liabilities. For the three and six months ended June 30, 2000, the aggregate weighted average rate paid on the deposit portfolio increased to 4.50% and 4.42%, respectively, from 4.00% and 4.04% for the comparable periods in 1999, reflecting FBA's increased rates paid to provide a funding source for continued loan growth. In addition, the aggregate weighted average rate paid on promissory notes payable and short-term borrowings for the three and six months ended June 30, 2000 increased to 6.62% and 6.28%, respectively, from 5.10% and 5.29% for the comparable periods in 1999, reflecting an increase in the average balance of the revolving note payable to First Banks utilized to fund the acquisition of Lippo Bank. The revolving note payable bears interest at one quarter percent less than the prime lending rate (which has increased during the six months ended June 30, 2000) and represents a higher-cost funding source, thus contributing to the increase in the aggregate weighted average rate paid on these financial instruments.

        The following table sets forth certain information relating to FBA's average balance sheets, and reflects the average yield earned on interest-bearing assets, the average cost of interest-bearing liabilities and the resulting net interest income for the periods indicated.


                                              Three months ended June 30,                  Six months ended June 30,
                                    ---------------------------------------------  -------------------------------------------
                                             2000                    1999                  2000                  1999
                                    ----------------------  ---------------------- --------------------- ----------------------
                                            Interest               Interest                Interest              Interest
                                    Average  income/ Yield/ Average  income/ Yield/  Average  Income/ Yield/ Average Income/ Yield/
                                    balance  expens  rate   balance  expense rate    balance  expense rate   balance expense rate
                                    -------  ------ -----   ---------------- -----   -------  ------- ----   ------- ------- ------
                                                                       (dollars expressed in thousands)

             Assets
             ------

Interest-earning assets:
   Loans (1)(2)(3)(4)........... $  794,161  19,640 9.95% $690,199 15,715  9.13%$  773,506  37,559 9.76%  $628,205 28,584   9.18%
   Investment securities (3)....    112,523   1,885 6.74   101,681  1,600  6.31    105,206   3,421 6.54    110,189  3,428   6.27
   Federal funds sold ..........     53,369     819 6.17    10,547    126  4.79     44,842   1,322 5.93      9,046    214   4.77
   Other........................      1,066      17 6.41       370     --   --         876      33 7.58        399     10   5.05
                                 ----------  ------        ------- ------       ----------  ------       --------- ------
     Total interest-
        earning assets..........    961,119  22,361 9.36   802,797 17,441  8.71    924,430  42,335 9.21    747,839 32,236   8.69
                                             ------                ------                   ------                 ------

Nonearning assets...............     99,319                 85,850                  93,672                  79,921
                                 ----------                -------              ----------               ---------
     Total assets............... $1,060,438               $888,647              $1,018,102                $827,760
                                 ==========               ========              ==========               =========

   Liabilities and
Stockholders' Equity
--------------------

Interest-bearing liabilities:
   Interest-bearing
     demand deposits............  $  97,495     341 1.41% $ 84,133   285   1.36%$   93,839     660 1.41%  $ 79,987   553    1.39%
   Savings deposits.............    255,887   2,553 4.01   237,084 2,143   3.63    248,650   4,904 3.97    218,676  3,949   3.64
   Time deposits of $100 or more     78,949   1,076 5.48    69,514   899   5.19     76,735   2,070 5.42     63,287  1,640   5.23
   Other time deposits..........    325,021   4,501 5.57   226,319 2,821   5.00    306,812   8,312 5.45    213,807  5,400   5.09
                                 ---------- -------        ------- -----        ----------  ------        -------- ------
     Total interest-
        bearing deposits........    757,352   8,471 4.50   617,050 6,148   4.00    726,036  15,946 4.42    575,757 11,542   4.04
   Promissory notes payable and
    short-term borrowings.......     16,231     267 6.62    28,139    358  5.10     13,472     421 6.28     17,775    466   5.29
                                 ---------- -------        ------- ------       ----------  ------        -------- ------
     Total interest-bearing
        liabilities.............    773,583   8,738 4.54   645,189  6,506  4.04    739,508  16,367 4.45    593,532 12,008   4.08
                                            -------                ------                   ------                 ------
Noninterest-bearing liabilities:
   Demand deposits..............    148,240                119,033                 141,669                 111,782
   Other liabilities............     61,831                 55,690                  60,805                  55,130
                                 ----------                -------              ----------                --------
     Total liabilities..........    983,654                819,912                 941,982                 760,444
Stockholders' equity............     76,784                 68,735                  76,120                  67,316
                                 ----------                -------              ----------                --------
     Total liabilities and
        stockholders' equity.... $1,060,438               $888,647              $1,018,102               $ 827,760
                                 ==========               ========              ==========               =========

Net interest income.............             13,623                 10,935                  25,968                 20,228
                                            =======                =======                  ======                 ======
Interest rate spread............                    4.82                   4.67                    4.76                     4.61
Net interest margin.............                    5.70%                  5.46%                   5.65%                    5.45%
                                                    ====                   ====                    ====                     ====

------------------------
(1) For purposes of these computations, nonaccrual loans are included in the average loan amounts.
(2)  Interest income on loans includes loan fees.
(3)  FBA has no tax-exempt income.
(4)  Includes the effects of interest rate exchange agreements.

Provision for Loan Losses

     The provision for loan losses was $370,000 and $712,000 for the three and six months ended June 30, 2000, in comparison to $123,000 and $213,000 for the comparable periods in 1999, respectively. The increase in the provision for loan losses reflects continued growth in the loan portfolio, both internal and through acquisitions; increased risk associated with the continued changing composition of the loan portfolio; an increase in nonperforming assets; and, a reduction in loan recoveries for the six months ended June 30, 2000. Loan charge-offs were $83,000 and $725,000 for the three and six months ended June 30, 2000, in comparison to $318,000 and $798,000 for the comparable periods in 1999. For the six months ended June 30, 2000, loan charge-offs included a charge-off of $457,000 on a single loan purchased from an affiliated bank. Loan recoveries were $649,000 and $1.2 million for the three and six months ended June 30, 2000, in comparison to $541,000 and $1.4 million for the comparable periods in 1999, reflecting lower charge-off experience in recent years, which reduced the amount of recovery opportunities. The acquisitions of Lippo Bank, completed on February 29, 2000, and Redwood Bank, completed on March 4, 1999, provided $799,000 and $1.5 million, respectively, in additional allowance for loan losses.

     Tables summarizing nonperforming assets, past due loans and charge-off and recovery experience are presented under "--Loans and Allowance for Loan Losses."

Noninterest Income

     Noninterest income was $1.5 million and $2.6 million for the three and six months ended June 30, 2000, in comparison to $1.5 million and $2.7 million for the comparable periods in 1999, respectively. Noninterest income consists primarily of service charges on deposit accounts and customer service fees.

     Service charges on deposit accounts and customer service fees increased to $956,000 and $1.8 million for the three and six months ended June 30, 2000, in comparison to $900,000 and $1.6 million for the comparable periods in 1999, respectively. The increase in service charges corresponds to the increase in deposit balances provided by internal growth, the acquisitions of Lippo Bank and Redwood Bank and the additional services available and utilized by FBA's expanding base of retail and corporate customers.

     Noninterest income for the six months ended June 30, 2000 also included a net loss on the sale of available-for-sale investment securities of $177,000, in comparison to a net gain on the sale of available-for-sale investment securities of $88,000 and $174,000 for the three and six months ended June 30, 1999, respectively. The net loss in 2000 resulted from sales of certain investment securities held by acquired institutions that did not meet FBA's overall investment objectives, whereas the net gains in 1999 resulted from sales of certain investment securities to facilitate the funding of FBA's loan growth.

     Other income was $525,000 and $967,000 for the three and six months ended June 30, 2000, in comparison to $516,000 and $855,000 for the comparable periods in 1999, respectively. The primary components of the increase are the increased income earned on FBA's investment in bank-owned life insurance and earnings associated with FBA's International Banking Division, which was initially acquired in conjunction with the Lippo Bank acquisition and has subsequently been expanded to offer these services to FBA's entire customer base.

Noninterest Expense

      Noninterest expense was $9.9 million and $18.6 million for the three and six months ended June 30, 2000, in comparison to $8.7 million from $16.2 million for the comparable periods in 1999, respectively. The increase is reflective of:
(a) the noninterest expense of Lippo Bank and Redwood Bank subsequent to their respective acquisition dates, including certain nonrecurring expenses associated with those acquisitions; (b) increased salaries and employee benefits expenses;
(c) increased data processing fees; and (d) increased amortization of intangibles associated with the purchase of subsidiaries.

      Salaries and employee benefits were $3.6 million and $6.7 million for the three and six months ended June 30, 2000, in comparison to $2.9 million and $5.2 million for the comparable periods in 1999, respectively. The increase is attributable to the acquisitions of Lippo Bank and Redwood Bank and is also reflective of the competitive environment in the employment market that has resulted in a higher demand for limited resources, thus escalating industry salary and employee benefit costs associated with employing and retaining qualified personnel.

     Data processing fees were $1.0 million and $2.0 million for the three and six months ended June 30, 2000, in comparison to $837,000 and $1.6 million for the comparable periods in 1999, respectively. The increased data processing fees are attributable to growth and technological advancements consistent with FBA's product and services offerings, and upgrades to technological equipment, networks and communication channels.

     Amortization of intangibles associated with the purchase of subsidiaries was $338,000 and $645,000 for the three and six months ended June 30, 2000, in comparison to $306,000 and $508,000 for the comparable periods in 1999, respectively. The increase is attributable to the amortization of the cost in excess of the fair value of the net assets acquired of Lippo Bank and Redwood Bank, which were acquired in February 2000 and March 1999, respectively.

     Other expense was $816,000 and $1.4 million for the three and six months ended June 30, 2000, in comparison to $796,000 and $1.6 million for the comparable periods in 1999, respectively. Other expense is comprised of numerous general administrative expenses including but not limited to travel, meals and entertainment, freight and courier services, correspondent bank charges and sales taxes. The overall decrease in such expenditures for the six months ended June 30, 2000 is reflective of management's continued efforts to control these costs.

Provision for Income Tax Expense

     The provision for income tax expense was $2.0 million and $3.4 million for the three and six months ended June 30, 2000, representing an effective income tax rate of 40.7% and 36.7%, respectively, in comparison to $1.6 million and $2.8 million, representing an effective income tax rate of 43.3% and 43.1% for the comparable periods in 1999, respectively. The decrease in the effective income tax rate is primarily attributable to a reduction in the deferred tax asset valuation reserve of $404,000 related to the utilization of net operating losses associated with a previously acquired entity.

                          Interest Rate Risk Management

     FBA utilizes off-balance-sheet derivative financial instruments to assist in the management of interest rate sensitivity and to modify the repricing, maturity and option characteristics of on-balance-sheet assets and liabilities. The use of such derivative financial instruments is strictly limited to reducing the interest rate exposure of FBA. Derivative financial instruments held by FBA for purposes of managing interest rate risk are summarized as follows:

                                                                       June 30, 2000           December 31, 1999
                                                                   --------------------      ----------------------
                                                                   Notional    Credit        Notional       Credit
                                                                    amount    exposure        amount       exposure
                                                                    ------    --------        ------       --------
                                                                            (dollars expressed in thousands)

         Interest rate swap agreements - pay
           adjustable rate, receive fixed rate....................   $120,000        634        120,000         614
         Interest rate swap agreements - pay
           adjustable rate, receive adjustable rate...............         --         --         75,000          --
         Interest rate cap agreement..............................         --         --         10,000          26
                                                                     ========       ====       ========       =====

     The notional amounts of derivative financial instruments do not represent amounts exchanged by the parties and, therefore, are not a measure of FBA's credit exposure through its use of derivative financial instruments. The amounts and the other terms of the derivatives are determined by reference to the notional amounts and the other terms of the derivatives. The credit exposure represents the accounting loss FBA would incur in the event the counterparties failed completely to perform according to the terms of the derivative financial instruments and the collateral held to support the credit exposure was of no value.

     During 1998, FBA entered into $65.0 million notional amount interest rate swap agreements to effectively lengthen the repricing characteristics of certain interest-earning assets to correspond more closely with its funding source with the objective of stabilizing cash flow, and accordingly, net interest income, over time. These swap agreements initially provided for FBA to receive a fixed rate of interest and pay an adjustable rate of interest equivalent to the 90-day London Interbank Offering Rate (LIBOR). In March 2000, the terms of the swap agreements were modified such that FBA currently pays an adjustable rate of interest equivalent to the daily weighted average prime lending rate minus 2.705%. The terms of these swap agreements provide for FBA to pay quarterly and receive payment semiannually. The amount receivable by FBA under these swap agreements was $808,000 and $805,000 at June 30, 2000 and December 31, 1999, respectively, and the amount payable by FBA under these swap agreements was $170,000 and $185,000 at June 30, 2000 and December 31, 1999, respectively.

         During May 1999, FBA entered into $75.0 million notional amount interest rate swap agreements with the objective of stabilizing the net interest margin during the six-month period surrounding the Year 2000 century date change. These swap agreements provided for FBA to receive an adjustable rate of interest equivalent to the daily weighted average 30-day LIBOR and pay an adjustable rate of interest equivalent to the daily weighted average prime lending rate minus 2.665%. The terms of these swap agreements, which had an effective date of October 1, 1999 and a maturity date of March 31, 2000, provided for FBA to pay and receive interest on a monthly basis. In January 2000, FBA determined these swap agreements were no longer necessary based upon the results of the Year 2000 transition and terminated these agreements at a cost of $23,000.

         During September 1999, FBA entered into $55.0 million notional amount interest rate swap agreements to effectively lengthen the repricing characteristics of certain interest-earning assets to correspond more closely with its funding source with the objective of stabilizing cash flow, and accordingly, net interest income, over time. These swap agreements provide for FBA to receive a fixed rate of interest and pay an adjustable rate of interest equivalent to the weighted average prime lending rate minus 2.70%. The terms of these swap agreements provide for FBA to pay and receive interest on a quarterly basis. The amount receivable by FBA under these swap agreements was $38,000 at June 30, 2000 and December 31, 1999, and the amount payable by FBA under these swap agreements was $42,000 and $44,000 at June 30, 2000 and December 31, 1999, respectively.

         The maturity dates, notional amounts, interest rates paid and received and fair value of interest rate swap agreements outstanding as of June 30, 2000 and December 31, 1999 were as follows:

                                                          Notional     Interest rate     Interest rate   Fair value
                         Maturity date                     amount          paid            received      gain (loss)
                         -------------                    --------      -----------     -------------    -----------
                                                                      (dollars expressed in thousands)

         June 30, 2000:
             September 27, 2001.......................  $  40,000           6.80%             6.14%        $   (464)
             September 27, 2001.......................     15,000           6.80              6.14             (174)
             June 11, 2002............................     15,000           6.80              6.00             (330)
             September 16, 2002.......................     20,000           6.80              5.36             (754)
             September 18, 2002.......................     30,000           6.80              5.33           (1,155)
                                                        ---------                                          --------
                                                        $ 120,000           6.80              5.79         $ (2,877)
                                                        =========         ======            ======         ========

         December 31, 1999:
             March 31, 2000 ..........................  $  50,000           5.84%             6.45%        $     12
             March 31, 2000 ..........................     25,000           5.84              6.45                6
             September 27, 2001.......................     40,000           5.80              6.14             (365)
             September 27, 2001.......................     15,000           5.80              6.14             (137)
             June 11, 2002............................     15,000           6.12              6.00             (291)
             September 16, 2002.......................     20,000           6.12              5.36             (751)
             September 18, 2002.......................     30,000           6.14              5.33           (1,157)
                                                        ---------                                          --------
                                                        $ 195,000           5.93              6.04         $ (2,683)
                                                        =========         ======            ======         ========

         In the event of early termination of the interest rate swap agreements, the net proceeds received or paid are deferred and amortized over the shorter of the remaining contract life or the maturity of the related asset. If, however, the amount of the underlying asset is repaid, then the fair value gains or losses on the interest rate swap agreements are recognized immediately in the consolidated statements of income.

         FBA had a $10.0 million interest rate cap agreement outstanding to limit the interest expense associated with certain interest-bearing liabilities. The interest rate cap agreement matured on May 15, 2000. At December 31, 1999, the unamortized costs associated with this agreement were $19,000 and were included in other assets. The net amount due to FBA under this agreement was $7,000 at December 31, 1999.

                       Loans and Allowance for Loan Losses

         Interest earned on the loan portfolio represents the principal source of income for FBA and its Subsidiary Banks. Interest and fees on loans were 87.8% and 90.1% of total interest income for the three months ended June 30, 2000 and 1999, respectively, and 88.7% for the six months ended June 30, 2000 and 1999. Total loans, net of unearned discount, were $812.7 million, or 75.7% of total assets, at June 30, 2000, compared to $732.3 million, or 79.5% of total assets, at December 31, 1999. The increase in loans, as summarized on the consolidated balance sheets, is primarily attributable to the acquisition of Lippo Bank, which provided loans, net of unearned discount, of $40.9 million, and the continued growth of the commercial and financial and commercial real estate mortgage loan portfolios. This increase was partially offset by a decrease in the consumer and installment loan portfolio, which is primarily comprised of indirect automobile loans, to $31.4 million at June 30, 2000 from $40.5 million at December 31, 1999. Such decrease is consistent with management's efforts to reduce the indirect loan portfolio. Commensurate with the growth in corporate lending and FBA's prescribed credit exposure guidelines for extending credit to an individual borrower, loan participations sold to and purchased from banks affiliated with First Banks were $322.1 million and $98.2 million at June 30, 2000, respectively, in comparison to $302.9 million and $88.2 million at December 31, 1999, respectively. See Note 2 to the accompanying consolidated financial statements for a further discussion of transactions with related parties.

         FBA's nonperforming assets include nonaccrual loans, restructured loans
and  other  real  estate.   The  following  table  presents  the  categories  of
nonperforming assets and certain ratios as of the dates indicated:

                                                                                         June 30,      December 31,
                                                                                           2000            1999
                                                                                           ----            ----
                                                                                    (dollars expressed in thousands)

         Nonperforming loans........................................................   $    5,417          3,337
         Other real estate, net.....................................................           --             60
                                                                                       ----------       --------
                  Total nonperforming assets........................................   $    5,417          3,397
                                                                                       ==========       ========

         Loans, net of unearned discount............................................   $  812,723        732,263
                                                                                       ==========       ========

         Loans past due:
             Over 30 days to 90 days................................................   $    5,922          2,696
             Over 90 days and still accruing........................................           73          2,944
                                                                                       ----------       --------
                  Total past-due loans..............................................   $    5,995          5,640
                                                                                       ==========       ========

         Allowance for loan losses to loans.........................................         2.04%          2.00%
         Nonperforming loans to loans...............................................         0.67           0.46
         Allowance for loan losses to nonperforming loans...........................       305.83         437.85
         Nonperforming assets to loans and other real estate........................         0.67           0.46
                                                                                       ==========       ========

         Nonperforming loans, consisting of loans on nonaccrual status and certain restructured loans, were $5.4 million at June 30, 2000, in comparison to $3.3 million at December 31, 1999. The increase in nonperforming loans is primarily related to a single loan in the amount of $2.4 million at FB Texas that was placed on nonaccrual in May 2000. FBA recently initiated foreclosure proceedings with respect to this relationship and is in the process of liquidating the underlying collateral in settlement of this loan. In addition, the decline in the ratio of the allowance for loan losses to nonperforming loans is attributable to the increase in nonperforming loans, partially offset by an increase in the allowance for loan losses.

         Impaired loans, consisting of loans on nonaccrual status and indirect consumer and installment loans 60 days or more past due, were $5.5 million and $3.6 million at June 30, 2000 and December 31, 1999, respectively.

     The following table presents a summary of loan loss experience for the periods indicated:

                                                                         Three months ended      Six months ended
                                                                              June 30,               June 30,
                                                                       ----------------------  -------------------
                                                                        2000          1999       2000        1999
                                                                        ----          ----       ----        ----
                                                                            (dollars expressed in thousands)

         Allowance for loan losses, beginning of period............    $  15,631      14,037       14,611    12,127
             Acquired allowances for loan losses...................           --          --          799     1,466
                                                                       ---------    --------    ---------  --------
                                                                          15,631      14,037       15,410    13,593
                                                                       ---------    --------    ---------  --------
             Loans charged-off.....................................          (83)       (318)        (725)     (798)
             Recoveries of loans previously charged-off............          649         541        1,170     1,375
                                                                       ---------    --------    ---------  --------
             Net loan recoveries...................................          566         223          445       577
                                                                       ---------    --------    ---------  --------
             Provision for loan losses.............................          370         123          712       213
                                                                       ---------    --------    ---------  --------
         Allowance for loan losses, end of period..................    $  16,567      14,383       16,567    14,383
                                                                       =========    ========    =========  ========

         The allowance for loan losses is monitored on a monthly basis. Each month, the credit administration department provides FBA's management with detailed lists of loans on the watch list and summaries of the entire loan portfolio of each Subsidiary Bank by risk rating. These are combined with analyses of changes in the risk profiles of the portfolios, changes in past-due and nonperforming loans and changes in watch list and classified loans over time. In this manner, the overall increases or decreases in the levels of risk in the portfolios are monitored continually. Factors are applied to the loan portfolios for each category of loan risk to determine acceptable levels of allowance for loan losses. These factors are derived primarily from the actual loss experience of the Subsidiary Banks and from published national surveys of norms in the industry. The calculated allowances required for the portfolios are then compared to the actual allowance balances to determine the provisions necessary to maintain the allowances at appropriate levels. In addition, management exercises judgment in its analysis of determining the overall level of the allowance for loan losses. In its analysis, management considers the change in the portfolio, including growth, composition and the ratio of net loans to total assets, and the economic conditions of the regions in which FBA operates. Based on this quantitative and qualitative analysis, provisions are made to the allowance for loan losses. Such provisions are reflected in the consolidated statements of income.

                                    Liquidity

         The liquidity of FBA and the Subsidiary Banks is the ability to maintain a cash flow which is adequate to fund operations, service debt obligations and meet other commitments on a timely basis. The Subsidiary Banks receive funds for liquidity from customer deposits, loan payments, maturities of loans and investments, sales of investments and earnings. In addition, FBA and the Subsidiary Banks may avail themselves of more volatile sources of funds through the issuance of certificates of deposit in denominations of $100,000 or more, federal funds borrowed, securities sold under agreements to repurchase, borrowings from the Federal Home Loan Banks and other borrowings, including the revolving Note Payable. The aggregate funds acquired from these more volatile sources were $139.6 million and $109.9 million at June 30, 2000 and December 31, 1999, respectively.

         The following table presents the maturity structure of volatile funds, which consists of certificates of deposit of $100,000 or more, the revolving Note Payable and other short-term borrowings, at June 30, 2000:

                                            (dollars expressed in thousands)

         3 months or less..........................  $   66,291
         Over 3 through 6 months...................      27,391
         Over 6 through 12 months..................      31,216
         Over 12 months............................      14,470
                                                     ----------
           Total...................................  $  139,368
                                                     ==========

         FBA has periodically borrowed from First Banks under the revolving Note Payable. Borrowings under the revolving Note Payable have been utilized to facilitate the funding of FBA's acquisitions (including Lippo Bank), support repurchases of common stock from time to time and for other corporate purposes. As further discussed in Note 4 to the accompanying consolidated financial statements, the increase to $90.0 million of the maximum amount available under the Note Payable is intended to provide FBA with sufficient additional liquidity to pursue acquisition opportunities. The borrowings under the Note Payable bear interest at an annual rate of one-quarter percent less than the "Prime Rate" as reported in the Wall Street Journal. The principal and accrued interest under the Note Payable is due and payable on June 30, 2005. At June 30, 2000, the outstanding borrowings under the Note Payable were $4.2 million. There were no amounts outstanding under the Note Payable at December 31, 1999.

         In 1999, FB Texas and FB California established borrowing relationships with the Federal Reserve Banks in their respective districts. These borrowing relationships, which are secured by commercial loans, provide an additional liquidity facility that may be utilized for contingency purposes. At June 30, 2000 and December 31, 1999, FBA's borrowing capacity under these agreements was approximately $280.9 million and $255.4 million, respectively. In addition, the Subsidiary Banks' borrowing capacity through their relationships with the Federal Home Loan Banks was approximately $20.5 million and $35.3 million at June 30, 2000 and December 31, 1999, respectively.

         Management believes the available liquidity and operating results of the Subsidiary Banks will be sufficient to provide funds for growth and to permit the distribution of dividends to FBA sufficient to meet its operating and debt service requirements, both on a short-term and long-term basis.

                             Year 2000 Compatibility

         FBA and the Subsidiary Banks were subject to risks associated with the "Year 2000" issue, a term which referred to uncertainties about the ability of various data processing hardware and software systems to interpret dates correctly surrounding the beginning of the Year 2000. Financial institutions were particularly vulnerable to Year 2000 issues because of heavy reliance in the industry on electronic data processing and funds transfer systems.

         FBA successfully completed all phases of its Year 2000 program (Program) within the appropriate timeframes established by the regulatory agencies. In addition, FBA did not encounter any significant business disruptions or processing problems as a result of the Year 2000 century date change. Furthermore, management is unaware of any Year 2000 issues encountered by FBA's more significant borrowers and vendors that would inhibit their ability to repay obligations or provide goods or services. The total cost of the Program was $2.2 million, comprised of capital improvements of $1.4 million and direct expenses reimbursable to First Services L.P. of $774,000. The capital improvements are being charged to expense in the form of depreciation expense or lease expense, generally over a period of 60 months. FBA incurred direct expenses related to the Program of approximately $3,000 and $54,000 for the three and six months ended June 30, 2000, and $135,000 and $270,000 for the comparable periods in 1999, respectively, and $540,000 for the year ended December 31, 1999.

                       Effect of New Accounting Standards

          In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 133 -- Accounting for Derivative Instruments and Hedging Activities (SFAS 133). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS 133 requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge in one of three categories. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative and the resulting designation. Under SFAS 133, an entity that elects to apply hedge accounting is required to establish, at the inception of the hedge, the method it will use for assessing the effectiveness of the hedging derivative and the measurement approach for determining the ineffective aspect of the hedge. Those methods must be consistent with the entity's approach to managing risk. SFAS 133 applies to all entities.

          In June 1999, the FASB issued SFAS No. 137 - Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133, an Amendment of FASB Statement No. 133, which defers the effective date of SFAS 133 from fiscal years beginning after June 15, 1999 to fiscal years beginning after June 15, 2000. Initial application should be as of the beginning of an entity's fiscal quarter; on that date, hedging relationships must be designated and documented pursuant to the provisions of SFAS 133, as amended. Earlier application of all of the provisions is encouraged but is permitted only as of the beginning of any fiscal quarter that begins after the issuance date of SFAS 133, as amended. Additionally, SFAS 133, as amended, should not be applied retroactively to financial statements of prior periods.
          In June 2000, the FASB issued SFAS No. 138 - Accounting for Derivative Instruments and Hedging Activities, an Amendment of FASB Statement No. 133, which addresses a limited number of issues causing implementation difficulties for numerous entities that apply SFAS 133, as amended. SFAS 138 amends the accounting and reporting standards of SFAS 133, as amended, for certain derivative instruments, certain hedging activities and for decisions made by the FASB relating to the Derivatives Implementation Group (DIG) process.
          FBA is currently evaluating the requirements of SFAS 133, as amended, to determine its potential impact on the consolidated financial statements.

       ITEM 3 - QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

          At December 31, 1999, FBA's risk management program's simulation model indicated a loss of projected net interest income in the event of a decline in interest rates. While a decline in interest rates of less than 100 basis points was projected to have a minimal impact on the earnings of FBA, a decline in interest rates of 100 basis points indicated a projected pre-tax loss equivalent to approximately 8.0% of net interest income based on assets and liabilities at December 31, 1999. At June 30, 2000, FBA remains in an "asset-sensitive" position and thus, remains subject to a higher level of risk in a declining interest-rate environment. FBA's asset-sensitive position, coupled with increases in the prime lending rate throughout the last six months, is reflected in FBA's increased net interest income for the three and six months ended June 30, 2000 as further discussed under "--Results of Operations." During the three and six months ended June 30, 2000, FBA's asset-sensitive position and overall susceptibility to market risks have not changed materially.

                           PART II - OTHER INFORMATION


                    ITEM 6 - EXHIBITS AND REPORTS ON FORM 8-K

(a) The exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

               Exhibit Number                        Description
               --------------                        -----------

                   10(cc)         Promissory  note  payable to First Banks, Inc.
                                  dated June 30, 2000 - filed herewith.

                   10(dd) Agreement and Plan of Reorganization by and between First Banks America, Inc. and Commercial Bank of San Francisco, dated June 27, 2000 - filed herewith.

                   10(ee) Agreement and Plan of Reorganization by and among First Banks America, Inc., Redwood Bank, First Banks, Inc. and First Bank & Trust, dated June 29, 2000 - filed herewith.

                     27           Article 9 - Financial  Data  Schedule   (EDGAR
                                  only)

(b)   FBA  filed  no  reports  on  Form 8-K  during  the   three   months  ended
      June 30, 2000.

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  FIRST BANKS AMERICA, INC.



                                  By: /s/James F. Dierberg
                                  --------------------------------------------
                                         James F. Dierberg
                                         Chairman of the Board of Directors,
                                         President and Chief Executive Officer
August 7, 2000                           (Principal Executive Officer)



                                  By: /s/Frank H. Sanfilippo
                                  --------------------------------------------
                                         Frank H. Sanfilippo
                                         Executive Vice President and
                                         Chief Financial Officer
August 7, 2000                           (Principal Financial and
                                         Accounting Officer)

                               PROPOSAL NUMBER 2:

                              ELECTION OF DIRECTORS

     The Board of Directors recommends that the stockholders vote to re-elect Messrs. Blake, Crocco, Dierberg, Lavezzo, Story and Williams and Mrs. Schepman as directors, each for a one-year term.

Nominees

     As of the Record Date, the Board of Directors consisted of seven members, who are identified in the following table which sets forth the information indicated as of that date. Each of the directors was elected or appointed to serve a one-year term and until his successor has been duly qualified for office.


Name                                       Age                  Director Since

Allen H. Blake                              57                       1994

Charles A. Crocco, Jr. (1)                  62                       1988

James F. Dierberg (2)                       63                       1994

Albert M. Lavezzo (1)                       63                       1998

Ellen D. Schepman (2)                       26                       1999

Edward T. Story, Jr. (1)                    56                       1987

Donald W. Williams                          52                       1995

-----------------------------------
(1)  Member of the Audit Committee.
(2)  Mrs. Schepman   is   the   adult daughter of James F. Dierberg; see "Family
     Relationships."

     Allen H. Blake has been Executive Vice President of FBA since 1998, its Chief Operating Officer since 1999 and Secretary since 1994; he also served as FBA's Chief Financial Officer from 1994 until 1999. Mr. Blake has been the President of First Banks since October, 1999, its Chief Operating Officer since 1998 and its Secretary since 1988. He previously served as Executive Vice President and Chief Financial Officer of First Banks from 1996 until September, 1999 and its Senior Vice President from 1992 to 1996.

     Charles A. Crocco, Jr. became counsel to the law firm of Jackson & Nash, LLP, New York City, in 1999. He was previously a Partner in the law firm of Crocco & De Maio, P.C., New York City from 1993 until 1999, and he serves as a director of The Hallwood Group Incorporated, a merchant banking firm.

     James F. Dierberg has been the Chairman of the Board of Directors, Chief Executive Officer and President of FBA since 1994 and the Chairman of the Board and Chief Executive Officer of First Banks since 1988. Mr. Dierberg has also been a director of First Banks since 1979 and its President from 1979 until 1992 and from 1994 to October, 1999.

     Albert M. Lavezzo has been President and Chief Operating Officer of the law firm of Favaro, Lavezzo, Gill, Caretti & Heppell, Vallejo, California, since 1974. Mr. Lavezzo was the Chairman of the Board of Directors of Surety Bank in Vallejo, California for 15 years prior to its acquisition by FBA in 1997 and is the President of North Bay Exchange Co., Inc.

     Ellen D. Schepman has been a Retail Marketing Officer of First Banks since May, 1999. She was a Retail Marketing Specialist with First Bank & Trust from 1997 to May, 1999. Prior to 1996, Mrs. Schepman was a full-time student.

     Edward T. Story, Jr. has been the President, Chief Executive Officer and a Director of SOCO International, plc, a corporation engaged in international oil and gas operations, since 1991. Mr. Story is also a Director of Cairn Energy plc, Hallwood Realty Corporation, Santa Fe Snyder Corporation and Sen Hong Resources, Ltd.

     Donald W. Williams has been Executive Vice President and Chief Credit Officer of First Banks since 1996. He served as Senior Vice President and Chief Credit Officer of First Banks from 1993 until 1996, and as a Director of First Commercial Bancorp, Inc. from 1995 until its merger into FBA in 1998.

     Although FBA does not anticipate that any nominee will refuse or be unable to serve as a director of FBA, the persons named in the enclosed form of proxy intend, if any nominee becomes unavailable, to vote the shares represented by the proxy for the election of such other person or persons as may be nominated or designated by management, unless they are directed by proxy to do otherwise.

     Assuming the presence of a quorum, the seven nominees receiving the largest number of the votes cast, including those cast by holders of the common stock and the Class B common stock represented at the Annual Meeting, will be elected as directors. FBA's By-Laws require that any nominations by a stockholder comply with certain procedural and disclosure requirements, including advance written notice to the Secretary of FBA.

Executive Officers

     The executive officers of FBA as of the Record Date were as follows:

------------------------------------- ------- ----------------------------------------------------------------------

                Name                   Age                               Office(s) held
------------------------------------- ------- ----------------------------------------------------------------------
------------------------------------- ------- ----------------------------------------------------------------------

James F. Dierberg                       63    Chairman of the Board, Chief Executive Officer and President.

------------------------------------- ------- ----------------------------------------------------------------------
------------------------------------- ------- ----------------------------------------------------------------------

Allen H. Blake                          57    Executive Vice President, Chief Operating Officer and Secretary.
------------------------------------- ------- ----------------------------------------------------------------------
------------------------------------- ------- ----------------------------------------------------------------------

Frank H. Sanfilippo                     37    Executive   Vice   President  and  Chief   Financial   Officer  since
                                              September, 1999.
------------------------------------- ------- ----------------------------------------------------------------------
------------------------------------- ------- ----------------------------------------------------------------------

Terrance M. McCarthy                    46    Chairman  of the  Board,  President  and Chief  Executive  Officer of
                                              First Bank of  California  since 1998,  and Redwood Bank since March,
                                              2000, both of which are wholly owned subsidiaries of FBA.
------------------------------------- ------- ----------------------------------------------------------------------
------------------------------------- ------- ----------------------------------------------------------------------

David F. Weaver                         53    Executive  Vice  President  of FBA since 1995;  Chairman of the Board and Chief Executive  Officer of First Bank Texas N.A., a wholly-owned subsidiary  of FBA,  since 1994;  President  of First Bank Texas N.A.
                                              since 1988.
------------------------------------- ------- ----------------------------------------------------------------------

     The executive officers were each elected by the Board of Directors to the office indicated.

Committees and Meetings of the Board of Directors

     Three members of the Board of Directors of FBA serve on the Audit Committee; there are no other committees of the Board. The duties of the Audit Committee include the making of recommendations to the Board of Directors for engaging and discharging FBA's independent auditors; reviewing and approving the engagement of the independent auditors for audit and nonaudit services and considering the independence of the auditors prior to engaging them; reviewing with the independent auditors the fee, scope and timing of the audit and nonaudit services; reviewing the completed audit with the independent auditors regarding the conduct of the audit, accounting adjustments, recommendations for improving internal controls and any other significant findings during the audit; meeting periodically with management and internal audit and loan review staff to discuss planning, scheduling and the extent and nature of internal audit and loan review procedures to be performed and the results therefrom; accounting and financial controls; reviewing internal accounting and auditing procedures with FBA's financial staff; and initiating and supervising any special investigations it deems necessary.

     Board and Committee Meetings. The Board of Directors held four meetings in 1999, including regular and special meetings, and there were meetings of the Audit Committee. During 1999, all directors of FBA attended more than 75% of the aggregate of the number of meetings of the Board of Directors and the meetings held by all committees of the Board of Directors on which they served.

Director Compensation

     Directors  who are not  officers  of FBA or  affiliated  with  First  Banks
("Unaffiliated Directors," consisting in 1999 of Messrs. Crocco, Lavezzo and Story) were paid fees of $2,000 for each meeting of the Board of Directors attended and fees of $500 for each committee meeting attended in 1999. For their services as directors, Messrs. Crocco, Story and Lavezzo each received $10,000 in 1999, and Mrs. Schepman, who is a Retail Marketing Officer of First Banks, but not an officer of FBA, received $8,000 for her service as director. Mr. Lavezzo also received $6,000 for services as a member of the Board of Directors of First Bank of California.

     Messrs. Crocco, Lavezzo and Story and Mrs. Schepman also participate in the 1993 Directors' Stock Bonus Plan (the "Stock Bonus Plan"), which provides for annual grants of 500 shares of common stock to each eligible director. The maximum number of shares that may be issued may not exceed 16,667 shares, and the plan will expire on July 1, 2001. Directors' compensation expense of $36,000 was incurred in 1999 in connection with the Stock Bonus Plan.

     None of the three directors of FBA who are also executive officers of First Banks (Messrs. Dierberg, Blake and Williams) receives any compensation from FBA or its subsidiaries (the "Subsidiary Banks") for service as a director, nor do they participate in the Stock Bonus Plan or any other compensation plan of FBA or the Subsidiary Banks. First Banks, of which Messrs. Dierberg, Blake and Williams are executive officers and Messrs. Dierberg and Blake are directors, provides various services to FBA and the Subsidiary Banks for which it is compensated (see "Compensation Committee Interlocks and Insider Participation").

Family Relationships

     Mrs. Schepman is the adult daughter of Mr. Dierberg; except for that relationship, there is no family relationship between any of the nominees for director, directors or executive officers of FBA or its subsidiaries.

Certain Relationships and Related Transactions

     The Subsidiary Banks have had in the past, and may have in the future, loan transactions in the ordinary course of business with directors of FBA or their affiliates. These loan transactions have been and will be on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons and did not and will not involve more than the normal risk of collectibility or present other unfavorable features. The Subsidiary Banks do not extend credit to officers of FBA or of the Subsidiary Banks, except extensions of credit secured by mortgages on personal residences, loans to purchase automobiles and personal credit card accounts.

     Certain of the directors and officers of FBA and their affiliates have deposit accounts with the Subsidiary Banks. It is the policy of the Subsidiary Banks not to permit any officers or directors of the Subsidiary Banks or their affiliates to overdraw their deposit accounts unless that person has been previously approved for overdraft protection under a plan whereby a credit limit has been established in accordance with the standard credit criteria of the Subsidiary Banks.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation earned during the year ended December 31, 1999, and specified information with respect to the two preceding years, by Messrs. McCarthy and Weaver, the only executive officers of FBA whose annual compensation in 1999 from FBA or the Subsidiary Banks exceeded $100,000.

     Although Mr. Dierberg, Mr. Blake and Mr. Sanfilippo are executive officers of FBA, they do not receive any compensation directly from either FBA or the Subsidiary Banks. FBA and the Subsidiary Banks have entered into various contracts with First Banks, of which Messrs. Dierberg, Blake and Sanfilippo are executive officers and Messrs. Dierberg and Blake are directors, pursuant to which services are provided to FBA and the Subsidiary Banks (see "Compensation Committee Interlocks and Insider Participation" for additional information regarding contracts with First Banks).

           SUMMARY COMPENSATION TABLE FOR YEAR ENDED DECEMBER 31, 1999


         Name and Principal Position              Year      Salary (1)        Bonus      All Other Compensation (2)
----------------------------------------------- ---------- -------------- ------------ -----------------------------
----------------------------------------------- ---------- -------------- ------------ -----------------------------

Terrance M. McCarthy,                             1999        147,500        20,000               4,950
Chairman of the Board, President
and Chief Executive Officer of                    1998        121,580        27,000               4,458
First Bank of California and Redwood Bank
                                                  1997        118,140        10,000               3,844
----------------------------------------------- ---------- -------------- ------------ -----------------------------
----------------------------------------------- ---------- -------------- ------------ -----------------------------


David F. Weaver,                                  1999        127,000        20,450               3,686
Executive Vice President;
Chairman of the Board, President and              1998        116,200        20,000               3,400
Chief Executive Officer of First Bank Texas
                                                  1997        103,750        22,000               3,144
----------------------------------------------- ---------- -------------- ------------ -----------------------------

------------------------------------
(1) The total of all other annual compensation for each of the named officers is less than the amount required to be reported, which is the lesser of (a) $50,000 or (b) ten percent (10%) of the total of the annual salary and bonus paid to that person.
(2) All items reported are FBA's matching contributions to the 401(k) Plan for the year indicated.

     FBA has omitted from this Proxy Statement tables which would disclose information regarding stock options granted during 1999, stock options exercised during 1999 and long term incentive plan awards. No options were granted to or exercised by executive officers in 1999, and FBA does not have a long term incentive plan.

                             STOCK PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total shareholder returns of common stock, the New York Stock Exchange Market Value Index and the Index of Regional Banks located in the Southwest published by Media General Financial Services ("MGFS"), for the five year period from December 31, 1994 through December 31, 1999. FBA's common stock and the securities of 37 other banks are currently included in the MGFS index. The graph and the table which follows are based on the assumption that the value of the investment in FBA common stock and in each index was $100 at December 31, 1994 and that all dividends were reinvested (FBA did not pay any dividends during the period).

                           [Stock performance graph]










----------------------------- ------------- ------------- ------------- ------------- ------------- -------------

                                12/31/94      12/31/95      12/31/96      12/31/97      12/31/98      12/31/99
                                --------      --------      --------      --------      --------      --------
----------------------------- ------------- ------------- ------------- ------------- ------------- -------------
----------------------------- ------------- ------------- ------------- ------------- ------------- -------------

FBA                              100.00         93.33         77.14        176.67        148.57        139.05
----------------------------- ------------- ------------- ------------- ------------- ------------- -------------
----------------------------- ------------- ------------- ------------- ------------- ------------- -------------

NYSE Market
Value Index                      100.00        129.66        156.20        205.49        244.52        267.75
----------------------------- ------------- ------------- ------------- ------------- ------------- -------------
----------------------------- ------------- ------------- ------------- ------------- ------------- -------------

Media General Southwest
Banks                            100.00        139.63        175.54        278.51        245.03        220.65
----------------------------- ------------- ------------- ------------- ------------- ------------- -------------

                             EMPLOYEE BENEFIT PLANS

     FBA maintains various employee benefit plans. Directors are not eligible to participate in such plans except the 1993 Directors' Stock Bonus Plan unless they are also employees of FBA or one of its subsidiaries. Although Messrs. Dierberg, Blake and Sanfilippo are executive officers, they are not participants in any employee benefit plans of FBA.

     Prior to 1995, FBA maintained a noncontributory defined benefit plan for eligible officers and employees (the "Pension Plan"). No additional benefits have accrued to participants since 1994, and no new participants have become eligible for benefits since 1994. Benefits under the Pension Plan are based upon annual base salaries and years of service as of 1994 and are payable only upon retirement or disability and, in some instances, at death. As of December 31, 1999, Mr. Weaver would be eligible to receive annual benefits of approximately $11,000 upon retirement at age 65.

                          COMPENSATION COMMITTEE REPORT

     The Compensation Committee of FBA is comprised of its entire Board of Directors. Four of the current directors, including Mr. Dierberg, who is Chairman of the Board, Chief Executive Officer and President, and Mr. Blake, who is Executive Vice President, Chief Operating Officer and Secretary, are affiliated with First Banks, which is compensated for their services on an hourly basis under the provisions of a management fee agreement between FBA and First Banks. None of the current directors has ever been compensated by FBA or its subsidiary banks as an executive officer.

     The Compensation Committee considers the levels and components of executive compensation relative to those generally available in its market place, to the overall long-term objectives of FBA and to the interest of its stockholders. By maintaining appropriate balance in these factors, the Compensation Committee believes that it will be most effective in attracting and retaining well-qualified executives who will be capable of contributing to the success of FBA and enhancing the value of FBA to its stockholders.

     The paramount objective of FBA is building the long-term value of the stockholders' investment, within the framework of operating its subsidiary financial institutions in a safe and sound manner. This is accomplished by achieving substantial improvements and consistency in earnings, strengthening the subsidiary banking franchises, and entering into strategic, economically-viable acquisitions of other financial institutions. Consequently, the compensation of executives should be structured to attract individuals capable of contributing to the achievement of these objectives and to align the welfare of those individuals with that of the stockholders.

     The Compensation Committee periodically reviews the various components of FBA's executive compensation programs. The individual components of compensation to executives are evaluated taking into consideration the factors discussed below. However, the Compensation Committee does not give specific weights to particular factors and subjectively adjusts the compensation levels of the executive officers based, in part, on non-quantifiable considerations. The compensation adjustments, while influenced by the evaluation factors, are not determined by applying a mathematical formula to any individual performance measurements.

     Base Salary. In determining the appropriate base salaries of its executive officers, the Compensation Committee evaluates the performance of FBA, considering general business and industry conditions, among other factors, and the contributions of specific executives toward that performance. Particular measurements to which the Compensation Committee assigns significance are net income, earnings per share, expense control, net interest margin and regulatory exam results. The Compensation Committee also evaluates each officer's areas of responsibility and FBA's performance in those areas. Finally, FBA considers the level of compensation paid comparable executives by other financial institutions of comparable size in its market places.

     Bonus. The Compensation Committee may elect to award bonuses to selected executive officers based largely upon the same criteria as the evaluations of base salaries, emphasizing the need to maintain competitive compensation packages and the desire to recognize outstanding performance by the officers.

     Stock Option Program. The Compensation Committee recognizes that one way to align the interests of FBA's executive officers with those of its stockholders is the encouragement of ownership of FBA stock through stock options granted under its 1990 Stock Option Plan. Under this Plan, executive officers are eligible to receive stock options from time to time, giving them the right to purchase shares of common stock at a specified price in the future. Considering the number of options granted prior to 1993, the Compensation Committee has elected not to grant any additional options since that time.

     Along with the need to improve operating results, FBA evaluated its management structure, recognizing the additional management resources available from First Banks. This evaluation resulted in a realignment of FBA's executive officers; two of the three current executive officers, Messrs. Dierberg and Blake, do not receive any compensation from FBA (see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION").

     The  Compensation  Committee  reviewed  the  performance  of FBA  for  1999 relative to its net income, earnings per share, external growth, business development and asset quality. Net income for the year ended December 31, 1999 was $9.47 million (as compared to $4.61 million in 1998), while diluted earnings per share totaled $1.66 (as compared to $0.90 in 1998). FBA's total assets increased to $920.7 million at December 31, 1999 from $720.0 million at December 31, 1998, reflecting both external growth through acquisitions and expanded business development efforts. Additionally, nonperforming assets totaled $3.40 million and $8.79 million at December 31, 1999 and 1998, respectively.

     The Compensation Committee determined that improvement had been achieved in the performance measurement area, that significant inroads were accomplished in enhancing FBA's banking franchises and its prospects for progressive and profitable growth, and that these improvements should be recognized in terms of compensation. As a result, the Compensation Committee concluded that an increase in Mr. McCarthy's and Mr. Weaver's base compensation was warranted and that a bonus comparable to that awarded in the prior year was appropriate.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. As noted above, Mr. Dierberg, the Chief Executive Officer of FBA, does not receive any compensation from FBA, First Bank-Texas or First Bank-California. First Banks receives fees from FBA pursuant to data processing and management fee agreements (see "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION").

     The foregoing Report has been presented by the entire Board of Directors consisting of Messrs. Blake, Crocco, Dierberg, Lavezzo, Story and Williams and Mrs. Schepman.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                              INSIDER PARTICIPATION

     Messrs. Dierberg and Blake, who are executive officers of FBA but do not receive any compensation for their services as such, are also members of the Board of Directors and executive officers of First Banks. First Banks does not have a Compensation Committee, but its Board of Directors performs the functions of such a committee. Except for the foregoing, no executive officer of FBA served during 1999 as a member of the Compensation Committee, or any other committee performing comparable functions, or as a director, of another entity any of whose executive officers or directors served on FBA's Compensation Committee.

     FBA purchases certain services and supplies from or through First Banks. FBA's financial position and operating results could significantly differ from those that would be obtained if FBA's relationship with First Banks did not exist.

     First Banks provides management services to FBA and its Subsidiary Banks. Management services are provided under a management fee agreement whereby FBA compensates First Banks on an hourly basis for its use of personnel for various functions including internal audit, loan review, income tax preparation and assistance, accounting, asset/liability management and investment services, loan servicing and other management and administrative services. Fees paid under this agreement were $2.9 million, $2.1 million and $1.4 million for the years ended December 31, 1999, 1998 and 1997, respectively. The fees paid for management services are at least as favorable as could have been obtained from an unaffiliated third party.

     Because of the affiliation with First Banks and the geographic proximity of certain of their offices, FBA shares the cost of certain personnel and services with First Banks. This includes the salaries and benefits of certain loan and administrative personnel. The allocation of the shared costs are charged and/or credited under the terms of cost sharing agreements entered into during 1996. Because this involves distributing essentially fixed costs over a larger asset base, it allows each bank to receive the benefit of personnel and services at a reduced cost. Fees paid under these agreements were $896,000, $1.1 million and $709,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

     First Services L.P., a limited partnership indirectly owned by First Banks' Chairman and his adult children, provides data processing and various related services to FBA under the terms of data processing agreements. Fees paid under these agreements were $2.9 million, $1.9 million and $1.0 million for the years ended December 31, 1999, 1998 and 1997, respectively. The fees paid for data processing services are at least as favorable as could have been obtained from an unaffiliated third party.

     FBA's Subsidiary Banks had $88.2 million and $86.2 million in whole loans and loan participations outstanding at December 31, 1999 and 1998, respectively, that were purchased from banks affiliated with First Banks. In addition, FBA's Subsidiary Banks had sold $302.9 million and $182.9 million in whole loans and loan participations to affiliates of First Banks at December 31, 1999 and 1998, respectively. These loans and loan participations were acquired and sold at interest rates and terms prevailing at the dates of their purchase or sale and under standards and policies followed by FBA's Subsidiary Banks.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the executive officers and directors of FBA, and persons who beneficially own more than ten percent of a registered class of its equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based upon a review of the reports received by FBA and the written representations from certain reporting persons that no Forms 5 were required for such persons, FBA believes that during the year ended December 31, 1999, all executive officers, directors and ten percent beneficial owners complied with the applicable filing requirements.


                              INDEPENDENT AUDITORS

     KPMG LLP ("KPMG") served as independent public accountant for the year ended December 31, 1999 and has been selected by the Board of Directors to serve for the current year. Representatives of KPMG are expected to be present at the Annual Meeting, and such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                 OTHER BUSINESS

     Management knows of no other business to be presented at the Annual Meeting. If, however, other matters should properly be presented at the Annual Meeting or any adjournment(s) thereof, the person or persons voting the proxy will vote as in his discretion he may deem appropriate.

                    INCORPORATION OF INFORMATION BY REFERENCE

     This Proxy Statement incorporates information from FBA's Annual Report to Stockholders for the year ended December 31, 1999, which was previously mailed to stockholders, and from the Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, included as pages 78 through 103 of this Proxy Statement. The information so incorporated consists of the following portions of such documents:

         Annual Report to Stockholders

         -  Selected Consolidated and Other Financial Data (page 2)
         - Management's Discussion and Analysis of Financial Data and Results of Operations (pages 3 through 24)
         -  Independent Auditors' Report (page 52)
         -  Financial Statements (pages 26 through 51 )


                              STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in FBA's proxy statement for consideration at its Annual Meeting of Stockholders by submitting proposals to FBA in a timely manner. In order to be eligible for the proxy statement for the 2001 Annual Meeting of Stockholders, a stockholder proposal must be received by FBA a reasonable time before FBA begins to print and mail its proxy materials. To present a matter for consideration at an annual meeting (as distinguished from seeking to include the proposal in FBA's proxy statement), a stockholder must comply with FBA's Bylaws by giving proper written notice to the Secretary of FBA not earlier than 14 days nor more than 50 days prior to the meeting.

                                             By Order of the Board of Directors,




Clayton, Missouri                            /s/ ALLEN H. BLAKE
                                             ------------------
September 7, 2000                            Secretary

                                                                Appendix A-1





                      AGREEMENT AND PLAN OF REORGANIZATION




                                  by and among




                           FIRST BANKS AMERICA, INC.,
                             a Delaware corporation,


                                  REDWOOD BANK,
                        a California banking corporation,


                               FIRST BANKS, INC.,
                             a Missouri corporation

                                       and


                               FIRST BANK & TRUST,
                        a California banking corporation







                                  June 29, 2000

                                TABLE OF CONTENTS


ARTICLE I - TERMS OF THE MERGER & CLOSING; EXCHANGE OF SHARES

         Section 1.01.     The Merger...........................................................................  1
         Section 1.02.     Effect of the Merger.................................................................  1
         Section 1.03.     Conversion of Shares.................................................................  1
         Section 1.04.     The Closing..........................................................................  2
         Section 1.05.     The Closing Date.....................................................................  2
         Section 1.06.     Actions At Closing...................................................................  2
         Section 1.07.     Exchange Procedures................................................................... 3

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF FIRST BANKS AND FIRST BANK & TRUST

         Section 2.01.     Organization and Capital Stock; Standing and Authority................................ 3
         Section 2.02.     Authorization; No Defaults............................................................ 4
         Section 2.03.     First Bank & Trust Subsidiaries....................................................... 4
         Section 2.04.     Financial Information................................................................. 4
         Section 2.05.     Absence of Changes.................................................................... 5
         Section 2.06.     Regulatory Enforcement Matters........................................................ 5
         Section 2.07.     Tax Matters........................................................................... 5
         Section 2.08.     Litigation............................................................................ 5
         Section 2.09.     Properties, Contracts, Employee Benefit Plans and Other Agreements.................... 5
         Section 2.10.     Reports............................................................................... 6
         Section 2.11.     Investment Portfolio.................................................................. 6
         Section 2.12.     Loan Portfolio........................................................................ 7
         Section 2.13.     Employee Matters and ERISA............................................................ 7
         Section 2.14.     Title to Properties; Insurance........................................................ 7
         Section 2.15.     Compliance with Laws.................................................................. 8
         Section 2.16.     Brokerage............................................................................. 8
         Section 2.17.     No Undisclosed Liabilities............................................................ 8
         Section 2.18.     Statements True and Correct........................................................... 8
         Section 2.19.     Commitments and Contracts............................................................. 9
         Section 2.20.     Material Interest of Certain Persons.................................................. 9
         Section 2.21.     Conduct to Date....................................................................... 9
         Section 2.22.     Environmental Matters.................................................................10


ARTICLE III - REPRESENTATIONS AND WARRANTIES OF FBA AND REDWOOD

         Section 3.01.     Organization and Capital Stock....................................................... 11
         Section 3.02.     Authorization; No Defaults........................................................... 12
         Section 3.03.     FBA Subsidiaries..................................................................... 12
         Section 3.04.     Financial Information................................................................ 13
         Section 3.05.     Absence of Changes................................................................... 13
         Section 3.06.     Regulatory Enforcement Matters....................................................... 13
         Section 3.07.     Tax Matters.......................................................................... 13
         Section 3.08.     Litigation........................................................................... 14
         Section 3.09.     Properties, Contracts, Employee Benefit Plans and Other Agreements................... 14
         Section 3.10.     Reports.............................................................................. 15
         Section 3.11.     Investment Portfolio................................................................. 15
         Section 3.12.     Loan Portfolio....................................................................... 15
         Section 3.13.     Employee Matters and ERISA........................................................... 16
         Section 3.14.     Title to Properties; Insurance....................................................... 16
         Section 3.15.     Compliance with Laws................................................................. 16
         Section 3.16.     Brokerage............................................................................ 17
         Section 3.17.     No Undisclosed Liabilities........................................................... 17
         Section 3.18.     Statements True and Correct.......................................................... 17
         Section 3.19.     Commitments and Contracts............................................................ 17
         Section 3.20.     Material Interest of Certain Persons................................................. 18
         Section 3.21.     Conduct to Date...................................................................... 18
         Section 3.22.     Environmental Matters.................................................................19

ARTICLE IV - AGREEMENTS OF FIRST BANKS AND FIRST BANK & TRUST

         Section 4.01.     Business in Ordinary Course.......................................................... 20
         Section 4.02.     Breaches............................................................................. 21
         Section 4.03.     Submission to FBA's Stockholders..................................................... 21
         Section 4.04.     Consummation of Agreement............................................................ 22
         Section 4.05.     Access to Information................................................................ 22
         Section 4.06.     Consents to Contracts and Leases..................................................... 22
         Section 4.07.     Subsequent Financial Statements...................................................... 22

ARTICLE V - AGREEMENTS OF FBA AND REDWOOD

         Section 5.01.     Business in Ordinary Course.......................................................... 23
         Section 5.02.     Regulatory Approvals................................................................. 24
         Section 5.03.     Breaches............................................................................. 24
         Section 5.04.     Consummation of Agreement............................................................ 24
         Section 5.05.     Access to Information................................................................ 24
         Section 5.06.     Proxy Statement and Stockholders' Meeting............................................ 25
         Section 5.07.     Subsequent Financial Statements.......................................................25

ARTICLE VI - CONDITIONS PRECEDENT TO THE MERGER

         Section 6.01.     Conditions to the Obligations of FBA and Redwood..................................... 26
         Section 6.02.     Conditions to the Obligations of First Banks and First Bank &  Trust................. 26

ARTICLE VII - TERMINATION

         Section 7.01.     Mutual Agreement..................................................................... 27
         Section 7.02.     Breach of Agreements................................................................. 27
         Section 7.03.     Failure of Conditions................................................................ 27
         Section 7.04.     Denial of Regulatory Approval........................................................ 28
         Section 7.05.     Regulatory Enforcement Matters....................................................... 28
         Section 7.06.     Unilateral Termination............................................................... 28
         Section 7.07.     Damages and Limitation on Damages.................................................... 28

ARTICLE VIII - GENERAL PROVISIONS

         Section 8.01.     Confidential Information............................................................. 29
         Section 8.02.     Publicity............................................................................ 29
         Section 8.03.     Return of Documents.................................................................. 29
         Section 8.04.     Notices.............................................................................. 29
         Section 8.05.     Nonsurvival of Representations, Warranties and Agreements............................ 31
         Section 8.06.     Costs and Expenses................................................................... 31
         Section 8.07.     Entire Agreement..................................................................... 31
         Section 8.08.     Headings and Captions................................................................ 31
         Section 8.09.     Waiver, Amendment or Modification.................................................... 31
         Section 8.10.     Rules of Construction................................................................ 31
         Section 8.11.     Counterparts......................................................................... 31
         Section 8.12.     Successors and Assigns............................................................... 31
         Section 8.13.     Governing Law........................................................................ 31

         Signatures............................................................................................. 32

                      AGREEMENT AND PLAN OF REORGANIZATION


         This Agreement and Plan of Merger, dated as of June 29, 2000, is by and among First Banks America, Inc., a bank holding company organized as a Delaware corporation ("FBA"), Redwood Bank, a California banking corporation ("Redwood"), First Banks, Inc., a bank holding company organized as a Missouri corporation ("First Banks") and First Bank & Trust, a California banking corporation ("First Bank &Trust"). FBA is a majority owned subsidiary of First Banks, Redwood is a wholly-owned indirect subsidiary of FBA, and First Bank & Trust is a wholly owned subsidiary of First Banks. This Agreement and Plan of Merger is hereinafter referred to as the "Agreement."

         In consideration of the mutual representations, warranties, agreements and covenants contained herein, FBA, Redwood, First Banks and First Bank & Trust hereby agree as follows:


                                    ARTICLE I

                     TERMS OF THE MERGER & CLOSING; EXCHANGE
                                    OF SHARES

         Section 1.01. The Merger. Pursuant to the terms and provisions of this Agreement and an Agreement of Merger in the form of Exhibit A attached hereto (the "Merger Agreement") to be executed by the parties thereto promptly following the receipt of all regulatory approvals referred to in Sections 6.01 and 6.02 hereof, First Bank & Trust shall merge with and into Redwood, and Redwood will be the surviving corporation but will change its corporate name from and after the merger (the "Merger") to "First Bank & Trust." In this Agreement, the term "First Bank & Trust" refers to the existing bank which is a party to this Agreement and not to the surviving corporation of the Merger.

         Section 1.02. Effect of the Merger. The Merger shall have all of the effects provided by applicable corporate law, this Agreement and the Merger Agreement. The separate corporate existence of First Bank & Trust shall cease on consummation of the Merger and be combined in Redwood.

         Section 1.03.  Conversion of Shares.

         (a) At the Effective Time, each share of common stock, stated value $5.00 per share, of First Bank & Trust ("FB&T Common") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.4703 shares of common stock, par value $.15 per share, of FBA ("FBA Common Stock"); provided, however, that (i) no fractional shares of FBA Common Stock shall be issued as a result of the Merger, but cash shall be paid in lieu thereof as provided in Section 1.07 hereof; and (ii) each share of FB&T Common held in the treasury of First Bank & Trust or by any direct or indirect subsidiary of First Bank & Trust immediately prior to the Effective Time shall be canceled.

         (b) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, all of the shares of FB&T Common shall cease to be outstanding and be canceled. Upon the surrender of any certificate or certificates which immediately prior to the Effective Time represented outstanding shares of FB&T Common, each holder thereof shall cease to have any rights with respect to such shares, except the right of the holder to receive (i) a new certificate representing the number of whole shares of FBA Common Stock, and (ii) the amount of cash in lieu of fractional shares, if any, into which the shares of FB&T Common represented by the certificate have been converted.

         Section 1.04. The Closing. The closing of the Merger (the "Closing") shall take place at the location mutually agreeable to the parties hereto at 10:00 a.m. local time on the Closing Date described in Section 1.05 of this Agreement.

         Section 1.05. The Closing Date. At FBA's election, the Closing shall take place on either (i) one of the last five (5) business days of the month, or
(ii) the first business day of the month following the month, or (iii) the first business day of the first month of the next calendar quarter following the month, in each case, during which each of the conditions in Sections 6.01 and
6.02 is satisfied or waived by the appropriate party or on such other date as First Bank & Trust and FBA may agree (the "Closing Date"). The Merger shall be effective at the time determined by the Department of Financial Institutions (the "DFI") of the State of California (the "Effective Time").

         Section 1.06. Actions At Closing. (a) At the Closing, First Bank and First Bank & Trust shall deliver to FBA:

         (i) certificates signed by appropriate officers of each entity stating that (A) each of the representations and warranties contained in
         Article II is true and correct in all material respects (except for those made as of a specified date) at the time of the Closing, with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in
         Section 6.01 have been satisfied or waived as provided therein;

         (ii) certified copies of the resolutions of their respective  Boards of
         Directors,   establishing  the  requisite  approvals  under  applicable corporate law of this Agreement and the Merger;

         (iii) evidence satisfactory to FBA that First Banks and First Bank & Trust are in good standing; and

         (iv) a legal opinion from counsel for First Bank & Trust regarding this Agreement and the transactions contemplated hereby, in form reasonably satisfactory to FBA and its counsel.

         At the Closing, FBA and Redwood shall deliver to First Banks:

         (i) certificates signed by appropriate officers of each entity stating that (A) each of the representations and warranties contained in
         Article III is true and correct in all material respects at the time of the Closing (except for those made as of a specified date), with the same force and effect as if such representations and warranties had been made at the Closing, and (B) all of the conditions set forth in
         Section 6.02 have been satisfied or waived as provided therein;

         (ii) certified copies of the resolutions of the Boards of Directors of each entity, establishing the requisite approvals under applicable corporate law of this Agreement, the Merger and the other transactions contemplated hereby;

         (iii) evidence satisfactory to First Banks that FBA and Redwood are in good standing; and

         (iv) a legal opinion from counsel for FBA regarding this Agreement and the transactions contemplated hereby, in form reasonably satisfactory to First Banks and its counsel.

         Section 1.07. Exchange Procedures. At the Closing, First Banks shall surrender to FBA a certificate or certificates evidencing First Banks' ownership of the outstanding FB&T Common, duly endorsed or accompanied by executed stock powers, and FBA shall issue to First Banks one or more certificates evidencing the appropriate number of shares of FBA Common, together with cash in lieu of any fractional shares. Such certificates shall bear any appropriate legends restricting the transfer of the shares evidenced thereby in accordance with applicable securities laws.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF FIRST BANKS
                             AND FIRST BANK & TRUST

         First Banks and First Bank & Trust represent and warrant to FBA as follows:

         Section 2.01.   Organization and Capital Stock; Standing and Authority.

         (a) First Banks and First Bank & Trust are corporations duly organized, validly existing and in good standing under the laws of the States of Missouri and California, respectively. Each of such corporations has the power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now conducted.

         (b) As of the date hereof, the authorized capital stock of First Bank & Trust consists of 20,000,000 shares of FB&T Common, of which 4,725,396 are outstanding, duly and validly issued, fully paid and non-assessable. None of the outstanding shares of FB&T Common has been issued in violation of any preemptive rights.

         (c) There are no shares of capital stock or other equity securities of First Bank & Trust issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of First Bank & Trust or contracts, commitments, understandings or arrangements by which First Bank & Trust is or may be obligated to issue additional shares of its capital stock.

         (d) First Bank & Trust holds a current valid license to engage in the commercial banking business at its banking offices in California, and First Banks and First Bank & Trust are in material compliance with all agreements, understandings and orders of the Federal Reserve Board, the Federal Deposit Insurance Corporation ("FDIC"), the DFI and other regulatory authorities having jurisdiction over their business, assets and properties. Neither the scope of the business of First Bank & Trust nor the location of its properties requires it to be licensed to do business in any jurisdiction other than the State of California. The deposits of First Bank & Trust are insured by the FDIC to the maximum extent permitted by applicable law and regulation. First Banks is a bank holding company registered pursuant to the Bank Holding Company Act, as amended.

         Section 2.02. Authorization; No Defaults. The Boards of Directors of First Banks and First Bank & Trust have by all requisite action approved this Agreement and the Merger and authorized the execution and delivery hereof on behalf of such corporations and the performance of their respective obligations hereunder. First Banks, in its capacity as the sole holder of outstanding capital stock of First Bank & Trust, has approved this Agreement and the Merger. Nothing in the Articles of Incorporation or Bylaws of First Banks or First Bank & Trust or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which either entity is bound or subject would prohibit or inhibit either of such corporations from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by First Banks and First Bank & Trust and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms. Neither First Banks nor First Bank & Trust is in default under nor in violation of any provision of its articles of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other material commitment or agreement.

         Section 2.03. First Bank & Trust Subsidiaries. First Bank & Trust has no direct or indirect subsidiaries, it is not a party to any partnership or joint venture and it does not own any equity interest in any other entity.

         Section 2.04. Financial Information. The year-end and quarter-end Reports of Condition and Reports of Income of First Bank & Trust for 1999 and for the three month period ended March 31, 2000, respectively, as filed with the FDIC (such financial statements and notes collectively referred to herein as the "FB&T Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein and except for regulatory reporting differences required for First Bank & Trust's reports) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of First Bank & Trust as of the dates and for the periods indicated.

         Section 2.05. Absence of Changes. Since March 31, 2000 there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of First Bank & Trust, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the FB&T Financial Statements not misleading. Since March 31, 2000 there has been no material adverse change in the financial condition, the results of operations or the business of First Bank & Trust, except for changes disclosed in its Reports of Condition and Income filed with the FDIC since such date.

         Section 2.06. Regulatory Enforcement Matters. Neither First Banks nor First Bank & Trust is subject to, nor has either of them received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority over either of them.

         Section 2.07. Tax Matters. First Bank & Trust has filed all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns required to be filed. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the FB&T Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities.

         Section 2.08. Litigation. Except as disclosed in Section 2.08 of that certain document delivered by First Banks and First Bank & Trust to FBA entitled "FB&T Disclosure Schedule" and executed by both First Bank & Trust and FBA concurrently with the execution and delivery of this Agreement (the "FB&T
Disclosure Schedule"), there is no litigation, claim or other proceeding involving an amount in controversy in excess of $100,000 pending or, to the knowledge of First Bank & Trust, threatened against it, or to which the property of First Bank & Trust is or would be subject.

         Section 2.09. Properties, Contracts, Employee Benefit Plans and Other Agreements. Section 2.09 of the FB&T Disclosure Schedule specifically identifies the following:

         (a) all real property owned by First Bank & Trust and the principal buildings and structures located thereon and each lease of real property to which First Bank & Trust is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered;

         (b) all loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by First Bank & Trust, exclusive of deposit agreements with customers entered into in the ordinary course of business, agreements for the purchase of federal funds and repurchase agreements;

         (c) all agreements, loans, contracts, guaranties, letters of credit, lines of credit or commitments of First Bank & Trust not referred to elsewhere in this Section 2.09 which:

            (i)     (except for  loans,   loan  commitments or lines of  credit)
                    involve payment by First Bank & Trust of more than $200,000; $200,000;

            (ii)    involve payments based on profits of First Bank & Trust;

            (iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

            (iv)    were not made in the ordinary course of business; or

            (v) materially affect the business or financial condition of First Bank & Trust;

         (d) all leases, subleases or licenses with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $100,000; and

         (e) all agreements for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which by its terms is not terminable by First Bank & Trust on thirty (30) days written notice or less without any payment by reason of such termination.

         Copies of each document, plan or contract identified in Section 2.09 of the FB&T Disclosure Schedule have been made available for inspection by FBA and shall remain available at all times prior to the Closing Date.

         Section 2.10. Reports. First Bank & Trust has filed all reports and statements, together with any amendments required to be made with respect thereto, required to be filed with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the DFI, the FDIC and all other governmental authorities with jurisdiction over First Bank & Trust. As of the dates indicated thereon, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 2.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by First Bank & Trust, as reflected in the latest consolidated balance sheet of First Bank & Trust included in the FB&T Financial Statements, are carried in accordance with generally accepted accounting principles.

         Section 2.12. Loan Portfolio. (a)(i) All loans and discounts reflected in the FB&T Financial Statements at March 31, 2000 or which were or will be entered into after March 31, 2000 but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of business, in accordance in all material respects with sound lending practices, and they are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes and other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be in all material respects enforceable, valid, true and genuine and what they purport to be; and (iii) First Bank & Trust has complied and will through the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any loan.

         (b) All loans and loan commitments extended by First Bank & Trust and any extensions, renewals or continuations of such loans and loan commitments were made in accordance with its customary lending standards in the ordinary course of business. Such loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices. The reserve for loan losses reflected in the FB&T Financial Statements as of March 31, 2000 is adequate in all material respects under the requirements of generally accepted accounting principles to provide for losses on loans outstanding as of March 31, 2000.

         Section 2.13.  Employee Matters and ERISA.

         (a) First Bank & Trust has not entered into any collective bargaining agreement with any labor organization with respect to any group of employees, and to the knowledge of First Bank & Trust there is no present effort nor existing proposal to attempt to unionize any group of its employees.

         (b) All arrangements of First Bank & Trust relating to employees, including all benefit plans and deferred compensation, bonus, stock or incentive plans for the benefit of current or former employees (the "FB&T Employee Plans") are administered by First Banks. All costs, liabilities and obligations arising from the FB&T Employee Plans are properly reflected in accordance with generally accepted accounting principles in the FB&T Financial Statements.

         Section 2.14. Title to Properties; Insurance. (i) First Bank & Trust has marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the FB&T Financial Statements and easements, rights-of-way, and other restrictions which are not material, and further excepting in the case of other Real Estate Owned ("OREO"), as such real estate is internally classified on the books of First Bank & Trust, rights of redemption under applicable law), to all of their real properties; (ii) all leasehold interests for real property and any material personal property used by First Bank & Trust in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or, to the knowledge of First Bank & Trust, threatened with respect to any of such properties; (iv) First Bank & Trust has valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by First Bank & Trust in its business, free and clear of any material claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially and adversely interfere with the use of such property; and (v) all material insurable properties owned or held by First Bank & Trust are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size.

         Section 2.15. Compliance with Laws. First Bank & Trust has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects, is qualified to conduct business in every jurisdiction in which such qualification is legally required, and it is in compliance in all material respects with all applicable laws and regulations.

         Section 2.16. Brokerage. Neither First Bank nor First Bank & Trust has incurred any claims or obligations for brokerage commissions, finders' fees, financial advisory fees, investment banking fees or similar compensation in connection with the transactions contemplated by this Agreement.

         Section 2.17. No Undisclosed Liabilities. First Bank & Trust does not have any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against First Bank & Trust giving rise to any such liability), except (i) liabilities reflected in the FB&T Financial Statements and (ii) liabilities of the same type incurred in the ordinary course of business of First Bank & Trust since March 31, 2000.

         Section 2.18. Statements True and Correct. None of the information supplied or to be supplied by First Banks or First Bank & Trust for inclusion in any document to be filed with the Securities and Exchange Commission ("SEC") or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Proxy Statement (as defined in Section 5.07), when mailed to the stockholders of FBA and at the time of the Stockholders' Meeting (as defined in Section 5.07), be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or required to be stated in order to correct any statement in an earlier communication. All documents that First Banks or First Bank & Trust is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

         Section 2.19. Commitments and Contracts. Except as disclosed in Section
2.19 of the FB&T Disclosure Schedule (and with a true and correct copy of the document or other item in question having been made available to FBA for inspection), First Bank & Trust is not a party or subject to any of the following (whether written or oral, express or implied):

         (i) any agreement, arrangement or commitment not made in the ordinary course of business;

         (ii) any agreement, indenture or other instrument not reflected in the FB&T Financial Statements relating to the borrowing of money or the guarantee by First Bank & Trust of any obligation, other than (A) trade payables or instruments related to transactions entered into in the ordinary course of business, such as deposits, federal funds borrowings and repurchase agreements, or (B) agreements, indentures or instruments providing for annual payments of less than $75,000; or

         (iii) any contract containing covenants limiting the ability of First Bank & Trust to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, First Bank & Trust may carry on its business.

         Section 2.20. Material Interest of Certain Persons. (a) Except as disclosed in Section 2.20 of the FB&T Disclosure Schedule, no officer or director of First Bank & Trust or any "associate" (as such term is defined in Rule 14a-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of any such officer or director, has any material interest in any contract or property (real or personal, tangible or intangible), used in or pertaining to the business of First Bank & Trust.

         (b) All outstanding loans from First Bank & Trust to any of their officers, directors, employees or any associate or related interest of any such persons were approved by or reported to the Board of Directors in accordance with all applicable laws and regulations.

         Section 2.21. Conduct to Date. Except as disclosed in Section 2.21 of the FB&T Disclosure Schedule, from and after March 31, 2000 through the date of this Agreement, First Bank & Trust has not:

         (i) failed to conduct its business in the ordinary and usual course consistent with past practices;

         (ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities which would be classified under generally accepted accounting principles applied on a consistent basis as long-term debt on the balance sheets of First Bank & Trust;

         (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization;

          (iv) declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise directly or indirectly acquired or disposed of any of its capital stock;

         (v) incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice;

         (vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;

         (vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;

         (viii) except as required by contract or law, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy and consistent with past practices, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance or other similar contract, (C) entered into, terminated or substantially modified any of the Employee Plans or (D) agreed to do any of the foregoing;

         (ix) suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance;

         (x) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice;

         (xi)  entered  into  any   material transaction, contract or commitment
         outside the ordinary course of its business; or

         (xii) made or guaranteed any loan to any of the FB&T Employee Plans.

         Section 2.22. Environmental Matters. As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which First Bank & Trust has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         Neither the conduct nor operation of First Bank & Trust nor any condition of any property presently or previously owned, leased or operated by First Bank & Trust violates or violated any Environmental Law in any respect material to the business of First Bank & Trust, and no condition or event has occurred with respect to any of them or any property that, with notice or the passage of time, or both, would constitute a violation material to the business of First Bank & Trust of any Environmental Law or obligate (or potentially obligate) First Bank & Trust to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property, where the aggregate cost of such actions would be material to First Bank & Trust. Except as may be disclosed in
Section 2.22 of the FB&T Disclosure Schedule, First Bank & Trust has not received notice from any person or entity that First Bank & Trust, or the operation or condition of any property ever owned, leased or operated by it, are or were in violation of any Environmental Law, or that First Bank & Trust is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF FBA
                                   AND REDWOOD

         FBA and Redwood represent and warrant to First Banks as follows:

         Section 3.01.  Organization and Capital Stock.

         (a) FBA and Redwood are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and California, respectively. Each of such corporations has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as now being conducted.

         (b) As of the date hereof, the authorized capital stock of FBA consists of 6,666,666 shares of FBA Common Stock, of which 3,085,934 are outstanding, duly and validly issued, fully paid and non-assessable; and 4,000,000 shares of FBA Class B Stock, par value $.15 per share ("FBA Class B Stock"), of which 2,500,000 are outstanding, duly and validly issued, fully paid and non-assessable. None of the outstanding shares of FBA Common Stock or FBA Class B Stock has been issued in violation of any preemptive rights.

         (c) Except as disclosed in Section 3.01 of that certain document delivered by FBA to First Banks entitled the "FBA Disclosure Schedule" and executed by both FBA and First Banks concurrently with the execution and delivery of this Agreement (the "FBA Disclosure Schedule"), there are no shares of capital stock or other equity securities of FBA issued or outstanding and no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FBA or contracts, commitments, understandings or arrangements by which FBA is or may be obligated to issue additional shares of its capital stock.

         (d) As of the date hereof, the authorized capital stock of Redwood consists of 1,000,000 shares of common stock, $3.33 par value ("Redwood Common"), of which 465,000 are outstanding, duly and validly issued, fully paid and non-assessable. All of such outstanding shares are owned by Redwood Bancorp, a California corporation which is a subsidiary of FBA. None of the outstanding shares of Redwood Common has been issued in violation of any preemptive rights. Redwood has no outstanding stock options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Redwood or contracts, commitments, understandings or arrangements by which Redwood is or may be obligated to issue additional shares of its capital stock.

         Section 3.02. Authorization; No Defaults. The Boards of Directors of FBA and Redwood have by all requisite action approved this Agreement and the Merger and authorized the execution and delivery hereof on behalf of such corporations and the performance of their respective obligations hereunder. Nothing in the Certificate of Incorporation of FBA, the Articles of
Incorporation of Redwood, the Bylaws of either corporation, or any other agreement, instrument, decree, proceeding, law or regulation (except as specifically referred to in or contemplated by this Agreement) by or to which FBA or Redwood is bound or subject would prohibit or inhibit FBA or Redwood from consummating this Agreement and the Merger on the terms and conditions herein contained. This Agreement has been duly and validly executed and delivered by FBA and Redwood and constitutes a legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms. FBA and its subsidiaries are neither in default under nor in violation of any provision of their respective articles or certificates of incorporation, bylaws, or any promissory note, indenture or any evidence of indebtedness or security therefor, lease, contract, purchase or other commitment or any other agreement which is material to FBA and its subsidiaries taken as a whole.

         Section 3.03. FBA Subsidiaries. Each of FBA's direct and indirect subsidiaries (hereinafter referred to singly as an "FBA Subsidiary" and collectively as the "FBA Subsidiaries"), the names and jurisdictions of incorporation of which are disclosed in Section 3.03 of the FBA Disclosure Schedule, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and each of the FBA Subsidiaries has the corporate power to own its properties and assets, to incur its liabilities and to carry on its business as now being conducted. The number of issued and outstanding shares of capital stock of each FBA Subsidiary and the ownership of such shares is set forth in Section 3.03 of the FBA Disclosure Schedule. All of such shares are owned by FBA or an FBA Subsidiary, free and clear of all liens, encumbrances, rights of first refusal, options or other restrictions. There are no options, warrants or rights outstanding to acquire any capital stock of any FBA Subsidiary, and no person or entity has any other right to purchase or acquire any unissued shares of stock of any FBA Subsidiary, nor does any FBA Subsidiary have any obligation of any nature with respect to its unissued shares of stock. Except as disclosed in Section 3.03 of the FBA Disclosure Schedule, neither FBA nor any FBA Subsidiary is a party to any partnership or joint venture or owns an equity interest in any other business or enterprise.

         Section 3.04. Financial Information. All of (i) the audited consolidated balance sheets of FBA and the FBA Subsidiaries as of December 31, 1999 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three years ended December 31, 1999, together with the notes thereto, included in FBA's Annual Report on Form 10-K for the year ended December 31, 1999, as currently on file with the SEC;
(ii) the unaudited consolidated balance sheets of FBA and the FBA Subsidiaries as of March 31, 2000 and related consolidated income statements and statements of changes in shareholders' equity and of cash flows for the three months ended March 31, 2000, together with the notes thereto, included in FBA's Quarterly Report on Form 10-Q for the three months ended March 31, 2000 as currently filed with the SEC; and (iii) the year-end and quarter-end Reports of Condition and Reports of Income of Redwood, First Bank of California and First Bank Texas N.A., respectively, for 1999 and for the three month period ended March 31, 2000, as filed with the appropriate federal regulatory agencies (such financial statements and notes collectively referred to herein as the "FBA Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as disclosed therein and except for regulatory reporting differences required for reports of the banks) and fairly present the consolidated financial position and the consolidated results of operations, changes in shareholders' equity and cash flows of the respective entity and its consolidated subsidiaries as of the dates and for the periods indicated.

         Section 3.05. Absence of Changes. Since March 31, 2000 there has not been any material adverse change in the financial condition, the results of operations or the business or prospects of FBA and its subsidiaries taken as a whole, nor have there been any events or transactions having such a material adverse effect which should be disclosed in order to make the FBA Financial Statements not misleading. Since March 31, 2000 there has been no material adverse change in the financial condition, the results of operations or the business of Redwood, except for changes as are disclosed in its Reports of Condition and Income filed with the FDIC since such date.

         Section 3.06. Regulatory Enforcement Matters. Neither FBA nor any FBA Subsidiary is subject to, nor has it received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with or by any federal or state agency charged with the supervision or regulation of banks or bank holding companies or engaged in the insurance of bank deposits or any other governmental agency having supervisory or regulatory authority with respect to FBA or any of the FBA Subsidiaries.

         Section 3.07. Tax Matters. FBA and the FBA Subsidiaries have filed all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns required to be filed. All such returns fairly reflect the information required to be presented therein. All provisions for accrued but unpaid taxes contained in the FBA Financial Statements were made in accordance with generally accepted accounting principles and in the aggregate do not materially fail to provide for potential tax liabilities.

         Section 3.08. Litigation. Except as disclosed in Section 3.08 of the FBA Disclosure Schedule, there is no litigation, claim or other proceeding involving an amount in controversy in excess of $100,000 pending or, to the knowledge of FBA or Redwood, threatened against FBA or any of the FBA Subsidiaries, or of which the property of FBA or any of the FBA Subsidiaries is or would be subject.

         Section 3.09. Properties, Contracts, Employee Benefit Plans and Other Agreements. Section 3.09 of the FBA Disclosure Schedule specifically identifies the following:

         (a) all real property owned by FBA or any FBA Subsidiary and the principal buildings and structures located thereon and each lease of real property to which FBA or any FBA Subsidiary is a party, identifying the parties thereto, the annual rental payable, the expiration date thereof and a brief description of the property covered;

         (b) all loan and credit agreements, conditional sales contracts or other title retention agreements or security agreements relating to money borrowed by FBA or an FBA Subsidiary, exclusive of deposit agreements with customers entered into in the ordinary course of business, agreements for the purchase of federal funds and repurchase agreements;

         (c) all agreements, loans, contracts, leases, guaranties, letters of credit, lines of credit or commitments of FBA or any FBA Subsidiary not referred to elsewhere in this Section 3.09 which:

                  (i)      (except  fo   loans,   loan  commitments  or lines of
                           credit) involve payment by FBA or any FBA Subsidiary of more than $200,000;

                  (ii) involve payments based on profits of FBA or any FBA Subsidiary;

                  (iii) relate to the future purchase of goods or services in excess of the requirements of its respective business at current levels or for normal operating purposes;

                  (iv)     were not made in the ordinary course of business; or

                  (v) materially affect the business or financial condition of FBA or any FBA Subsidiary;

         (d) all leases, subleases or licenses with respect to real or personal property, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $100,000; and

         (e) all agreements for the employment, retention or engagement, or with respect to the severance, of any officer, employee, agent, consultant or other person or entity which by its terms is not terminable by FBA or an FBA Subsidiary on thirty (30) days written notice or less without any payment by reason of such termination.

         Copies of each document, plan or contract identified in Section 3.09 of the FBA Disclosure Schedule have been made available for inspection by First Banks and shall remain available at all times prior to the Closing Date.

         Section 3.10. Reports. FBA and the FBA Subsidiaries have filed all reports and statements, together with any amendments required to be made with respect thereto, required to be filed with the SEC, the Federal Reserve Board, the DFI, the FDIC and all other governmental authorities with jurisdiction over FBA or any FBA Subsidiary. As of the dates indicated thereon, each of such reports and documents, including any financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.11. Investment Portfolio. All United States Treasury securities, obligations of other United States Government agencies and corporations, obligations of States and political subdivisions of the United States and other investment securities held by FBA or an FBA Subsidiary, as reflected in the latest consolidated balance sheets of FBA included in the FBA
Financial Statements, are carried in accordance with generally accepted accounting principles.

         Section 3.12. Loan Portfolio. (a)(i) All loans and discounts reflected in the FBA Financial Statements at March 31, 2000 or which were or will be entered into after March 31, 2000 but before the Closing Date were and will be made in all material respects for good, valuable and adequate consideration in the ordinary course of business, in accordance in all material respects with sound lending practices, and they are not subject to any material known defenses, setoffs or counterclaims, including without limitation any such as are afforded by usury or truth in lending laws, except as may be provided by bankruptcy, insolvency or similar laws or by general principles of equity; (ii) the notes and other evidences of indebtedness evidencing such loans and all forms of pledges, mortgages and other collateral documents and security agreements are and will be in all material respects enforceable, valid, true and genuine and what they purport to be; and (iii) FBA and the FBA Subsidiaries have complied and will through the Closing Date comply with all laws and regulations relating to such loans, or to the extent there has not been such compliance, such failure to comply will not materially interfere with the collection of any loan. All loans and loan commitments extended by the FBA Subsidiaries and any extensions, renewals or continuations of such loans and loan commitments were made in accordance with their customary lending standards in the ordinary course of business. Such loans are evidenced by appropriate and sufficient documentation based upon customary and ordinary past practices. The reserve for loan losses reflected in the FBA Financial Statements as of March 31, 2000 is adequate in all material respects under the requirements of generally accepted accounting principles to provide for losses on loans outstanding as of March 31, 2000.

         Section 3.13.  Employee Matters and ERISA.

         (a) Neither FBA nor any FBA Subsidiary has entered into any collective bargaining agreement with any labor organization with respect to any group of employees of FBA or any FBA Subsidiary, and to the knowledge of FBA there is no present effort nor existing proposal to attempt to unionize any group of employees of FBA or any FBA Subsidiary.

         (b) All arrangements of FBA and the FBA Subsidiaries relating to employees, including all benefit plans and deferred compensation, bonus, stock or incentive plans for the benefit of current or former employees (the "FBA Employee Plans") are administered by First Banks. All costs, liabilities and obligations arising from the FBA Employee Plans are properly reflected in accordance with generally accepted accounting principles in the FBA Financial Statements.

         Section 3.14. Title to Properties; Insurance. (i) FBA and the FBA Subsidiaries have marketable title, insurable at standard rates, free and clear of all liens, charges and encumbrances (except taxes which are a lien but not yet payable and liens, charges or encumbrances reflected in the FBA Financial Statements and easements, rights-of-way, and other restrictions which are not material, and further excepting in the case of other Real Estate Owned ("OREO"), as such real estate is internally classified on the books of FBA and the FBA Subsidiaries, rights of redemption under applicable law) to all of their real properties; (ii) all leasehold interests for real property and any material personal property used by FBA or a FBA Subsidiary in its business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms; (iii) all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto, and there are no condemnation proceedings pending or, to the knowledge of FBA, threatened with respect to any of such properties; (iv) FBA and the FBA Subsidiaries have valid title or other ownership rights under licenses to all material intangible personal or intellectual property used by FBA or any FBA Subsidiary in its business, free and clear of any material claim, defense or right of any other person or entity, subject only to rights of the licensors pursuant to applicable license agreements, which rights do not materially and adversely interfere with the use of such property; and (v) all material insurable properties owned or held by FBA or a FBA Subsidiary are adequately insured by financially sound and reputable insurers in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, as is customary with bank holding companies of similar size.

         Section 3.15. Compliance with Laws. FBA and the FBA Subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects, are qualified to conduct business in every jurisdiction in which such qualification is legally required and are in compliance in all material respects with all applicable laws and regulations.

         Section 3.16. Brokerage. Except for fees payable by FBA to Baxter Fentriss and Company, neither FBA nor any FBA Subsidiary has incurred any claims or obligations for brokerage commissions, finders' fees, financial advisory fees, investment banking fees or similar compensation in connection with the transactions contemplated by this Agreement.

         Section 3.17. No Undisclosed Liabilities. Neither FBA nor any FBA Subsidiary has any material liability, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or to become due (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against FBA or any FBA Subsidiary giving rise to any such liability), except for
(i) liabilities reflected in the FBA Financial Statements, and (ii) liabilities of the same type incurred in the ordinary course of business of FBA and the FBA Subsidiaries since March 31, 2000.

         Section 3.18. Statements True and Correct. None of the information supplied or to be supplied by FBA or Redwood for inclusion in any document to be filed with the SEC or any banking or other regulatory authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Proxy Statement, when mailed to the stockholders of FBA and at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or required to be stated in order to correct any statement in an earlier communication. All documents that FBA or Redwood is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law and the applicable rules and regulations thereunder.

         Section 3.19. Commitments and Contracts. Except as disclosed in Section
3.19 of the FBA Disclosure Schedule (and with a true and correct copy of the document or other item in question having been made available to First Bank & Trust for inspection), neither FBA nor any FBA Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

         (i) any agreement, arrangement or commitment not made in the ordinary course of business;

         (ii) any agreement, indenture or other instrument not reflected in the FBA Financial Statements relating to the borrowing of money or the guarantee by FBA or any FBA Subsidiary of any obligation, other than
         (A) trade payables or instruments related to transactions entered into in the ordinary course of business, such as deposits, federal funds borrowings and repurchase agreements or (B) agreements, indentures or instruments providing for annual payments of less than $75,000; or

         (iii) any contract containing covenants which limit the ability of FBA to compete in any line of business or with any person or containing any restriction of the geographical area in which, or method by which, FBA or any FBA Subsidiary may carry on its business.

         Section 3.20. Material Interest of Certain Persons. (a) Except as disclosed in Section 3.20 of the FBA Disclosure Schedule, no officer or director of FBA or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any contract or property (real or personal, tangible or intangible), used in or pertaining to the business of FBA or an FBA Subsidiary.

         (b) All outstanding loans from FBA or any FBA Subsidiary to any of their officers, directors, employees or any associate or related interest of any such persons were approved by or reported to the Board of Directors in accordance with all applicable laws and regulations.

         Section 3.21. Conduct to Date. Except as disclosed in Section 3.21 of the FBA Disclosure Schedule, from and after March 31, 2000 through the date of this Agreement, neither FBA nor any FBA Subsidiary has:

         (i) failed to conduct its business in the ordinary and usual course consistent with past practices;

         (ii) issued, sold, granted, conferred or awarded any common or other stock, or any corporate debt securities which would be classified under generally accepted accounting principles applied on a consistent basis as long-term debt on the balance sheets of FBA or an FBA Subsidiary;

         (iii) effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization;

         (iv) declared, set aside or paid any dividend or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased, or exchanged, or otherwise directly or indirectly acquired or disposed of any of its capital stock;

         (v) incurred any material obligation or liability (absolute or contingent), except normal trade or business obligations or liabilities incurred in the ordinary course of business, or subjected to lien any of its assets or properties other than in the ordinary course of business consistent with past practice;

         (vi) discharged or satisfied any material lien or paid any material obligation or liability (absolute or contingent), other than in the ordinary course of business;

         (vii) sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business;

         (viii) except as required by contract or law, (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except merit or promotion increases in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance or other similar contract, (C) entered into, terminated or substantially modified any of the Employee Plans or (D) agreed to do any of the foregoing;

         (ix) suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any regulatory authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance;

         (x) canceled or compromised any debt, except for debts charged off or compromised in accordance with past practice;

         (xi   entered into any  material  transaction,  contract  or commitment outside the ordinary course of its business; or

         (xii) made or guaranteed any loan to any of the Employee Plans.

         Section 3.22. Environmental Matters. As used in this Agreement, "Environmental Laws" means all local, state and federal environmental, health and safety laws and regulations in all jurisdictions in which FBA or any FBA Subsidiary has done business or owned, leased or operated property, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act.

         Neither the conduct nor operation of FBA or any FBA Subsidiary nor any condition of any property presently or previously owned, leased or operated by any of them on their own behalf or in a fiduciary capacity violates or violated any Environmental Law in any respect material to the business of FBA and the FBA Subsidiaries, taken as a whole, and no condition or event has occurred with respect to any of them or any property that, with notice or the passage of time, or both, would constitute a violation material to the business of FBA and the FBA Subsidiaries, taken as a whole, of any Environmental Law or obligate (or potentially obligate) FBA or any FBA Subsidiary to remedy, stabilize, neutralize or otherwise alter the environmental condition of any property, where the aggregate cost of such actions would be material to FBA and the FBA Subsidiaries, taken as a whole. Except as may be disclosed in Section 3.22 of the FBA Disclosure Schedule, neither FBA nor any FBA Subsidiary has received notice from any person or entity that FBA or any FBA Subsidiary, or the operation or condition of any property ever owned, leased or operated by any of them on their own behalf or in a fiduciary capacity, are or were in violation of any Environmental Law, or that FBA or any FBA Subsidiary is responsible (or potentially responsible) for remedying, or the cleanup of, any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on or beneath any such property.

                                   ARTICLE IV

                AGREEMENTS OF FIRST BANKS AND FIRST BANK & TRUST

         Section 4.01. Business in Ordinary Course. First Banks and First Bank & Trust agree that, from the date of this Agreement until the earlier of the Closing Date or the earlier termination of this Agreement in accordance with its terms:

         (a) First Bank & Trust shall carry on its business and the discharge or incurrence of obligations and liabilities only in the usual, regular and ordinary course of business as heretofore conducted, and by way of amplification and not limitation, First Bank & Trust will not:

         (i) declare or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property; or

         (ii) issue any Common Stock or other capital stock or any options, warrants, or other rights to subscribe for or purchase Common Stock or any other capital stock or any securities convertible into or exchangeable for any capital stock; or

         (iii) directly or indirectly redeem, purchase or otherwise acquire any capital stock of First Bank & Trust; or

         (iv)  effect a reclassification, recapitalization, splitup, exchange of
         shares,  readjustment or   other  similar  change  in or to any capital
         stock, or otherwise reorganize or recapitalize; or

         (v) change its articles of incorporation or association or bylaws, nor enter into any agreement to merge or consolidate with, or sell a significant portion of its assets to, any person or entity.

         (b) First Bank & Trust will not, without the prior written consent of FBA, from and after the date hereof:

         (i) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other FB&T Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

         (ii) borrow or agree to borrow any amount of funds except in the ordinary course of business, or directly or indirectly guarantee or agree to guarantee any obligations of others; or

         (iii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, except in the ordinary course of business in compliance with applicable laws, regulations and lending policies of the entity making the loan or advance; or

         (iv) enter into any agreement, contract or commitment having a term in excess of three (3) months other than letters of credit, loan agreements, deposit agreements, and other lending, credit and deposit agreements and documents made in the ordinary course of business; or

         (v)  except in the ordinary  course of business,  place on any  of  its
         assets or  properties  any mortgage,  pledge,  lien,   charge, or other
         encumbrance; or

         (vi) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to First Bank & Trust or any claims which First Bank & Trust may possess, or waive any material rights of substantial value; or

         (vii) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness; or

         (viii) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition, or earnings of First Bank & Trust; or

         (ix) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner consistent with past practices.

         (c) First Bank & Trust shall not, without the prior written consent of FBA, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of First Bank & Trust contained in Article II hereof, if such representations and warranties were given immediately following such transaction or action.

         Section 4.02. Breaches. First Banks and First Bank & Trust shall, in the event either has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to FBA and use their best efforts to prevent or promptly remedy the same.

         Section 4.03. Submission to FBA's Stockholders. First Banks and First Bank & Trust shall cooperate with FBA in the preparation and filing of the Proxy Statement described in Section 5.07 and will provide to FBA accurate and complete information, data and documents requested by FBA in connection with the preparation and filing of the Proxy Statement.

         Section 4.04. Consummation of Agreement. First Banks and First Bank & Trust shall use their best efforts to perform and fulfill all conditions and obligations on their parts to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and provisions hereof. First Banks and First Bank & Trust shall furnish to FBA in a timely manner all information, data and documents requested by FBA as may be required to obtain any necessary regulatory or other approvals of the Merger and shall cooperate fully with FBA in seeking such approvals and in consummating the transactions contemplated by this Agreement. Promptly following the receipt of all required regulatory approvals, First Bank & Trust shall execute the Merger Agreement, revised if necessary to comply with any requirements imposed in connection with such regulatory approvals.

         Section 4.05. Access to Information. First Bank & Trust shall permit FBA reasonable access, in a manner which will avoid undue disruption or interference with First Bank & Trust's normal operations, to its properties, and First Bank & Trust shall disclose and make available to FBA all books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of First Bank & Trust including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which FBA may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. FBA will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.

         Section 4.06. Consents to Contracts and Leases. First Bank & Trust shall use its best efforts to obtain all consents with respect to interests of First Bank & Trust in material leases, licenses, contracts, instruments and rights, if any, which require the consent of another person for the consummation of the Merger.

         Section 4.07. Subsequent Financial Statements. As soon as available after the date hereof, First Bank & Trust shall deliver to FBA the monthly unaudited consolidated balance sheets and profit and loss statements of First Bank & Trust prepared for its internal use, the Report of Condition and Income of First Bank & Trust for each quarterly period completed prior to the Closing, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent FB&T Financial Statements"). The Subsequent FB&T Financial Statements shall be prepared on a basis consistent with past accounting practices, shall fairly present the financial condition and results of operations for the dates and periods presented and shall not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

                                    ARTICLE V

                          AGREEMENTS OF FBA AND REDWOOD

         Section 5.01. Business in Ordinary Course. FBA and Redwood agree that from the date of this Agreement until the Closing Date or the earlier termination of this Agreement in accordance with its terms, except for the actions described in Section 5.01 of the FBA Disclosure Schedule:

         (a) FBA and the FBA Subsidiaries shall carry on their business and the discharge or incurrence of their obligations and liabilities only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, FBA and the FBA Subsidiaries will not:

         (i) declare or pay any dividend or make any other distribution to stockholders, whether in cash, stock or other property; or

         (ii) effect a reclassification, recapitalization, splitup, exchange of shares, readjustment or other similar change in or to any capital stock, or otherwise reorganize or recapitalize.

         (b) FBA and the FBA Subsidiaries will not, without the prior written consent of First Banks, from and after the date hereof:

         (i) grant any increase (other than ordinary and normal increases consistent with past practices) in the compensation payable or to become payable to officers or salaried employees, grant any stock options or, except as required by law, adopt or make any change in any bonus, insurance, pension, or other FBA Employee Plan, agreement, payment or arrangement made to, for or with any of such officers or employees; or

         (ii) make or commit to make any new loan or letter of credit or any new or additional discretionary advance under any existing line of credit, except in the ordinary course of business in compliance with applicable laws, regulations and lending policies of the entity making the loan or advance; or

         (iii) enter into any agreement, contract or commitment having a term in excess of three (3) months other than letters of credit, loan agreements and other agreements and documents made in the ordinary course of business; or

         (iv)  except in  the ordinary  course of business,  place on any of its
         assets or  properties  any mortgage,  pledge,  lien,   charge, or other
         encumbrance; or

         (v) except in the ordinary course of business, cancel or accelerate any material indebtedness owing to FBA or an FBA Subsidiary or any claims which FBA or any FBA Subsidiary may possess, or waive any material rights of substantial value; or

         (vi) sell or otherwise dispose of any real property or any material amount of any tangible or intangible personal property, other than properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness; or

         (vii) violate any law, statute, rule, governmental regulation or order, which violation might have a material adverse effect on the business, financial condition, or earnings of FBA and the FBA Subsidiary Subsidiaries, taken as a whole; or

         (viii) increase or decrease the rate of interest paid on time deposits or on certificates of deposit, except in a manner consistent with past practices.

         (c) FBA and the FBA Subsidiaries shall not, without the prior written consent of First Bank & Trust, engage in any transaction or take any action that would render untrue in any material respect any of the representations and warranties of FBA contained in Article III hereof, if such representations and warranties were given immediately following such transaction or action.

         Section 5.02. Regulatory Approvals. FBA and Redwood shall file or cause to be filed all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for the prior approval of the Federal Reserve Board. FBA shall keep First Banks reasonably informed as to the status of such applications and make available to First
Banks, upon reasonable request, copies of such applications and any supplementally filed materials.

         Section 5.03. Breaches. FBA shall, in the event it has knowledge of the occurrence, or impending or threatened occurrence, of any event or condition which would cause or constitute a breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to First Banks and use its best efforts to prevent or promptly remedy the same.

         Section 5.04. Consummation of Agreement. FBA and Redwood shall use their best efforts to perform and fulfill all conditions and obligations on their parts to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement. Promptly following the approval of the Merger by FBA's stockholders, FBA shall cause its subsidiary, Redwood Bancorp, to approve the Merger in its capacity as the sole shareholder of Redwood (or FBA will do so if FBA shall have become Redwood's sole shareholder prior to such time). Promptly following the receipt of all required regulatory approvals, Redwood shall execute the Merger Agreement, revised if necessary to comply with any requirements imposed in connection with such regulatory approvals.

         Section 5.05. Access to Information. FBA and Redwood shall permit First Banks reasonable access, in a manner which will avoid undue disruption or interference with their normal operations, to its properties, and FBA and Redwood shall disclose and make available to First Banks all books, documents, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of FBA and the FBA Subsidiaries including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, material contracts and agreements, loan files, filings with any regulatory authority, accountants' workpapers (if available and subject to the accountants' consent), litigation files, plans affecting employees, and any other business activities or prospects in which First Banks may have a reasonable and legitimate interest in furtherance of the transactions contemplated by this Agreement. First Banks will hold any such information which is nonpublic in confidence in accordance with the provisions of Section 8.01 hereof.

         Section 5.06. Proxy Statement and Stockholders' Meeting. (a) FBA shall promptly (i) prepare and file with the SEC, as soon as reasonably practicable, a Proxy Statement (the "Proxy Statement") for a meeting of the stockholders of FBA to be held as soon as reasonably practicable (the "Stockholders' Meeting"); (ii) hold the Stockholders' Meeting; and (iii) use its best efforts to obtain the approval of this Agreement and the Merger by the stockholders of FBA. The Special Committee of the Board of Directors of FBA established to consider the transactions contemplated by this Agreement shall recommend such approval to FBA's stockholders, and the Board of Directors shall adopt the same recommendation and cause the Proxy Statement to be mailed to FBA's stockholders and use its best efforts to obtain such stockholder approval; provided, however, that neither the Special Committee nor the Board of Directors of FBA shall be obligated to make such recommendation if, having consulted and considered the advice of outside legal counsel, the Special Committee or the Board of Directors have reasonably determined in good faith that the making of such recommendation would constitute a breach of the fiduciary duties of the members of the Board of Directors or of the Special Committee of the Board of Directors under applicable law.

         (b) FBA and Redwood shall cooperate and use their best efforts (i) to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, regulatory authorities and other authorities necessary to consummate the transactions contemplated by this Agreement, and (ii) to cause the Merger to be consummated as expeditiously as reasonably practicable.

         Section 5.07. Subsequent Financial Statements. As soon as available after the date hereof, FBA shall deliver to First Banks the monthly unaudited consolidated balance sheets and profit and loss statements of FBA and Redwood prepared for their internal use, Quarterly Reports on Form 10-Q for FBA as filed with the SEC, the Report of Condition and Income of Redwood for each quarterly period completed prior to the Closing, and all other financial reports or statements submitted to regulatory authorities after the date hereof, to the extent permitted by law (collectively, the "Subsequent FBA Financial Statements"). The Subsequent FBA Financial Statements shall be prepared on a basis consistent with past accounting practices, shall fairly present the financial condition and results of operations for the dates and periods presented and shall not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render such financial statements misleading in any material respect.

                                   ARTICLE VI

                       CONDITIONS PRECEDENT TO THE MERGER

         6.01 Conditions to the Obligations of FBA and Redwood. The obligations of FBA and Redwood to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by FBA) prior to or on the Closing Date of the following conditions:

         (a) the representations and warranties made by First Banks and First Bank & Trust in this Agreement shall be true in all material respects on and as of the Closing Date (except for those made as of a specified date) with the same effect as though such representations and warranties had been made or given on and as of the Closing Date;

         (b) First Banks and First Bank & Trust shall have performed and complied in all material respects with all of its obligations and agreements required to be performed prior to the Closing Date;

         (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

         (d) all necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approval of the stockholders of FBA and all legally required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired;

         (e) FBA shall have received all documents required to be received from First Banks and First Bank & Trust on or prior to the Closing Date, all in form and substance reasonably satisfactory to FBA; and

         (f) the Special Committee of the Board of Directors of FBA shall have received within thirty (30) days after the date of this Agreement a fairness opinion of the financial advisor to the Special Committee to the effect that the transactions contemplated by this Agreement are fair to the stockholders of FBA from a financial point of view, and such fairness opinion shall not have been withdrawn.

         Section 6.02. Conditions to the Obligations of First Banks and First Bank & Trust. The obligations of First Banks and First Bank & Trust to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the satisfaction (or waiver by First Banks) prior to or on the Closing Date of the following conditions:

         (a) the representations and warranties made by FBA and Redwood in this Agreement shall be true in all material respects on and as of the Closing Date (except for those made as of a specified date) with the same effect as though such representations and warranties had been made or given on the Closing Date;

         (b) FBA shall have performed and complied in all material respects with all of its obligations and agreements hereunder required to be performed prior to the Closing Date;

         (c) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any bank regulatory authority or other person seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger or the other transactions contemplated hereby illegal;

         (d) all necessary approvals, consents and authorizations required by law for consummation of the Merger, including the requisite approval of the stockholders of FBA and all legally required regulatory approvals, shall have been obtained, and all waiting periods required by law shall have expired; and

         (e) First Banks shall have received all documents required to be received from FBA and Redwood on or prior to the Closing Date, all in form and substance reasonably satisfactory to First Banks.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.01. Mutual Agreement. This Agreement may be terminated by the mutual written agreement of the parties at any time prior to the Closing Date, regardless of whether approval of this Agreement and the Merger by the stockholders of FBA shall have been previously obtained.

         Section 7.02. Breach of Agreements. In the event that there is a material breach of any of the representations and warranties or agreements of First Banks or First Bank & Trust, on the one hand, or FBA or Redwood, on the other hand, which breach is not cured within thirty days after notice to cure such breach is given to the breaching party by the non-breaching party, then the non-breaching party, regardless of whether approval of this Agreement and the Merger by the stockholders of FBA shall have been previously obtained, may terminate and cancel this Agreement by providing written notice of such action to the other parties hereto.

         Section 7.03. Failure of Conditions. In the event that any of the conditions to the obligations of a party are not satisfied or waived on or prior to the Closing Date, and if any applicable cure period provided in Section 7.02 hereof has lapsed, then such party may, regardless of whether approval of the transactions contemplated by this Agreement by the stockholders of FBA shall have been previously obtained, terminate and cancel this Agreement by delivery of written notice of such action to the other parties.

         Section 7.04. Denial of Regulatory Approval. If any regulatory application filed pursuant to Section 5.02 hereof should be finally denied or disapproved by a regulatory authority, then this Agreement thereupon shall be deemed terminated and cancelled; provided, however, that a request for additional information or undertaking by FBA, as a condition for approval, shall not be deemed to be a denial or disapproval so long as FBA diligently provides the requested information or undertaking. In the event an application is denied pending an appeal, petition for review or similar such act on the part of FBA (hereinafter referred to as the "Appeal"), then the application will be deemed denied unless FBA prepares and timely files and continues to pursue an Appeal seeking the necessary approval. In the event that, as a condition of any required regulatory approval, FBA would be required to change its business or operations in a manner material and adverse to FBA, then this Agreement may be terminated by either party by giving written notice to the other party.

         Section 7.05. Regulatory Enforcement Matters. (a) In the event that First Banks or First Bank & Trust shall become a party or subject to any material written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any regulatory authority after the date of this Agreement, then FBA may terminate this Agreement by giving written notice of such termination to First Banks.

         (b) In the event that FBA or any FBA Subsidiary shall become a party or subject to any material written agreement, memorandum of understanding, cease and desist order, imposition of civil money penalties or other regulatory enforcement action or proceeding with any regulatory authority after the date of this Agreement, then First Banks may terminate this Agreement by giving written notice of such termination to FBA.

         Section 7.06. Unilateral Termination. If the Closing Date does not occur on or prior to March 31, 2001, then this Agreement may be terminated by any party by giving written notice to the other party.

         Section 7.07. Damages and Limitation on Damages. In the event that either FBA or First Bank & Trust shall have (i) breached any provision of this Agreement and the other party shall have properly terminated this Agreement pursuant to Section 7.02; or (ii) failed or refused to consummate the Merger for any reason other than (A) the failure of the other party to perform its obligations as set forth in this Agreement or (B) the fact that one or more of the conditions to such party's obligations to consummate the Merger set forth in
Article VI hereof shall not have been satisfied, then the party breaching this Agreement or failing or refusing to consummate the Merger shall be liable to the other party (the "Non-Breaching Party") for damages in the amount of all out-of-pocket costs and expenses incurred by the Non-Breaching Party in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses paid to third parties, but the amount of any recovery shall be limited to a maximum of $100,000.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.01 Confidential Information. The parties acknowledge the confidential and proprietary nature of the "Information" (as herein defined) which has heretofore been exchanged and which will be received from each other hereunder and agree to hold and keep the same confidential. Such Information will include any and all financial, technical, commercial, marketing, customer or other information concerning the business, operations and affairs of a party that may be provided to the others, irrespective of the form of the communications, by such party's employees or agents. Such Information shall not include information which is or becomes generally available to the public other than as a result of a disclosure by a party or its representatives in violation of this Agreement. The parties agree that the Information will be used solely for the purposes contemplated by this Agreement and that such Information will not be disclosed to any person other than employees and agents of a party who are directly involved in implementing the Merger, who shall be informed of the confidential nature of the Information and directed individually to abide by the restrictions set forth in this Section 8.01. The Information shall not be used in any way detrimental to a party, including use directly or indirectly in the conduct of the other party's business or any business or enterprise in which such party may have an interest, now or in the future, and whether or not now in competition with such other party. Neither FBA nor First Bank & Trust will purchase or sell any security issued by the other party for so long as this Agreement remains in effect.

         Section 8.02. Publicity. FBA and First Bank & Trust shall cooperate with each other in the development and distribution of all news releases and other public disclosures concerning this Agreement and the Merger. Neither party shall issue any news release or make any other public disclosure without the prior consent of the other party, unless such is required by law upon the written advice of counsel or is in response to published newspaper or other mass media reports regarding the transaction contemplated hereby, in which latter event the parties shall consult with each other to the extent practicable regarding such responsive disclosure.

         Section 8.03. Return of Documents. Upon termination of this Agreement without the Merger becoming effective, each party shall deliver to the others originals and all copies of all Information made available to such party and will not retain any copies, extracts or other reproductions, in whole or in part, of such Information.

         Section 8.04. Notices. Any notice or other communication shall be in writing and shall be deemed to have been given or made on the date of delivery, in the case of hand delivery, or three (3) business days after deposit in the United States Registered Mail, postage prepaid, or upon receipt if transmitted by facsimile telecopy or any other means, addressed (in any case) as follows:

                  (a) if to FBA:    Special Committee of the Board of Directors
                                    First Banks America, Inc.
                                    c/o Albert M. Lavezzo
                                    Favaro, Lavezzo, Gill Caretti & Heppell
                                    300 Tuolumne Street, Suite A
                                    Vallejo, California 94590
                                    Facsimile: (707) 552-8913
                                    and

                                    First Banks America, Inc.
                                    Attention: Frank Sanfilippo
                                    Chief Financial Officer
                                    11901 Olive Boulevard
                                    Creve Coeur, Missouri 63141
                                    Facsimile: (314) 567-8769

                  with a copy to:   James S. Ryan
                                    Jackson Walker LLP
                                    901 Main Street, Suite 6000
                                    Dallas, Texas 75202
                                    Facsimile: (214) 953-5736

                  (b) if to Redwood: Redwood Bank
                                     Attention:  Terrance M. McCarthy, President
                                     735 Montgomery Street
                                     San Francisco, California 94111

                  (c) if to First Banks or First Bank & Trust:

                                     First Banks, Inc.
                                     Attention: Allen H. Blake, President
                                     11701 Olive Boulevard
                                     Creve Coeur, Missouri 63141
                                     Facsimile: (314) 995-8769

                  with a copy to:    John S. Daniels
                                     Attorney at Law
                                     7502 Greenville Avenue, Suite 500
                                     Dallas, Texas 75231
                                     Facsimile:    (214) 890-4003

or to such other address as any party may from time to time designate by notice to the others.

         Section 8.05. Nonsurvival of Representations, Warranties and Agreements. No representation, warranty or agreement contained in this Agreement shall survive the Closing Date, and, except for the provisions of Sections 7.07, 8.01, 8.03 and 8.06 hereof, no provisions hereof shall survive the earlier termination of this Agreement.

         Section 8.06. Costs and Expenses. Except as may be otherwise provided herein, each party shall pay its own costs and expenses incurred in connection with this Agreement and the matters contemplated hereby, including without limitation all fees and expenses of attorneys, accountants, brokers, financial advisors and other professionals.

         Section 8.07. Entire Agreement. This Agreement constitutes the entire agreement among the parties and supersedes and cancels any and all prior discussions, negotiations, undertakings, agreements in principle and other agreements among the parties relating to the subject matter hereof.

         Section 8.08. Headings and Captions. The captions of Articles and Sections hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         Section 8.09. Waiver, Amendment or Modification. The conditions of this Agreement which may be waived may only be waived by a written instrument delivered to the other party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. This Agreement may not be amended or modified except by a written document duly executed by the parties hereto.

         Section 8.10. Rules of Construction. Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles; (c) "or" is not exclusive; and (d) words in the singular may include the plural and in the plural include the singular.

         Section 8.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall be deemed one and the same instrument.

         Section 8.12. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. There shall be no third party beneficiaries hereof.

         Section 8.13. Governing Law. This Agreement shall be governed by the laws of the State of California and any applicable federal laws and regulations.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                  FIRST BANKS AMERICA, INC.



                                  By: /s/ Frank H. Sanfilippo
                                      ---------------------------
                                  Its:    Chief Financial Officer

                                  REDWOOD BANK



                                  By:  /s/ Terrance M. McCarthy
                                       --------------------------
                                  Its:     President


                                  FIRST BANKS, INC.



                                  By:  /s/ Allen H. Blake
                                       --------------------------
                                  Its:     President


                                  FIRST BANK & TRUST



                                  By: /s/ Allen H. Blake
                                      ---------------------------
                                  Its:     Vice President

                                    EXHIBIT A

                               AGREEMENT OF MERGER


         This Agreement of Merger is entered into between First Bank & Trust, a California corporation ("Merging Corporation"), and Redwood Bank, a California corporation ("Surviving Corporation").

         1. Merging Corporation shall be merged into Surviving Corporation.

         2. The  outstanding  shares   of   Surviving  Corporation  shall remain
outstanding and shall not be affected by the merger.

         3. Each outstanding share of Merging Corporation shall be converted into the right to receive shares of common stock, par value $.15 per share, of First Banks America, Inc., a Delaware corporation which is the parent of Surviving Corporation; provided, however, that FBA shall pay cash in lieu of fractional shares, if any, that would otherwise be issued.

         4. Until amended in accordance with applicable law, the Articles of Incorporation and Bylaws of Surviving Corporation remain the same as those of the Surviving Corporation immediately prior to the merger.

         5. The effect of the merger shall be as prescribed by law; the effective date of the merger shall be at the time when a copy of this Agreement, certified by the Secretary of State of the State of California, is filed with the Commissioner of Financial Institutions of the State of California pursuant to Section 4887(b) of the California Financial Code.

         In Witness Whereof, the parties have executed this Agreement as of , 2000.


FIRST BANK & TRUST                           REDWOOD BANK



--------------------------                   ----------------------------
President                                    President



--------------------------                   ----------------------------
Secretary                                    Secretary

                                                                Appendix A-2

                                  AMENDMENT TO

                      AGREEMENT AND PLAN OF REORGANIZATION

         This is an Amendment to the Agreement and Plan of Reorganization, dated as of June 29, 2000 (the "Agreement"), by and among First Banks America, Inc., a bank holding company organized as a Delaware corporation ("FBA"), Redwood Bank, a California banking corporation ("Redwood"), First Banks, Inc., a bank holding company organized as a Missouri corporation ("First Banks") and First Bank & Trust, a California banking corporation ("First Bank &Trust"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

         WHEREAS, on June 29, 2000 the parties entered into the Agreement; and

         WHEREAS, the parties have agreed that the Agreement should be amended with respect to the number of shares of FBA Common Stock into which each share of FB&T Common is to be converted;

         NOW, THEREFORE, the Agreement is hereby amended as follows:

         1. Section 1.03(a) of the Agreement is amended to read in its entirety as follows:

                  "(a) At the Effective Time, each share of common stock, stated value $5.00 per share, of First Bank & Trust ("FB&T Common") issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.3821 shares of common stock, par value $.15 per share, of FBA ("FBA Common Stock"); provided, however, that (i) no fractional shares of FBA Common Stock shall be issued as a result of the Merger, but cash shall be paid in lieu thereof as provided in Section 1.07 hereof; and (ii) each share of FB&T Common held in the treasury of First Bank & Trust or by any direct or indirect subsidiary of First Bank & Trust immediately prior to the Effective Time shall be canceled."

         2. Section 6.01(f) of the Agreement is amended to read in its entirety as follows:

                  "(f) the Special Committee of the Board of Directors of FBA shall have received a fairness opinion of the financial advisor to the Special Committee to the effect that the transactions contemplated by this Agreement are fair to the stockholders of FBA from a financial point of view, and such fairness opinion shall not have been withdrawn."

         3. Except as set forth above, all of the provisions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, effective August 18, 2000, the parties have caused this Amendment to be signed by their respective duly authorized officers.


FIRST BANKS AMERICA, INC.                   FIRST BANKS, INC.



By: /s/ Frank H. Sanfilippo                  By: /s/ Allen H. Blake
    --------------------------------             -----------------------------
Its:     Chief Financial Officer             Is:     President
    --------------------------------             -----------------------------


REDWOOD BANK                                FIRST BANK & TRUST



By: /s/ Terrance M. McCarthy                By:  /s/Allen H. Blake
    -------------------------------              -----------------------------
Its:     President                          Its:    Vice President
     ------------------------------              -----------------------------

                                                                 Appendix B





August 18, 2000


Special Committee of the Board of Directors
First Banks America, Inc.
135 North Meramec Avenue
St. Louis, MO  63105-3761

Dear Members of the Special Committee of the Board:

First Banks America, Inc. ("FBA"), Redwood Bank ("Redwood"), a wholly-owned subsidiary of FBA, First Banks, Inc. ("First Banks") and First Bank & Trust ("First Bank & Trust") have entered into an agreement providing for the merger of First Bank & Trust with and into Redwood (the "Merger"). The terms of the Merger are set forth in the Agreement and Plan of Reorganization as amended (the "Agreement").

The terms of the Merger provide that each common share of First Bank & Trust will be converted into the right to receive 1.3821 shares of common stock of FBA; provided, however, that no fractional shares of FBA Common Stock will be issued as a result of the Merger, but cash shall be paid in lieu thereof (the "Transaction").

You have asked our opinion as to whether the proposed transactions pursuant to the terms of the Agreement are fair to the respective stockholders of FBA from a financial point of view.

In rendering our opinion, we have reviewed certain publicly available business and financial information relating to FBA and First Bank & Trust, as well the Agreement as amended and drafts of the Proxy Statement. We have also reviewed certain other information, including financial forecasts, provided to us by FBA and First Bank & Trust, and have discussed the business and prospects of FBA and First Bank & Trust with management, as well as other matters that may be relevant.

In addition, we have, among other things: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared FBA and First Bank and Trust from a financial point of view to the other financial institutions; (b) compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such transactions was publicly available; (c) made such other analyses and examinations as we deemed necessary.

We have not independently verified the financial and other information concerning FBA or First Bank & Trust, or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of FBA and First Bank & Trust as they exist and are known to us as of March 31, 2000.

We have acted as financial advisor to the Special Committee of the Board of Directors of FBA in connection with the Merger and will receive from FBA a fee for our services, none of which is contingent upon the consummation of the Merger.

It is understood that this opinion may be included in its entirety in any communication by FBA or the Special Committee of the Board of Directors to the stockholders of FBA. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based on the foregoing, and subject to the limitations described above, we are of the opinion that the Transaction is fair to the shareholders of FBA from a financial point of view.


Sincerely,



/s/ Baxter Fentriss and Company
-------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY

                            FIRST BANKS AMERICA, INC.

                Annual Meeting of Stockholders --October 4, 2000



         The undersigned hereby appoints Allen H. Blake and Donald W. Williams, and each of them, with full power of substitution, the attorney and proxy of the undersigned to attend the Annual Meeting of Stockholders of First Banks America, Inc. to be held in Clayton, Missouri on October 4, 2000, at 4:00 p.m. local time and at any adjournment thereof, and to vote the stock of the undersigned with all powers the undersigned would possess if present upon the following matters and upon any other business that may properly come before the meeting or any adjournment thereof.

         The proxy when properly executed will be voted as specified herein. If no specification is made with respect to any particular proposal, it is the intention of the proxies to vote FOR each of the following proposals.


                                                             SEE REVERSE SIDE


     COMMON
--------------------------

 1.   To  approve   the  acquisition  of       2.  Election of Directors                3.   In  their  discretion,   upon  any
      First Bank & Trust and the related                                                     other  matters  which may properly
      issuance  of shares of First  Banks         FOR   AGAINST    WITHHOLD                  come  before  the  meeting  or any
      America,   Inc.   common  stock  to         all     all         all                    adjournments    thereof,    hereby
      First Banks, Inc.                         nominees  nominees  nominees                 revoking   any  proxy   heretofore
                                                                                             given by the  undersigned for such
      FOR         AGAINST        ABSTAIN                                                     meeting.
  Acquisition   Acquisition    Acquisition

                                                                                             ------------------------------------
                                                                                              Signature

                                               NOMINEES:  Allen H. Blake,  Charles A.
                                               Crocco,   Jr.,   James  F.   Dierberg,
                                               Albert M. Lavezzo,  Ellen D. Schepman,
                                               Edward  T.  Story,   Jr.,   Donald  W.
                                               Williams
                                                                                             ------------------------------------
                                               INSTRUCTION:   To  withhold  authority        Signature if owned jointly
                                               to vote  for any  individual  nominee,
                                               write that nominee's name below:

                                                                                             Date:
                                                                                                  -------------------------------
